Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT
THIS FIRST AMENDMENT TO CREDIT AGREEMENT (“First Amendment”) is entered into as of March 21, 2023, among EQUIFAX INC., a Georgia corporation (the “Company”), EQUIFAX LIMITED, a private limited company organized under the laws of England and Wales with registered number 02425920 (“Equifax Limited”), EQUIFAX CANADA CO., an unlimited company organized under the laws of Nova Scotia (“Equifax Canada”), EQUIFAX AUSTRALIA HOLDINGS PTY LIMITED, a company organized under the laws of Australia with CAN 609 497 494 (“Equifax Australia”) and EQUIFAX INTERNATIONAL TREASURY SERVICES UNLIMITED COMPANY, a company organized under the laws of Ireland with registered number 660095 (“Equifax International” and, collectively with the Company, Equifax Limited, Equifax Canada and Equifax Australia, the “Borrowers”), the Lenders party hereto and JPMORGAN CHASE BANK, N.A. (“JPMorgan”), in its capacity as Administrative Agent (in such capacity, the “Administrative Agent”) and Swing Line Lender.
RECITALS
A.    The Borrowers, certain other Borrowers party thereto from time to time, the Lenders from time to time party thereto and the Administrative Agent are party to that certain Credit Agreement dated as of August 25, 2021 (the “Existing Credit Agreement”; the Existing Credit Agreement, as amended by this First Amendment, the “Amended Credit Agreement”).
B.    The Borrowers have requested that certain amendments be made to the Existing Credit Agreement, including, among other things, (i) modifications to the financial covenant set forth in Section 8.01 of the Existing Credit Agreement, (ii) modifications to the definition of “Consolidated EBITDA”, (iii) an increase to the basket for Permitted Receivables Financing Debt and (iv) the replacement of the Adjusted Eurodollar Rate (as defined in the Existing Credit Agreement) as the Benchmark for Term Benchmark Loans and other extensions of credit under the Existing Credit Agreement with Adjusted Term SOFR.
C.    The Lenders party hereto (which, for the avoidance of doubt, constitute all of the Lenders under the Existing Credit Agreement) are willing to amend the Existing Credit Agreement in accordance with Section 12.01 thereof on the terms and conditions set forth herein.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants herein set forth, and intending to be legally bound, the parties hereto agree as follows:
SECTION 1.    DEFINITIONS. Capitalized terms used but not defined herein shall have the meanings specified in the Amended Credit Agreement.
SECTION 2.    AMENDMENT.

(a)    Subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the Existing Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages attached as Exhibit A hereto.
Any Eurodollar Rate Loans (as defined in the Existing Credit Agreement) or extensions of credit that are outstanding as of the First Amendment Effective Date (the “Existing Eurodollar Rate Loans”) shall remain Eurodollar Rate Loans until the end of the applicable Interest Period, in each case upon the terms and subject to the conditions set forth in the Existing Credit Agreement. From and after the First Amendment Effective Date, (i) new Loans and extensions of credit, or continuations or conversions of Loans or other extensions of credit shall be to Loans or extensions of credit, as applicable, bearing interest by reference to Adjusted Term SOFR or ABR and (ii) the Existing Eurodollar Rate Loans may not be continued as Eurodollar Rate Loans.
SECTION 3.    EFFECTIVENESS. The effectiveness of this First Amendment is subject to satisfaction of each of the following conditions (the date of the satisfaction of all such conditions, the “First Amendment Effective Date”):
3.1    First Amendment. The Administrative Agent shall have received counterparts of this First Amendment, duly executed and delivered on behalf of the Borrowers, the Administrative Agent and each of the Lenders;
3.2    Fees and Expenses. (i) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the First Amendment Effective Date, in each case to the extent invoiced at least two Business Days prior to the First Amendment Effective Date, including reimbursement or payment of all reasonable and documented out-of-pocket expenses (including the reasonable and documented fees, charges and disbursements of Simpson Thacher & Bartlett LLP, counsel to the Administrative Agent) required to reimbursed or paid by the Borrowers hereunder or under any other Loan Document and (ii) the Administrative Agent shall have received all fees payable pursuant to that certain Fee Letter, dated as of March 6, 2023, between the Company and JPMorgan.
3.3    Representations and Warranties. The representations and warranties contained in Article V (excluding Sections 5.01(m) and 5.01(n)) of the Existing Credit Agreement shall be true and correct in all material respects on and as of the date hereof with the same effect as if made on and as of such date, except for any representation and warranty made as of an earlier date, which representation and warranty shall remain true and correct in all material respects as of such earlier date.
3.4    No Existing Default. No Default or Event of Default shall have occurred and be continuing hereunder on the date hereof, both before and after giving effect to the effectiveness of this First Amendment.

SECTION 4.    LIMITATION OF AGREEMENT; FULL FORCE AND EFFECT. The amendments set forth in this First Amendment shall be limited precisely as written and shall not be deemed (a) to be an amendment, consent or waiver of any other term or condition of the Existing Credit Agreement or the other Loan Documents, to prejudice any right or remedy which the Administrative Agent or any of the Lenders may now have or may have in the future under or in connection with the Amended Credit Agreement or the other Loan Documents; or (b) to be a consent to any future waiver, amendment, consent or departure from the terms and conditions of the Amended Credit Agreement or the other Loan Documents. This First Amendment shall be construed in connection with and as part of the Loan Documents, and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein waived or amended, are hereby ratified and confirmed and shall remain in full force and effect.
SECTION 5.    REPRESENTATIONS AND WARRANTIES OF THE BORROWERS
In order to induce the Lenders and Administrative Agent to enter into this First Amendment, each Borrower represents and warrants to each Lender and Administrative Agent as follows:
5.1    Authorization; Enforceability. Each of the Borrowers has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this First Amendment in accordance with its terms. This First Amendment has been duly executed and delivered by the duly authorized officers of each Borrower and constitutes the legal, valid and binding obligation of such Borrower, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies.
2

5.2    No Conflict. The execution, delivery and performance by the Borrowers of this First Amendment, in accordance with its terms do not (i) require any of the Borrowers or any of their Subsidiaries to obtain any Governmental Approval or approval of any other Person, except for such as have been obtained and are in full force and effect or those which the failure to obtain could not reasonably be expected to have a Material Adverse Effect, (ii) violate any applicable Law relating to the Borrowers or any of their Subsidiaries, except to the extent any such violations, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (iii) conflict with, result in a breach of or constitute a default under (x) the articles of incorporation, bylaws or other organization documents of the Borrowers or any of their Subsidiaries or (y) any indenture or other material agreement or instrument to which such Person is a party or by which any of its properties may be bound or any Governmental Approval relating to such Person except, with respect to this clause (iii)(y), as could not reasonably be expected to have a Material Adverse Effect, or (iv) result in or require the creation or imposition of any material Lien (other than a Lien permitted under Section 8.02 of the Amended Credit Agreement) upon or with respect to any property now owned or hereafter acquired by such Person.
SECTION 6.    REAFFIRMATION BY BORROWERS. Each Borrower hereby acknowledges and reaffirms its obligations under each Loan Document to which it is a party, including its undertaking and obligation to timely pay the Obligations.
SECTION 7.    MISCELLANEOUS.
7.1    Reference to and Effect on the Existing Credit Agreement and the other Loan Documents. On and after the First Amendment Effective Date, each reference in the Amended Credit Agreement or the other Loan Documents to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to such agreement after giving effect hereto. This First Amendment shall be deemed to be one of the Loan Documents. The rules of construction set forth in Section 1.02 of the Amended Credit Agreement shall apply to this First Amendment the same as they apply to the Amended Credit Agreement and the other Loan Documents.
7.2    Ratification of Reimbursement and Indemnification Obligations. Each Borrower ratifies and affirms each of its reimbursement and indemnification obligations under the Loan Documents, including Section 12.04 of the Amended Credit Agreement, and including its obligation to pay all reasonable and documented out-of-pocket fees, charges and disbursements of counsel incurred by the Administrative Agent in connection with the negotiation, implementation, execution and enforcement of this First Amendment, and any acts contemplated hereby and thereby. Nothing herein shall be construed to limit, affect, modify or alter each Borrower’s reimbursement and indemnification obligations under the Amended Credit Agreement or elsewhere under the Loan Documents.
7.3    Headings. Section and subsection headings in this First Amendment are included herein for convenience of reference only and shall not constitute a part of this First Amendment for any other purpose or be given any substantive effect,
7.4    Governing Law, Submission to Jurisdiction, Waiver of Venue, Service of Process and Jury Trial Waiver. Sections 12.14 and 12.15 of the Amended Credit Agreement are incorporated herein, mutatis mutandis, and are deemed to apply to this First Amendment as if set forth herein in full.
7.5    Successors and Assigns
. The provisions of this First Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrowers may not assign or transfer any of their rights or obligations under this First Amendment except in accordance with the Amended Credit Agreement.
7.6    Counterparts
.
3

(a)     This First Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this First Amendment by facsimile or email (including by “pdf”) shall be effective as delivery of a manually executed counterpart of this First Amendment.
(b)    The words “execute,” “execution,” “signed,” “signature,” “delivery” and words of like import in or related to this First Amendment or any certificate or other document to be signed or delivered in connection with this First Amendment or the transactions contemplated hereby shall be deemed to include Electronic Signatures or execution in the form of an Electronic Record, and contract formations on electronic platforms approved by Administrative Agent, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Each party hereto agrees that any Electronic Signature or execution in the form of an Electronic Record shall be valid and binding on itself and each of the other parties hereto to the same extent as a manual, original signature. For the avoidance of doubt, the authorization under this Section 7.6(b) may include use or acceptance by the parties of a manually signed paper which has been converted into electronic form (such as scanned into PDF format), or an electronically signed paper converted into another format, for transmission, delivery and/or retention. Notwithstanding anything contained herein to the contrary, Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by Administrative Agent pursuant to procedures approved by it.
[remainder of page intentionally left blank]

4

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed by their respective authorized officers as of the day and year first above written.
BorrowerS:
EQUIFAX INC.
By:     /s/ M. Gabe Bonfield
Name:    M. Gabe Bonfield
Title:    Vice President and Treasurer
EQUIFAX LIMITED

By:     /s/ Patricio Remon
Name:    Patricio Remon
Title: Director
EQUIFAX CANADA CO.

By:     /s/ Ashwin Nevatia
Name:    Ashwin Nevatia
Title:    Vice President and Chief Financial Officer
EQUIFAX INTERNATIONAL TREASURY SERVICES UNLIMITED COMPANY

By:     /s/ M. Gabe Bonfield
Name:    M. Gabe Bonfield
Title:    Director

Executed by EQUIFAX AUSTRALIA HOLDINGS PTY LIMITED in accordance with section 127 of the Corporations Act 2001 (Cth) by:

/s/ Paul Ross Worsnip	Paul Ross Worsnip
Signature of Director	Name of Director

/s/ Daina Livingstone	Daina Livingstone
Signature of Company Secretary	Name of Company Secretary
5

[Signature Page to First Amendment]

Administrative Agent:
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent and as a Lender

By:     /s/ John Kowalczuk
Name:    John Kowalczuk
Title:    Executive Director

[Signature Page to First Amendment]

Bank of America, N.A., as a Lender
By:     /s/ Molly Daniello
Name:    Molly Daniello
Title:    Director

[Signature Page to First Amendment]

Mizuho Bank, LTD, as a Lender
By:     /s/ Tracy Rahn
Name:    Tracy Rahn
Title:    Executive Director

[Signature Page to First Amendment]

Truist Bank, as a Lender
By:     /s/ Tyler Stephens
Name:    Tyler Stephens
Title:    Director

[Signature Page to First Amendment]

Wells Fargo Bank, National Association, as a Lender
By:     /s/ Karen H. McClain
Name:    Karen H. McClain
Title:    Managing Director

[Signature Page to First Amendment]

Citibank, N.A., as a Lender
By:     /s/ Steve White
Name:    Steve White
Title:    Director

[Signature Page to First Amendment]

Fifth Third Bank, National Association, as a Lender
By:     /s/ Nick Meece
Name:    Nick Meece
Title:    Associate

[Signature Page to First Amendment]

HSBC Bank USA, National Association, as a Lender
By:     /s/ Ketak Sampat
Name:    Ketak Sampat
Title:    Senior Vice President

[Signature Page to First Amendment]

PNC Bank, National Association, as a Lender
By:     /s/ Jennifer L. Shafer
Name:    Jennifer L. Shafer
Title:    Vice President

[Signature Page to First Amendment]

Regions Bank, as a Lender
By:     /s/ Mike Roane
Name:    Mike Roane
Title:    Director

[Signature Page to First Amendment]

U.S. Bank National Association, as a Lender
By:     /s/ Edward B. Hanson
Name:    Edward B. Hanson
Title:    Senior Vice President

[Signature Page to First Amendment]

Westpac Banking Corporation, as a Lender
By:     /s/ Daniel Sutton
Name:    Daniel Sutton
Title:    Tier II Attorney

[Signature Page to First Amendment]

Citizens Bank, N.A., as a Lender
By:     /s/ Kenneth D. Stover
Name:    Kenneth D. Stover
Title:    Vice President

[Signature Page to First Amendment]

[Signature Page to First Amendment]

EXHIBIT A

Credit Agreement

[See attached.]

~~EXECUTION VERSION~~EXHIBIT A

CREDIT AGREEMENT
Dated as of August 25, 2021, as amended by the First Amendment, dated as of March 21, 2023 among
EQUIFAX INC.,
as a Borrower and as a Guarantor,
EQUIFAX LIMITED,
EQUIFAX CANADA CO.,
EQUIFAX INTERNATIONAL TREASURY SERVICES UNLIMITED COMPANY,
and
EQUIFAX AUSTRALIA HOLDINGS PTY LIMITED
as Designated Borrowers,
Certain Other Subsidiaries of EQUIFAX INC. From Time To Time Party Hereto,
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent
and
The Other Lenders From Time To Time Party Hereto
______________________________________________________________________________
JPMORGAN CHASE BANK, N.A.,
BOFA SECURITIES, INC.,
MIZUHO BANK, LTD.,
TRUIST SECURITIES, INC.
AND WELLS FARGO SECURITIES, LLC
as Joint Lead Arrangers and Joint Bookrunners
and
BANK OF AMERICA, N.A.,
MIZUHO BANK, LTD.,
TRUIST BANK
AND WELLS FARGO BANK, N.A.
as Co-Syndication Agents

ARTICLE I. DEFINITIONS AND ACCOUNTING TERMS    1
1.01    Defined Terms    1
1.02    Other Interpretive Provisions    ~~48~~46
1.03    Accounting Terms    ~~49~~47
1.04    Rounding    ~~50~~48
1.05    Exchange Rates; Currency Equivalents    ~~50~~48
1.06    Additional Alternative Currencies    ~~50~~48
1.07    Change of Currency    ~~51~~49
1.08    Times of Day    ~~52~~50
1.09    Letter of Credit Amounts    ~~52~~50
1.10    Classifications of Loans and Borrowings    ~~52~~50
1.11    Divisions    ~~52~~50
1.12    Interest Rates; ~~LIBOR~~Benchmark Notification    ~~52~~50
ARTICLE II. THE COMMITMENTS AND CREDIT EXTENSIONS    ~~54~~51
2.01    Revolving Loans    ~~54~~51
2.02    Borrowings, Conversions and Continuations of Revolving Loans    ~~54~~51
2.03    Bid Loans    ~~57~~54
2.04    Letters of Credit    ~~60~~57
2.05    Swing Line Loans    ~~69~~66
2.06    [Reserved]    ~~72~~69
2.07    Prepayments    ~~72~~69
2.08    Termination or Reduction of Commitments    ~~73~~70
2.09    Repayment of Loans    ~~74~~71
2.10    Interest    ~~74~~71
2.11    Fees    ~~76~~73
2.12    Computation of Interest and Fees    ~~76~~73
2.13    Evidence of Debt    ~~77~~74
2.14    Payments Generally; Administrative Agent’s Clawback    ~~77~~74
2.15    Sharing of Payments by Lenders    ~~79~~77
2.16    Designated Borrowers    ~~80~~77
2.17    Extension of Maturity Date    ~~82~~79
2.18    Increase in Commitments    ~~84~~81
2.19    Cash Collateral    ~~86~~83
2.20    Defaulting Lenders    ~~88~~85
ARTICLE III. TAXES, YIELD PROTECTION AND ILLEGALITY    ~~90~~87
3.01    Taxes    ~~90~~87
3.02    Illegality    ~~97~~94
3.03    Alternate Rate of Interest    ~~98~~95
3.04    Increased Costs~~; Reserves on Eurodollar Rate Loans    102~~    99
3.05    Compensation for Losses    ~~104~~101
3.06    Mitigation Obligations; Replacement of Lenders    ~~106~~102
3.07    Survival    ~~106~~103
3.08    Additional Interest Costs    ~~106~~103
ARTICLE IV. CONDITIONS PRECEDENT TO CREDIT EXTENSIONS    ~~107~~103
4.01    Conditions of Initial Credit Extension    ~~107~~103
4.02    Conditions to all Credit Extensions    ~~110~~106
ARTICLE V. REPRESENTATIONS AND WARRANTIES    ~~110~~107
5.01    Representations and Warranties    ~~110~~107
5.02    Survival of Representations and Warranties, Etc.    ~~117~~114
ARTICLE VI. FINANCIAL INFORMATION AND NOTICES    ~~117~~114
6.01    Financial Statements, Etc.    ~~118~~114
6.02    Officer’s Compliance Certificate    ~~119~~116
    - ii -

6.03    Other Reports    ~~119~~116
6.04    Notice of Litigation and Other Matters    ~~120~~116
6.05    Ratings Information    ~~120~~117
ARTICLE VII. AFFIRMATIVE COVENANTS    ~~120~~117
7.01    Preservation of Corporate Existence and Related Matters    ~~120~~117
7.02    Maintenance of Property    ~~121~~117
7.03    Insurance    ~~121~~117
7.04    Accounting Methods and Financial Records    ~~121~~118
7.05    Payment and Performance of Obligations    ~~121~~118
7.06    Compliance With Laws and Approvals    ~~122~~118
7.07    Environmental Laws    ~~122~~118
7.08    Compliance with ERISA; ERISA Notices    ~~122~~119
7.09    Conduct of Business    ~~123~~119
7.10    Visits and Inspections    ~~123~~119
7.11    Use of Proceeds    ~~124~~120
7.12    Delivery of Tax Forms    ~~124~~120
7.13    Subsidiary Guarantees    ~~124~~120
ARTICLE VIII. NEGATIVE COVENANTS    ~~124~~121
8.01    Maximum Leverage Ratio    ~~124~~121
8.02    Liens    ~~126~~122
8.03    Limitations on Subsidiary Debt    ~~129~~125
8.04    Limitations on Mergers and Liquidation    ~~130~~126
8.05    Limitation on Asset Dispositions    ~~131~~127
8.06    Governmental Regulations    ~~131~~127
8.07    Sanctions and Anti-Corruption Laws    ~~131~~127
8.08    Non-U.S. Plans    ~~132~~128
ARTICLE IX. EVENTS OF DEFAULT AND REMEDIES    ~~132~~128
9.01    Events of Default    ~~132~~128
9.02    Remedies Upon Event of Default    ~~135~~131
9.03    Rights and Remedies Cumulative; Non-Waiver; etc.    ~~136~~132
9.04    Application of Funds    ~~136~~132
ARTICLE X. ADMINISTRATIVE AGENT    ~~137~~133
10.01    Appointment and Authority    ~~137~~133
10.02    Rights as a Lender    ~~137~~133
10.03    Exculpatory Provisions    ~~138~~134
10.04    Reliance by Administrative Agent    ~~139~~135
10.05    Delegation of Duties    ~~139~~135
10.06    Replacement of Administrative Agent    ~~139~~135
10.07    Non-Reliance on Administrative Agent and Other Lenders    ~~140~~136
10.08    No Other Duties, Etc.    ~~141~~137
10.09    Administrative Agent May File Proofs of Claim    ~~141~~137
10.10    Arrangers; Co-Syndication Agents    ~~142~~138
10.11    Acknowledgment of Lenders    ~~142~~138
ARTICLE XI. GUARANTY OF THE COMPANY    ~~144~~140
11.01    Guaranty of Payment    ~~144~~140
11.02    Obligations Unconditional; Waivers    ~~144~~140
11.03    Modifications    ~~145~~141
11.04    Additional Waiver of Rights    ~~145~~141
11.05    Reinstatement    ~~145~~141
11.06    Remedies    ~~146~~142
11.07    Limitation of Guaranty    ~~146~~142
ARTICLE XII. MISCELLANEOUS    ~~146~~142
12.01    Amendments, Etc.    ~~146~~142
    iii

12.02    Notices; Effectiveness; Electronic Communication    ~~148~~144
12.03    No Waiver; Cumulative Remedies; Enforcement    ~~150~~146
12.04    Expenses; Indemnity; Damage Waiver and Limitation of Liability    ~~150~~146
12.05    Payments Set Aside    ~~154~~150
12.06    Successors and Assigns    ~~154~~150
12.07    Treatment of Certain Information; Confidentiality    ~~159~~155
12.08    Right of Setoff    ~~160~~156
12.09    Interest Rate Limitation    ~~160~~156
12.10    Counterparts; Integration; Effectiveness    ~~160~~156
12.11    Survival of Representations and Warranties    ~~161~~157
12.12    Severability    ~~161~~157
12.13    Replacement of Lenders    ~~161~~157
12.14    Governing Law; Jurisdiction; Etc.    ~~162~~158
12.15    Waiver of Jury Trial    ~~163~~159
12.16    No Advisory or Fiduciary Responsibility    ~~163~~159
12.17    Electronic Execution of Assignments and Certain Other Documents    ~~163~~159
12.18    USA PATRIOT Act    ~~164~~160
12.19    Judgment Currency    ~~165~~161
12.20    Acknowledgement and Consent to Bail-In of Affected Financial Institutions    ~~165~~161
12.21    Certain ERISA Matters    ~~165~~161
12.22    Acknowledgement Regarding Any Supported QFCs    ~~167~~163
12.23    Canadian Anti-Terrorism Laws    ~~168~~164
12.24    Code of Banking Practice.    ~~168~~164

    iv

SCHEDULES
1.01(a)        Existing Letters of Credit
1.01(b)        Borrower DTTP Filing
2.01        Revolving Commitments, Letter of Credit Sublimit and Applicable Revolving Percentages

8.02        Liens as of Closing Date
12.02        Administrative Agent’s Office; Certain Addresses for Notices

EXHIBITS
Form of
A    Revolving Loan Notice
B-1    Bid Request
B-2    Competitive Bid
C    Swing Line Loan Notice
D    Note
E    Officer’s Compliance Certificate
F-1    Assignment and Assumption
F-2    Administrative Questionnaire
G    Designated Borrower Request and Assumption Agreement
H    Designated Borrower Notice
I-L    Tax Certificates

    v

CREDIT AGREEMENT
This CREDIT AGREEMENT ~~(this “Agreement”)~~ is entered into as of August 25, 2021~~,~~ (as amended by the First Amendment, dated as of March 21, 2023, this “Agreement”) among EQUIFAX INC., a Georgia corporation (the “Company”), EQUIFAX LIMITED, a private limited company organized under the laws of England and Wales with registered number 02425920 (“Equifax Limited”), EQUIFAX CANADA CO., an unlimited company organized under the laws of Nova Scotia (“Equifax Canada”), EQUIFAX AUSTRALIA HOLDINGS PTY LIMITED, a company organized under the laws of Australia with ACN 609 497 494 (“Equifax Australia”), EQUIFAX INTERNATIONAL TREASURY SERVICES UNLIMITED COMPANY, a company organized under the laws of Ireland with registered number 660095 (“Equifax International”) certain other Eligible Subsidiaries of the Company that from time to time become a party hereto pursuant to Section 2.16 (each of Equifax Canada, Equifax Limited, Equifax Australia, Equifax International and each such Eligible Subsidiary, a “Designated Borrower” and, together with the Company, the “Borrowers”, and each a “Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and JPMorgan Chase Bank, N.A., as Administrative Agent and Swing Line Lender.
STATEMENT OF PURPOSE
WHEREAS, the Company has requested that the Revolving Lenders establish a $1,500,000,000 revolving credit facility in favor of the Borrowers;
WHEREAS, subject to the terms and conditions of this Agreement, the Revolving Lenders, to the extent of their respective Revolving Commitments, are willing severally to establish the revolving credit facility in favor of the Borrowers;
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree as follows:
ARTICLE I.
DEFINITIONS AND ACCOUNTING TERMS
1.01    Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:
“ABR” means, for any day, a rate per annum equal to the highest of (i) the Prime Rate in effect on such day, (ii) the NYFRB Rate in effect on such day plus 1/2 of 1% and (iii) ~~the~~ Adjusted ~~Eurodollar Rate~~Term SOFR applicable for an ~~interest period~~Interest Period of one month ~~on~~as published two U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) plus 1.0%; provided that for the purpose of this definition, ~~the~~ Adjusted ~~Eurodollar Rate~~Term SOFR for any day shall be based on the ~~Screen Rate (or if the Screen Rate is not available for such one month Interest Period, the Interpolated Rate)~~Term SOFR Reference Rate at approximately ~~11:00 a.m. London~~5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in ABR due to a change in the Prime Rate, the NYFRB Rate or ~~the~~ Adjusted ~~Eurodollar Rate~~Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or ~~the~~ Adjusted ~~Eurodollar Rate~~Term SOFR, respectively. If ABR is being used as an alternate rate of interest pursuant to Section 3.03 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 3.03(b)), then ABR shall be the greater of clauses (i) and (ii) above and shall be determined without reference to clause (iii) above. For the avoidance of doubt, if ABR as determined pursuant to the foregoing would be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement.
“ABR Loan” means a Loan that bears interest based on the ABR. All ABR Loans shall be denominated in Dollars.
“ABR Revolving Loan” means a Revolving Loan that is an ABR Loan.
“Absolute Rate” means a fixed rate of interest expressed in multiples of 1/100th of one basis point.
“Absolute Rate Loan” means a Bid Loan that bears interest at a rate determined with reference to an Absolute Rate.
“Adjusted Daily Simple RFR” means, (i) with respect to any RFR Borrowing denominated in Sterling, an interest rate per annum equal to (a) the Daily Simple RFR for Sterling plus (b) 0.0326%, (ii) with respect to any RFR Borrowing denominated in Dollars, an interest rate per annum equal to (a) the Daily Simple RFR for Dollars, plus (b) 0.10%; provided that if the Adjusted Daily Simple RFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“Adjusted EURIBOR Rate” means, with respect to any Term Benchmark Borrowing denominated in Euros for any Interest Period, an interest rate per annum equal to (a) the EURIBOR Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that if the Adjusted EURIBOR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“Adjusted ~~Eurodollar~~Term SOFR Rate” means, with respect to any ~~Eurodollar~~Term Benchmark Borrowing denominated in Dollars for any Interest Period, an interest rate per annum ~~(rounded upwards, if necessary, to the next 1/16 of 1%)~~ equal to (a) the ~~Eurodollar~~Term SOFR Rate for such Interest Period ~~multiplied by (b) the Statutory Reserve Rate~~, plus (b) 0.10%; provided that if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“Administrative Agent” means JPMorgan Chase Bank in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.
“Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 12.02 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify to the Company and the Lenders.
“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit F-2 or any other form approved by the Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such first Person or any of its Subsidiaries. The term “control” means the possession, directly or indirectly, of any power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.
“Aggregate Revolving Commitments” means the Revolving Commitments of all the Revolving Lenders. The Aggregate Revolving Commitments on the Closing Date shall be One Billion Five Hundred Million Dollars ($1,500,000,000).
“Agreed Currency” means each of (a) Dollars and (b) each Alternative Currency.
“Agreement” has the meaning specified in the introductory paragraph hereto.
“Alternative Currency” means each of Euro, Australian Dollars, New Zealand Dollars, Canadian Dollars, Sterling and each other currency (other than Dollars) that is approved in accordance with Section 1.06.
“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars.
“Alternative Currency Sublimit” means an amount equal to the lesser of the Aggregate Revolving Commitments and $300,000,000. The Alternative Currency Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments.
“Ancillary Document” has the meaning specified in Section 12.17.
“Anti-Corruption Laws” means all laws, rules and regulations of any jurisdiction applicable to the Company and its Subsidiaries from time to time concerning or relating to bribery or corruption.
“Applicable Foreign Obligor Documents” shall have the meaning assigned thereto in Section 5.01(y)(i).
“Applicable Rate” means, from time to time, the following percentages per annum, based upon the Debt Rating as set forth below:

Pricing Level	Debt Ratings S&P/Moody’s	Commitment Fee	Term Benchmark Loans. RFR Loans, and Letter of Credit Fees	~~RFR Benchmark Loans~~	ABR Loans/ Canadian Prime Loans
1	A-/A3 or better	0.090%	1.000%	~~1.0326%~~	0.000%
2	BBB+/Baa1	0.110%	1.125%	~~1.1576%~~	0.125%
3	BBB/Baa2	0.125%	1.250%	~~1.2826%~~	0.250%
4	BBB-/Baa3	0.175%	1.375%	~~1.4076%~~	0.375%
5	Worse than BBB-/Baaa3	0.225%	1.625%	~~1.6576%~~	0.625%

“Appriss Acquisition” means the acquisition by the Company (or by one of its direct or indirect Subsidiaries) of Appriss Insights.
“Appriss Closing Date” means the date of the consummation of the Appriss Acquisition.

“Applicable Revolving Percentage” means with respect to any Revolving Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Revolving Commitments represented by such Revolving Lender’s Revolving Commitment at such time, subject to adjustment as provided in Section 2.20. If the commitment of each Revolving Lender to make Revolving Loans and the obligation of the L/C Issuers to make L/C Credit Extensions have been terminated pursuant to Section 9.02 or if the Aggregate Revolving Commitments have expired, then the Applicable Revolving Percentage of each Revolving Lender shall be determined based on the Applicable Revolving Percentage of such Revolving Lender most recently in effect, giving effect to any subsequent assignments. The initial Applicable Revolving Percentage of each Revolving Lender is set forth opposite the name of such Revolving Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Revolving Lender becomes a party hereto, as applicable.
“Applicable Time” means, with respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.
“Applicant Borrower” has the meaning specified in Section 2.16(b).
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arrangers” means JPMorgan Chase Bank, BofA Securities, Mizuho Bank, Ltd., Truist Securities and WFS in their capacities as joint lead arrangers under the Agreement.
“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 12.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit F-1 or any other form (including electronic documentation generated by the use of an electronic platform) approved by the Administrative Agent.
“AUD Rate” means, with respect to any AUD Rate Loan for any Interest Period, the AUD Screen Rate at or about 11:00 a.m. (Sydney, Australia time) on the first day of such Interest Period; provided that if the AUD Screen Rate shall be less than the Floor, the AUD Screen Rate shall be deemed to be the Floor for purposes of this Agreement.
“AUD Rate Loan” means each Loan bearing interest based on the AUD Rate.
“AUD Screen Rate” means with respect to any Interest Period, the average bid reference rate administered by ASX Benchmarks Pty Limited (ACN 616 075 417) (or any other Person that takes over the administration of such rate) for Australian dollar bills of exchange with a tenor equal in length to such Interest Period as displayed on page BBSY of the Reuters screen (or, in the event such rate does not appear on such Reuters page, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion).
“Audited Financial Statements” means the audited consolidated balance sheet of the Company and its Subsidiaries for the fiscal year ended December 31, 2020, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Company and its Subsidiaries, including the notes thereto.
“Australian Borrower” means any Borrower organized under the laws of Australia.
“Australian Dollars” means dollars in lawful currency of Australia.
“Australian Person” means (a) any person that is resident in Australia for Australian tax purposes and (b) any person that is not a resident in Australia but who enters into a Loan Document in carrying on business at or through an Australian permanent establishment.
"Australian Qualifying Lender" means (a) an Australian Treaty Lender, (b) a Lender which receives all payments of interest in respect of a Loan either: (i) as a resident of Australia (and not in the course of carrying on a business at or through a permanent establishment outside Australia), or (ii) as a non-resident of Australia in the course of carrying on a business at or through a permanent establishment in Australia, or (c) a Lender who is otherwise able to rely upon an exemption from Australian Withholding Tax on all payments of interest in respect of a Loan.
"Australian Tax Act" means the Income Tax Assessment Act 1936 (Cth) or Income Tax Assessment Act 1997 (Cth), as applicable.
"Australian Treaty Lender" means a Lender that (a) is treated as a resident of an Australian Treaty State for the purposes of the applicable Australian Treaty, (b) does not carry on a business at or through a permanent establishment in Australia; and (c) meets all other conditions in the relevant Australian Treaty for full exemption from Australian Withholding Tax subject to the completion of any procedural formalities.
"Australian Treaty State" means a jurisdiction having a double taxation agreement (an "Australian Treaty") with Australia which makes provision for full exemption from tax imposed by Australia on interest.
"Australian Withholding Tax" means any Australian Tax required to be withheld or deducted from any interest (as defined in section 128A of the Australian Tax Act) payment under Division 11A of Part III of the Australian Tax Act or Subdivision 12-F of Schedule 1 to the Taxation Administration Act 1953 (Cth).
“Auto-Extension Letter of Credit” has the meaning specified in Section 2.04(b)(iii).
“Availability Period” means the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Revolving Commitments pursuant to Section 2.08, and (c) the date of termination of the commitment of each Lender to make Revolving Loans and of the obligation of the L/C Issuers to make L/C Credit Extensions pursuant to Section 9.02.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark for any Agreed Currency, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (~~f~~e) of Section 3.03 unless reinstated pursuant to the same clause (e) of Section 3.03.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Benchmark” means, initially, with respect to any (i) RFR Loan, the ~~applicable~~ Relevant Rate for ~~Sterling~~such Agreed Currency or (ii) Term Benchmark Loan, the Relevant Rate for such Agreed Currency; provided that if a Benchmark Transition Event~~, a Term SOFR Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election, as applicable,~~  and its related Benchmark Replacement Date have occurred with respect to the applicable Relevant Rate or the then-current Benchmark for such Agreed Currency, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) ~~or clause (c)~~ of Section 3.03.
“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date; provided that, in the case of any Loan denominated in an Alternative Currency ~~or in the case of an Other Benchmark Rate Election~~, “Benchmark Replacement” shall mean the alternative set forth in (~~3~~2) below:
~~(1)    in the case of any Loan denominated in Dollars, the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;~~
(~~2~~1)    in the case of any Loan denominated in Dollars, ~~the sum of: (a)~~Adjusted Daily Simple ~~SOFR and (b) the related Benchmark Replacement Adjustment~~RFR for Dollar-denominated Loans;
(~~3~~2)    the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Company as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in the applicable Agreed Currency at such time in the United States and (b) the related Benchmark Replacement Adjustment;

~~provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; provided further that, in the case of clause (3), when such clause is used to determine the Benchmark Replacement in connection with the occurrence of an Other Benchmark Rate Election, the alternate benchmark rate selected by the Administrative Agent and the Company shall be the term benchmark rate that is used in lieu of a LIBOR-based rate in the relevant other U.S. dollar-denominated syndicated credit facilities; provided further that, notwithstanding anything to the contrary in this Agreement or in any other Loan Document, upon the occurrence of a Term SOFR Transition Event, and the delivery of a Term SOFR Notice, on the applicable Benchmark Replacement Date the “Benchmark Replacement” shall revert to and shall be deemed to be the sum of (a) Term SOFR and (b) the related Benchmark Replacement Adjustment, as set forth in clause (1) of this definition (subject to the first proviso above).~~
If the Benchmark Replacement as determined pursuant to clause (1)~~,~~ or (2~~) or (3~~) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement~~:~~
, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by ~~(1)    for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent:~~
~~(a)    the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;~~
~~(b)    the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and~~
~~(2)    for purposes of clause (3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the~~the Administrative Agent and the Company for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Agreed Currency at such time~~;~~.

~~provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion.~~
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term Benchmark Revolving Loan denominated in Dollars, any technical, administrative or operational changes (including changes to the definition of “ABR,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “RFR Business Day”, the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent (in consultation with the Company) decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent (in consultation with the Company) decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides (in consultation with the Company) is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:
(1)    in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(2)    in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date~~;~~.
~~(3)    in the case of a Term SOFR Transition Event, the date that is thirty (30) days after the date a Term SOFR Notice is provided to the Lenders and the Company pursuant to Section 3.03(c); or~~
~~(4)    in the case of an Early Opt-in Election or an Other Benchmark Rate Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election or Other Benchmark Rate Election, as applicable, is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election or Other Benchmark Rate Election, as applicable, is provided to the Lenders, written notice of objection to such Early Opt-in Election or Other Benchmark Rate Election, as applicable, from Lenders comprising the Required Lenders.~~
For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:
(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, the central bank for the Agreed Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.03 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.03.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“Bid Borrowing” means a borrowing consisting of simultaneous Bid Loans of the same Type from each of the Lenders whose offer to make one or more Bid Loans as part of such borrowing has been accepted under the auction bidding procedures described in Section 2.03.
“Bid Loan” has the meaning specified in Section 2.03(a).
“Bid Loan Lender” means, in respect of any Bid Loan, the Lender making such Bid Loan to the Company.
“Bid Loan Sublimit” means an amount equal to $200,000,000. The Bid Loan Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments.
“Bid Request” means a written request for one or more Bid Loans substantially in the form of Exhibit B-1.
“BKBM Rate” means, with respect to any BKBM Rate Loan for any Interest Period, the BKBM Screen Rate at or about 11:00 a.m. (Wellington, New Zealand time) on the first day of such Interest Period; provided that if the BKBM Screen Rate shall be less than the Floor, the BKBM Screen Rate shall be deemed to be the Floor for purposes of this Agreement.
“BKBM Rate Loan” means each Loan bearing interest based on the BKBM Rate.
“BKBM Screen Rate” means, with respect to any Interest Period, the rate per annum determined by the Administrative Agent which is equal to the average bank bill reference rate as administered by the New Zealand Financial Markets Association (or any other person that takes over the administration of such rate) for bills of exchange with a tenor equal in length to such Interest Period as displayed on page BKBM of the Reuters screen (or, in the event such rate does not appear on such page, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate, or on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion).
“BofA Securities” means BofA Securities, Inc. or any of its designated affiliates.
“Borrower” and “Borrowers” each has the meaning specified in the introductory paragraph hereto.
“Borrower DTTP Filing” means an HMRC Form DTTP2 duly completed and filed by a Borrower that is a UK Person with HMRC, which:
(1)    where it relates to a UK Treaty Lender that is a Lender at the date of this Agreement, contains the scheme reference number and jurisdiction of tax residence stated opposite that Lender’s name on Schedule 2.01, and
(a)    where that UK Person is a Borrower at the date of this Agreement, is filed with HMRC within 30 days of the date of this Agreement; or

(b)    where that UK Person becomes a Borrower after the date of this Agreement, is filed with HMRC within 30 days of the date on which that UK Person becomes a Borrower; or
(2)    where it relates to a UK Treaty Lender that is a new Lender, contains the scheme reference number and jurisdiction of tax residence stated in respect of that Lender in the documentation which it executes on becoming a party to this Agreement, and
(a)    where that UK Person is a Borrower as at the date on which that UK Treaty Lender becomes a party to this Agreement, is filed with HMRC within 30 days of that date; or
(b)    where that UK Person is not a Borrower as at date on which that UK Treaty Lender becomes a party to this Agreement, is filed with HMRC within 30 days of the date on which that UK Person becomes a Borrower.
“Borrower Materials” has the meaning specified in Section 6.01(c).
“Borrowing” means a borrowing consisting of (i) Loans of the same Class and Type, in the same currency, made, converted or continued on the same date and, in the case of Term Benchmark Loans, as to which a single Interest Period is in effect, or (ii) a Swing Line Loan.
“Business Day” means, any day (other than a Saturday or a Sunday) on which banks are open for business in New York City; provided that, in addition to the foregoing, a Business Day shall be (a) in relation to Loans denominated ~~in Sterling and in relation to the calculation or computation of LIBOR, any day (other than a Saturday or a Sunday) on which banks are open for business in London, (b) in relation to Loans denominated~~ in Euros and in relation to the calculation or computation of EURIBOR, any day which is a TARGET Day, (~~c~~b) in relation to Loans denominated in Canadian Dollars and in relation to the calculation or computation of the CDO Rate, any day (other than a Saturday or Sunday) on which banks are open for business in Toronto, Ontario, Canada, ~~and (d~~(c) in relation to Loans denominated in Australian Dollars and in relation to the calculation or computation of AUD Rate, any day (other than a Saturday or Sunday) on which banks are open for business in Sydney, Australia, (d) in relation to Loans denominated in New Zealand Dollars and in relation to the calculation or computation of BKBM Rate, any day (other than a Saturday or Sunday) on which banks are open for business in Wellington, New Zealand, (e) in relation to RFR Loans and any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Loan, or any other dealings in ~~Sterling~~the applicable Agreed Currency of such RFR Loan, any such day that is only an RFR Business Day~~.~~ and (f) in relation to Loans referencing the Adjusted Term SOFR Rate and any interest rate settings, fundings, disbursements, settlements or payments of any such Loans referencing the Adjusted Term SOFR Rate or any other dealings of such Loans referencing the Adjusted Term SOFR Rate, any such day that is a U.S. Government Securities Business Day.
“Canadian Dollars” means dollars in lawful currency of Canada.
“Canadian Anti-Terrorism Laws” means the Criminal Code (Canada), the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), the United Nations Act (Canada) and any similar Canadian legislation, together with all rules, regulations and interpretations thereunder or related thereto including, without limitation, the Corruption of Foreign Public Officials Act (Canada) the Regulations Implementing the United Nations

Resolutions on the Suppression of Terrorism and the United Nations al-Qaida and Taliban Regulations promulgated under the United Nations Act (Canada).
“Canadian Defined Benefit Pension Plan” means any Canadian Pension Plan which contains a “defined benefit provision,” as defined in subsection 147.1(1) of the ITA.
“Canadian Pension Plans” means each pension plan required to be registered under Canadian federal or provincial pension standards legislation that is administered or contributed to by a Borrower or any Subsidiary of any Borrower for its employees or former employees, but does not include the Canada Pension Plan or the Quebec Pension Plan as maintained by the Government of Canada or the Province of Quebec, respectively.
“Canadian Prime Rate Loan” means a Loan that bears interest based on the Canadian Prime Rate. All Canadian Prime Loans shall be denominated in Canadian Dollars.
“Canadian Prime Rate Revolving Loan” means a Revolving Loan that is a Canadian Prime Rate Loan.
“Canadian Prime Rate” means, ~~for~~on any day, the rate ~~of interest per annum~~determined by the Administrative Agent to be the higher of (i) the rate equal to ~~the greater of (a)~~ the PRIMCAN Index rate that appears on the Bloomberg screen at 10:15 a.m. Toronto time on such day (or, in the event that the PRIMCAN Index is not published by Bloomberg, any other information ~~service~~services that publishes such index from time to time, as selected by the Administrative Agent in its reasonable discretion) ~~at 10:15 a.m., Toronto time, on such day and (b) the interest rate per annum equal to the sum of (i) the CDO Rate on such day (or if such day is not a Business Day, the immediately preceding Business Day) for a deposit in Canadian Dollars with a maturity of 30 days and (ii) 1.00% per annum. For purposes of clause (b) above, the CDO Rate on any day shall be based on the applicable Screen Rate at approximately 10:15 a.m. (Toronto time) on such day for deposits in Canadian Dollars with a maturity of 30 days (or, in the event the Screen Rate for deposits in Canadian Dollars is not available for such maturity of 30 days but is available for periods both longer and shorter than such period, the Eurodollar Interpolated Rate as of such time); provided that if (A) such rate~~and (ii) the average rate for thirty (30) day Canadian Dollar bankers’ acceptances that appears on the Reuters Screen CDOR Page (or, in the event such rate does not appear on such page or screen, on any successor or substitute page or screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time, as selected by the Administrative Agent in its reasonable discretion) at 10:15 a.m. Toronto time on such day, plus 1% per annum; provided, that if any the above rates shall be less than 1.00%, such rate shall be deemed to be 1.00% ~~per annum and (B) if such rate is not available, such rate shall be deemed to be 1.00% per annum~~for purposes of this Agreement. Any change in the Canadian Prime Rate due to a change in the PRIMCAN Index or the CDO Rate shall be effective from and including the effective date of such change in the PRIMCAN Index or ~~the~~ CDO Rate, ~~as the case may be~~respectively.
“Capital Lease” means, with respect to any Person, any lease of any property that should, in accordance with GAAP, be classified and accounted for as a capital lease on a Consolidated balance sheet of such Person and its Consolidated Subsidiaries.
“Capital Stock” means (a) in the case of a corporation, capital stock; (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock; (c) in the case of a partnership, partnership interests (whether general or limited); (d) in the case of a limited liability company, membership interests; and (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent, an L/C Issuer or Swing Line Lender (as applicable) and the Lenders, as collateral for L/C Obligations, Obligations in respect of Swing Line Loans, or obligations of Lenders to fund participations in respect of either thereof (as the context may require), cash or deposit account balances or, if the applicable L/C Issuer or Swing Line Lender benefitting from such collateral shall agree in its sole discretion, other credit support, in each case to the extent required pursuant to this Agreement and pursuant to documentation in form and substance satisfactory to (a) the Administrative Agent and (b) the applicable L/C Issuer or the Swing Line Lender (as applicable). “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“Cash Netting Amount” means, as of the last day of any fiscal quarter, the amount of unrestricted cash and cash equivalents of the Company and its Consolidated Subsidiaries in excess of $175,000,000; provided that the Cash Netting Amount shall not exceed 37.5% of Consolidated EBITDA for the period of four consecutive fiscal quarters ending as of such date.
“CBR Loan” means a Loan that bears interest at a rate determined by reference to the Central Bank Rate.
“CBR Spread” means the Applicable Rate applicable to such Loan that is replaced by a CBR Loan.
~~“CDO Bid Margin” means the margin above or below the CDO Rate to be added to or subtracted from the CDO Rate, which margin shall be expressed in multiples of 1/100th of one basis point.~~
~~“CDO Margin Bid Loan” means a Bid Loan that bears interest at a rate based upon the CDO Rate.~~
“CDO Rate” means, with respect to any CDOR Loan for any Interest Period, the ~~applicable~~CDOR Screen Rate ~~at approximately 10:15 A.M. (~~as of 10:15 a.m. Toronto local time~~)~~  on the first day of such Interest Period and, if such day is not a Business Day, then on the immediately preceding Business Day (as adjusted by Administrative Agent after 10:15 a.m. Toronto local time to reflect any error in the posted rate of interest or in the posted average annual rate of interest); provided that if the ~~Screen Rate shall not be available at such time for such Interest Period (an “Impacted CDO Rate Interest Period”) then the CDO Rate shall be the Eurodollar Interpolated Rate.~~CDO Rate as so determined would be less than the Floor, such rate shall be deemed to be the Floor for the purposes of this Agreement.
“~~CDO Rate Revolving~~CDOR Loan” means ~~a Revolving~~each Loan ~~that bears~~bearing interest ~~at a rate~~ based on the CDO Rate. ~~CDO Rate Revolving Loans must be denominated in Canadian Dollars.~~
~~“CDOR Loan” means each Loan bearing interest based on the CDO Rate.~~
“CDOR Screen Rate” means on any day for the relevant Interest Period, the annual rate of interest equal to the average rate applicable to Canadian dollar Canadian bankers’ acceptances for the applicable period that appears on the “Reuters Screen CDOR Page” as defined in the International Swap Dealer Association, Inc. definitions, as modified and amended from time to time (or, in the event such rate does not appear on such page or screen, on any successor or substitute page or screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time, as selected by the Administrative

Agent in its reasonable discretion), rounded to the nearest 1/100th of 1% (with .005% being rounded up).
“Central Bank Rate” means, (A) the greater of (i) for any Loan denominated in (a) Sterling, the Bank of England (or any successor thereto)’s “Bank Rate” as published by the Bank of England (or any successor thereto) from time to time, (b) Euro, one of the following three rates as may be selected by the Administrative Agent in its reasonable discretion: (1) the fixed rate for the main refinancing operations of the European Central Bank (or any successor thereto), or, if that rate is not published, the minimum bid rate for the main refinancing operations of the European Central Bank (or any successor thereto), each as published by the European Central Bank (or any successor thereto) from time to time, (2) the rate for the marginal lending facility of the European Central Bank (or any successor thereto), as published by the European Central Bank (or any successor thereto) from time to time or (3) the rate for the deposit facility of the central banking system of the Participating Member States, as published by the European Central Bank (or any successor thereto) from time to time and (c) any other Alternative Currency determined after the Closing Date, a central bank rate as determined by the Administrative Agent in its reasonable discretion (in consultation with the Borrower) and (ii) ~~0.00%~~the Floor; plus (B) the applicable Central Bank Rate Adjustment.
“Central Bank Rate Adjustment” means, for any day, for any Loan denominated in (a) Euro, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the Adjusted EURIBOR Rate for the five most recent Business Days preceding such day for which the EURIBOR Screen Rate was available (excluding, from such averaging, the highest and the lowest Adjusted EURIBOR Rate applicable during such period of five Business Days) minus (ii) the Central Bank Rate in respect of Euro in effect on the last Business Day in such period, (b) Sterling, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of ~~SONIA~~Adjusted Daily Simple RFR for Sterling Borrowings for the five most recent RFR Business Days preceding such day for which ~~SONIA~~Adjusted Daily Simple RFR for Sterling Borrowings was available (excluding, from such averaging, the highest and the lowest ~~SONIA~~such Adjusted Daily Simple RFR applicable during such period of five RFR Business Days) minus (ii) the Central Bank Rate in respect of Sterling in effect on the last RFR Business Day in such period and (c) any other Alternative Currency determined after the Closing Date, a Central Bank Rate Adjustment as determined by the Administrative Agent in its reasonable discretion. For purposes of this definition, (x) the term Central Bank Rate shall be determined disregarding clause (B) of the definition of such term and (y) the EURIBOR Rate on any day shall be based on the EURIBOR Screen Rate on such day at approximately the time referred to in the definition of such term for deposits in Euro for a maturity of one month ~~(or, in the event the EURIBOR Screen Rate for deposits in the Euro is not available for such maturity of one month, shall be based on the EURIBOR Interpolated Rate); provided that if such rate shall be less than 0.00%, such rate shall be deemed to be 0.00%.~~.
“Change in Control” has the meaning specified in Section 9.01(h).
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority; or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to

Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Swing Line Loans or Bid Loans, and when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment or a Swing Line Commitment.
“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 12.01.
“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).
“Code” means the Internal Revenue Code of 1986.
“Commitment” means a Revolving Commitment or a Swing Line Commitment, or any combination thereof (as the context shall permit or require).
“Company” has the meaning specified in the introductory paragraph hereto.
“Competitive Bid” means a written offer by a Lender to make one or more Bid Loans, substantially in the form of Exhibit B-2, duly completed and signed by a Lender.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated” means, when used with reference to financial statements or financial statement items of a Person and its Subsidiaries, such statements or items on a consolidated basis in accordance with applicable principles of consolidation under GAAP.
“Consolidated EBITDA” means, for any period, as applied to the Company and its Consolidated Subsidiaries without duplication, the sum of the amounts for such period of: (a) Consolidated Net Income, plus (b) an amount which, in the determination of Consolidated Net Income has been deducted for (i) Consolidated Interest Expense, (ii) all federal and state income tax expense, (iii) depreciation and amortization expense, (iv) all other non-cash charges (including, without limitation, non-cash compensation expense) (provided that, for the avoidance of doubt, the creation of a reserve or non-cash accrual shall not itself constitute a cash charge in the same period accrued, but the payment of any amounts shall constitute cash charges in the same period paid), (v) to the extent incurred in any period ending on or prior to December 31, 2021, out-of-pocket expenses incurred as a result of the September 2017 Cybersecurity Incident consisting of incremental costs to transform the Company’s information technology infrastructure and data security, legal fees and professional services costs to investigate and respond to legal, government and regulatory claims, and costs to provide free product and related support to consumers (less any insurance proceeds related to the September 2017 Cybersecurity Incident actually received for such items), (for the avoidance of doubt, the amounts shall match the amounts released as part of earnings reported on a quarterly basis, as filed in the 8-K of the Company) in an amount not to exceed, for any period of four consecutive fiscal quarters, $250,000,000, (vi) fines, penalties, restitution, settlement payments, charges and similar costs (excluding, for the avoidance of doubt, expenses of the type contemplated by clause (v) above) related to any litigation or governmental or regulatory investigation or proceeding related to the

September 2017 Cybersecurity Incident to the extent actually paid in cash (provided that, for the avoidance of doubt, addbacks for items pursuant to this clause (vi) shall not be duplicative of any addbacks for reserves for such items pursuant to clause (iv) above), (vii) extraordinary, unusual, non-recurring or one-time cash expenses, losses and charges, (viii) all fees and expenses incurred in respect of any acquisitions, dispositions, investments and debt or equity issuances (in each case, regardless of whether or not consummated), (ix) non-cash gains or losses for the Company’s pension and other postretirement plan benefit mark-to-market expenses ~~and~~, (x) unrealized foreign currency translation gains and losses, all of the foregoing as determined and computed on a Consolidated basis in accordance with GAAP and (xi) integration costs or expenses (including related costs and expenses) and one-time costs and accruals and reserves related to acquisitions made on or after January 1, 2021, including severance costs, recruiting and relocation costs and expenses and charges in connection with curtailments and modifications to pension and post-retirement employee benefit plans; provided that the aggregate amount added to or included in Consolidated EBITDA pursuant to this clause (xi) shall not, for any period of four consecutive fiscal quarters, exceed $100,000,000; provided that for purposes of calculating Consolidated EBITDA of the Company for any period of four consecutive fiscal quarters (each, a “Reference Period”) pursuant to any determination of the Leverage Ratio, (A) the Consolidated EBITDA of (or attributable to) (1) any other Person, (2) all or substantially all of the business or assets of any other Person or (3) operating division or business unit of any other Person, acquired by, or merged into or consolidated with, the Company or one of its Consolidated Subsidiaries during such Reference Period, in each case under this clause (A), shall be included on a pro forma basis for such Reference Period as if such acquisition, merger or consolidation in connection therewith occurred on the first day of such Reference Period and (B) the Consolidated EBITDA of (or attributable to) (1) any Consolidated Subsidiary whose Capital Stock is sold or otherwise transferred to any Person other than to the Company or to a Consolidated Subsidiary of the Company during such Reference Period such that as a result of such sale or transfer such Consolidated Subsidiary ceases to be a Subsidiary of the Company, (2) assets (whether all or substantially all) of the Company or any Consolidated Subsidiary sold, leased or otherwise transferred to any Person other than to the Company or to a Subsidiary of the Company during such Reference Period or (3) an operating division or business unit of the Company or any Consolidated Subsidiary sold, leased or otherwise transferred to any Person other than to the Company or to a Consolidated Subsidiary of the Company during such Reference Period, in each case under this clause (B), shall be excluded on a pro forma basis for such Reference Period as if the consummation of such sale, lease or other transfer occurred on the first day of such Reference Period so long as the Consolidated EBITDA of (or attributable to) such Capital Stock, asset, operating division or business unit sold or otherwise transferred, exceeds 5% of Consolidated Operating Profit for the immediately preceding Fiscal Year.
“Consolidated Funded Debt” means, as of any date, without duplication, all Debt of the Company and its Consolidated Subsidiaries of the type referred to in clauses (a), (b), (f), (g) (but only with respect to obligations otherwise included in this definition of Consolidated Funded Debt), (h), (i) (but only to the extent then due and owing), (j) (but in the case of clause (j), only to the extent of any drawn and unreimbursed amount of such letters of credit) and (l) ~~and~~ (~~m~~but excluding any Permitted Receivables Financing Debt) of the definition of “Debt” set forth in this Section 1.01, all of the foregoing as determined and computed on a Consolidated basis in accordance with GAAP. ~~Any Debt described in clauses (l) and (m) of the definition of Debt shall be included in the calculation of Consolidated Funded Debt even if the applicable Subsidiary is not consolidated under GAAP.~~
“Consolidated Group” means a consolidated group or MEC group as defined in the Australian Tax Act.

“Consolidated Interest Expense” means, for any period, as applied to the Company and its Consolidated Subsidiaries, for any period determined on a consolidated basis in accordance with GAAP, the sum of (a) total interest expense, including without limitation the interest component of any payments in respect of capital leases capitalized or expensed during such period (whether or not actually paid during such period) plus (b) the net amount payable (or minus the net amount receivable) under Hedging Agreements during such period (whether or not actually paid or received during such period) and any upfront fees and expenses in connection with a Hedging Agreement plus (c) amortization of debt discount and debt issuance fees plus (d) any fees (including underwriting fees and expenses paid in connection with the Loan Documents and any acquisition of all or substantially all of the assets or Capital Stock of a Person), in connection with any amendment or waiver of any debt issuance plus (e) any administration fees payable to the Administrative Agent in connection with the Loan Documents and the agent with respect to any other Debt, in each case as determined and computed on a Consolidated basis in accordance with GAAP.
“Consolidated Net Income” means, for any period, the net income, after taxes, of the Company and its Consolidated Subsidiaries for such period as determined and computed on a Consolidated basis in accordance with GAAP.
“Consolidated Net Tangible Assets” means, as of any date, Consolidated Total Assets, less the sum of the value, as set forth or reflected in the most recent Consolidated balance sheet of the Company and its Consolidated Subsidiaries, prepared in accordance with GAAP of:
(a)    All assets which would be treated as intangible assets for balance sheet presentation purposes under GAAP, excluding “Purchased Data Files,” but including, without limitation, goodwill (as determined by the Company in a manner consistent with its past accounting practices and in accordance with GAAP), trademarks, tradenames, copyrights, patents and technologies, and unamortized debt discount and expense;
(b)    To the extent not included in clause (a) of this definition, any amount at which shares of Capital Stock of the Company appear as an asset on the balance sheet of its Consolidated Subsidiaries; and
(c)    To the extent not included in clause (a) of this definition, deferred expenses.
“Consolidated Operating Profit” means, for any period, the Operating Profit of the Company and its Consolidated Subsidiaries, all of the foregoing as determined and computed on a Consolidated basis in accordance with GAAP.
“Consolidated Subsidiary” means, at any date, any Subsidiary or other entity the accounts of which, in accordance with GAAP, are Consolidated with those of the Company in its Consolidated financial statements as of such date.
“Consolidated Total Assets” means, as of any date, the assets and properties of the Company and its Consolidated Subsidiaries, as determined and computed on a Consolidated basis in accordance with GAAP. For the avoidance of doubt, “Consolidated Total Assets” shall exclude the assets of any Receivables Subsidiary to the extent such assets are subject to a Permitted Receivables Financing.
“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.
“Daily Simple RFR” means, for any day (an “RFR Interest Day”), an interest rate per annum equal to the greater of, for any RFR Loan denominated in (i) Sterling, ~~(a)~~ SONIA for the day that is five Business Days prior to (A) if such RFR Interest Day is ~~a~~an RFR Business Day, such RFR Interest Day or (B) if such RFR Interest Day is not ~~a~~an RFR Business Day, the Business Day immediately preceding such RFR Interest Day and (~~b~~ii) ~~0.00%. Any change in~~Dollars, Daily Simple ~~RFR due to a change in the applicable RFR shall be effective from and including the effective date of such change in the RFR without notice to the Borrower~~SOFR.
“Daily Simple SOFR” means, for any day~~,~~  (a “SOFR~~, with the conventions for this rate (which may include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish (in consultation with the Company) another convention in its reasonable discretion.~~ Rate Day”), a rate per annum equal to SOFR for the day (such day “SOFR Determination Date”) that is five (5) RFR Business Days prior to (i) if such SOFR Rate Day is an RFR Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.
“Debt” of any Person means at any date, without duplication:
(a)    all obligations of such Person for borrowed money;
(b)    all obligations of such Person evidenced by bonds, debentures, notes or similar instruments;
(c)    all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business);
(d)    all obligations of such Person issued or assumed as the deferred purchase price of Property or services purchased by such Person (other than (i) trade debt incurred in the ordinary course of business on terms customary in the trade, (ii) deferred compensation payable to directors, officers, employees or consultants and (iii) any purchase price adjustment or earnout incurred in connection with an acquisition until such adjustment or earnout becomes due and payable) which would appear as liabilities on a balance sheet of such Person;
(e)    all obligations of such Person under take or pay or similar arrangements or under commodities agreements;
(f)    all Debt of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed; provided that for purposes hereof the amount of such Debt shall be limited to the greater of (i) the amount of such Debt as to which there is recourse to such Person and (ii) the fair market value of the property which is subject to the Lien;
(g)    all Support Obligations of such Person with respect to a Debt of another Person;
(h)    the principal portion of all obligations of such Person under Capital Leases;
(i)    all net obligations of such Person in respect of Hedging Agreements;
(j)    the maximum amount of all standby letters of credit issued or bankers’ acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed or not cash collateralized);
(k)    all preferred stock issued by such Person and required by the terms thereof to be redeemed, or for which mandatory sinking fund payments are due, by a fixed date; and
(l)    the outstanding attributed principal amount under any asset securitization program of such Person (including without limitation, any Permitted Receivables Financing Debt)~~; and~~.
~~(m) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product to which such Person is a party, where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP.~~
The Debt of any Person shall include the Debt of any partnership or joint venture in which such Person is a general partner or a joint venturer, but only to the extent to which there is recourse to the assets (other than the ownership interest in such partnership or joint venture) of such Person for payment of such Debt.
“Debt Rating” means, as of any date of determination, the rating as determined by either S&P or Moody’s of the Company’s non-credit-enhanced, senior unsecured long-term debt; provided that (a) if the respective Debt Ratings issued by the foregoing rating agencies differ by one level, then the Pricing Level for the higher of such Debt Ratings shall apply (with the Debt Rating for Pricing Level 1 being the highest and the Debt Rating for Pricing Level 5 being the lowest); (b) if there is a split in Debt Ratings of more than one level, then the Pricing Level that is one level lower than the Pricing Level of the higher Debt Rating shall apply; (c) if the Company has only one Debt Rating (i) as a result of either S&P or Moody’s failure to continue to rate any issuer’s non-credit-enhanced, senior unsecured long-term debt, then the Pricing Level shall be based on such Debt Rating that remains available (e.g., if Moody’s Debt Rating corresponds to Pricing Level 1 and S&P is no longer in the business of rating any issuer’s non-credit-enhanced, senior unsecured long-term debt, then Pricing Level 1 shall apply) or (ii) for any other reason, then the Pricing Level that is one level lower than that of such Debt Rating shall apply; and (d) if the Company does not have any Debt Rating, Pricing Level 5 shall apply until the earlier of (A) such time as S&P and/or Moody’s provides another Debt Rating or (B) the Required Lenders have agreed to an alternative pricing grid or other method for determining Pricing Levels pursuant to an effective amendment to this Agreement.

Initially, the Applicable Rate shall be determined based upon the Debt Rating for Pricing Level 3. Thereafter, each change in the Applicable Rate resulting from a publicly announced change in the Debt Rating shall be effective, in the case of an upgrade, during the period commencing on the date of delivery by the Company to the Administrative Agent of notice thereof pursuant to Section 6.06 and ending on the date immediately preceding the effective date of the next such change and, in the case of a downgrade, during the period commencing on the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next such change.
“Debtor Relief Laws” means the Bankruptcy Code of the United States, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), and the Winding-Up and Restructuring Act (Canada), each as now and hereafter in effect, any successors to such statutes and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, examinership or similar debtor relief Laws of the United States, Canada or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally, including any corporate law or other law of any jurisdiction permitting a debtor to obtain a stay or a compromise of the claims of its creditors against it.
“Default” means any of the events specified in Section 9.01 which, with the passage of time, the giving of notice or any other condition, would constitute an Event of Default.
“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the ABR plus (ii) the Applicable Rate, if any, applicable to ABR Loans plus (iii) 2% per annum; provided that with respect to a Term Benchmark Loan or an RFR Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum, and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate plus 2% per annum.
“Defaulting Lender” means, subject to Section 2.20(b), any Lender that (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans or participations in respect of Letters of Credit or Swing Line Loans, within three Business Days of the date required to be funded by it hereunder, unless such Lender has delivered written notice to the Administrative Agent and the Company indicating that such obligation is the subject of a good faith dispute as to the satisfaction of one or more conditions precedent to funding (which notice shall specifically identify the particular Default, if any), (b) has notified the Company, the Administrative Agent or any Lender that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by the Administrative Agent, to confirm in a manner reasonably satisfactory to the Administrative Agent that it will comply with its funding obligations, or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment or (iv) become the subject of a Bail-in Action (provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority), in each case, as the Administrative Agent may reasonably determine based solely on the foregoing.

“Designated Borrower” has the meaning specified in the introductory paragraph hereto, and shall include each additional Eligible Subsidiary of the Company that becomes a “Designated Borrower” hereunder pursuant to Section 2.16.
“Designated Borrower Notice” has the meaning specified in Section 2.16(b).
“Designated Borrower Request and Assumption Agreement” has the meaning specified in Section 2.16.
“Dollar” and “$” mean lawful money of the United States.
“Dollar Equivalent” means, for any amount, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount, (b) if such amount is expressed in an Alternative Currency, the equivalent of such amount in dollars determined by using the rate of exchange for the purchase of Dollars with the Alternative Currency last provided (either by publication or otherwise provided to the Administrative Agent) by Reuters on the Business Day (New York City time) immediately preceding the date of determination or if such service ceases to be available or ceases to provide a rate of exchange for the purchase of dollars with the Alternative Currency, as provided by such other publicly available information service which provides that rate of exchange at such time in place of Reuters chosen by the Administrative Agent in its sole discretion (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its reasonable discretion) and (c) if such amount is denominated in any other currency, the equivalent of such amount in dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its reasonable discretion.
“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States.
~~“Early Opt-in Election” means, if the then current Benchmark with respect to Loans denominated in Dollars is LIBO Rate, the occurrence of:~~
~~(1)    a notification by the Administrative Agent to (or the request by the Company to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding Dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and~~
~~(2)    the joint election by the Administrative Agent and the Company to trigger a fallback from LIBO Rate and the provision, as applicable, by the Administrative Agent of written notice of such election to the Company and the Lenders.~~
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.
“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 12.06(b)(iii), and (v) (subject to such consents, if any, as may be required under Section 12.06(b)(iii)).
“Eligible Subsidiary” means any Wholly-Owned Subsidiary of the Company organized in the United States, Canada, the United Kingdom, Australia, Ireland or such other jurisdiction as all Revolving Lenders and the Administrative Agent shall approve in writing.
“EMU” means the economic and monetary union in accordance with the Treaty of Rome 1957, as amended by the Single European Act 1986, the Maastricht Treaty of 1992 and the Amsterdam Treaty of 1998.
“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.
“Environmental Laws” means any and all Federal, state, provincial, territorial, local and foreign laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, binding interpretations and orders of courts or Governmental Authorities, relating to the protection of human health or the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Borrower or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law; (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials; (c) exposure to any Hazardous Materials; (d) the release or threatened release of any Hazardous Materials into the environment; or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equifax Australia” has the meaning specified in the introductory paragraph hereto.
“Equifax Canada” has the meaning specified in the introductory paragraph hereto.
“Equifax International” has the meaning specified in the introductory paragraph hereto.
“Equifax Limited” has the meaning specified in the introductory paragraph hereto.
“Equity Issuance” means any issuance by the Company or any of its Subsidiaries to any Person other than the Company or any of its Subsidiaries of (a) shares of its Capital Stock, (b) any shares of its Capital Stock pursuant to the exercise of options or warrants or (c) any shares of its Capital Stock pursuant to the conversion of any debt securities to equity.

“ERISA” means the Employee Retirement Income Security Act of 1974 and the rules and regulations promulgated thereunder.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that for purposes of Title I or Title IV of ERISA or Section 412 or Section 430 of the Code would be deemed to be a “single employer” with the Company under Sections 414(b), (c), (m) or (o) of the Code.
“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate or, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
~~“EURIBOR Interpolated Rate” means, at any time, with respect to any Term Benchmark Borrowing denominated in Euros and for any Interest Period, the rate per annum (rounded to the same number of decimal places as the EURIBOR Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the EURIBOR Screen Rate for the longest period (for which the EURIBOR Screen Rate is available for Euros) that is shorter than the Impacted EURIBOR Rate Interest Period; and (b) the EURIBOR Screen Rate for the shortest period (for which the EURIBOR Screen Rate is available for Euros) that exceeds the Impacted EURIBOR Rate Interest Period, in each case, at such time; provided that, if any EURIBOR Interpolated Rate shall be less than 0.00%, such rate shall be deemed to be 0.00% for the purposes of this Agreement.~~
“EURIBOR Rate” means, with respect to any Term Benchmark Borrowing denominated in Euros and for any Interest Period, the EURIBOR Screen Rate ~~at approximately 11:00 a.m., Brussels time,~~ two TARGET Days prior to the commencement of such Interest Period~~; provided that, if the EURIBOR Screen Rate shall not be available at such time for such Interest Period (an “Impacted EURIBOR Rate Interest Period”) with respect to Euros then the EURIBOR Rate shall be the EURIBOR Interpolated Rate~~.
“EURIBOR Screen Rate” means the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page EURIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters as of 11:00 a.m. Brussels time two TARGET Days prior to the commencement of such Interest

Period. If such page or service ceases to be available, the Administrative Agent may specify another page or service displaying the relevant rate after consultation with the Borrower. ~~If the EURIBOR Screen Rate shall be less than 0.00%, the EURIBOR Screen Rate shall be deemed to be 0.00% for purposes of this Agreement.~~
“Euro” and “EUR” mean the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.
~~“Eurodollar Bid Margin” means the margin above or below the Eurodollar Rate to be added to or subtracted from the Eurodollar Rate, which margin shall be expressed in multiples of 1/100th of one basis point.~~
~~“Eurodollar Interpolated Rate” means, at any time, with respect to any Eurodollar Borrowing or CDOR Borrowing and for any Interest Period, the rate per annum (rounded to the same number of decimal places as the Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the Screen Rate for the longest period (for which the Screen Rate is available) that is shorter than the Impacted Eurodollar Rate Interest Period or the Impacted CDO Rate Interest Period, as applicable; and (b) the Screen Rate for the shortest period (for which the Screen Rate is available) that exceeds the Impacted Eurodollar Rate Interest Period or the Impacted CDO Rate Interest Period, as applicable, in each case, at such time; provided that if any Eurodollar Interpolated Rate shall be less than 0.00%, such rate shall be deemed to be 0.00% for the purposes of this Agreement.~~
~~“Eurodollar Margin Bid Loan” means a Bid Loan that bears interest at a rate based upon the Eurodollar Rate.~~
~~“Eurodollar Rate” means, with respect to each Interest Period for a Eurodollar Rate Loan, the Screen Rate at approximately 11:00 A.M. (London time) two (2) Business Days prior to the first day of such Interest Period; provided that if the Screen Rate shall not be available at such time for such Interest Period (an “Impacted Eurodollar Rate Interest Period”) then the Eurodollar Rate shall be the Eurodollar Interpolated Rate.~~
~~“Eurodollar Rate Loan” means a Eurodollar Rate Revolving Loan or a Eurodollar Margin Bid Loan.~~
~~“Eurodollar Rate Revolving Loan” means a Revolving Loan that bears interest at a rate based on the Eurodollar Rate. Eurodollar Rate Revolving Loans may be denominated in Dollars or in an Alternative Currency. All Revolving Loans other than CDO Rate Revolving Loans denominated in an Alternative Currency (other than Euros and Sterling) must be Eurodollar Rate Revolving Loans.~~
“Event of Default” means any of the events specified in Section 9.01, provided that any requirement for passage of time, giving of notice, or any other condition, has been satisfied.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a

Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Company under Section 12.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(g), (d) any withholding Taxes imposed pursuant to FATCA, (e) in respect of a Borrower which is an Australian Person, any Excluded Australian Taxes, (f) in respect of a Borrower which is a UK Person, any Excluded UK Taxes and (g) any withholding tax that arises in Ireland solely because (i) a Lender is not an Irish Qualifying Lender but, on that date, the Lender is not or has ceased to be an Irish Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Irish Tax Treaty, or any published practice or published concession of any relevant tax authority or (ii) the Lender is an Irish Treaty Lender and the relevant Borrower is able to demonstrate that the payment could have been made to or for the account of the Lender without any withholding had that Lender complied with its obligations under Section 3.01(g)(iv)(A).
“Excluded Australian Taxes” means any withholding Taxes imposed by Australia on any amounts payable in respect of interest under any Loan Document to or for the account of a Recipient (being beneficially entitled to that payment) in circumstances where (i) the Recipient is not or has ceased to be an Australian Qualifying Lender otherwise than as a result of a change in applicable Law after the date such Lender becomes a Lender; (ii) the Recipient is an Australian Treaty Lender and the relevant Borrower is able to demonstrate that the payment could have been made to or for the account of the Recipient without any withholding, had that Lender complied with its obligations under Section 3.01(g)(v); (iii) the Tax is imposed because the Recipient has not supplied an appropriate tax file number, an Australian business number, or similar details which if supplied would provide an exemption from the relevant Tax; or (iv) the Tax is on account of the relevant Borrower receiving a direction under section 255 of the Australian Tax Act or section 260-5 of Schedule 1 to the Taxation Administration Act 1953 (Cth) or any similar law.
“Excluded UK Taxes” means any withholding Taxes imposed by the United Kingdom on any amounts payable in respect of interest under any Loan Document to or for the account of a Recipient (being beneficially entitled to that payment) in circumstances where (i) that Recipient is not or has ceased to be a UK Qualifying Lender at the date on which the payment falls due and the withholding Taxes would not have applied had that Lender been a UK Qualifying Lender at that date, except to the extent that such withholding Taxes are due and/or that Lender has ceased to be a UK Qualifying Lender solely as a result of any change after the date that Lender became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or UK Treaty or any published practice or concession of any Government Authority; (ii) the relevant Recipient is a UK Qualifying Lender solely by virtue of paragraphs (b), (c) or (d) of the definition of UK Qualifying Lender and (x) an officer of HMRC has given (and not revoked) a direction (a “Direction”) under section 931 of the Income Tax Act 2007 which relates to the payment and the Recipient has received from the Borrower making the payment a certified copy of that Direction, and (y) the payment could have been made to the Recipient without any withholding Taxes if that Direction had not been made; (iii) the relevant Recipient is a UK Qualifying Lender solely by virtue of paragraphs (b), (c) or (d) of the definition of UK Qualifying Lender and (x) the relevant Recipient has not given a Tax Confirmation to the relevant Borrower, and (y) the payment could have been made to the Recipient without any withholding Taxes if the Recipient had given a Tax Confirmation to the relevant Borrower, on the basis that the Tax Confirmation would have enabled that Borrower to have formed a reasonable belief that the payment was an ‘excepted payment’ for the purpose of section 930 of the Income Tax Act 2007; or (iv) the relevant Recipient is a UK Treaty Lender and the relevant Borrower is able to demonstrate that the payment could have been made to the Recipient without any withholding Taxes had the Recipient complied with its obligations under Section 3.01(g)(iii).
“Existing Credit Agreement” means the Credit Agreement, dated as of September 27, 2018 (as amended by the First Amendment, dated as of April 10, 2020), among the Company, the Subsidiaries of the Company party thereto as “Designated Borrowers,” the various lenders party thereto, and Truist Bank, as administrative agent.
“Existing Letters of Credit” means those certain letters of credit, described in reasonable detail on Schedule 1.01(a).
“Existing Maturity Date” has the meaning specified in Section 2.17.
“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any applicable intergovernmental agreements with respect thereto and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.
~~“FCA” has the meaning specified in Section 1.12.~~
“Federal Funds Rate” means for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Rate as so determined would be less than 0.00%, such rate shall be deemed to be 0.00% for the purposes of this Agreement.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.
“Fee Letters” means, collectively, the letter agreements, each dated as of July 30, 2021 among (a) the Company and JPMorgan Chase Bank; (b) the Company and BofA Securities; (c) the Company and Mizuho Bank, Ltd.; (d) the Company, Truist Bank and Truist Securities and (e) the Company and WFS.
“First Amendment” means the First Amendment to Credit Agreement, dated as of March 21, 2023, among the Borrowers, the Administrative Agent and the Lenders party thereto.
“First Amendment Effective Date” has the meaning specified in the First Amendment.
“Fiscal Year” means the fiscal year of the Company and its Subsidiaries ending on or about December 31.
“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to ~~Eurodollar Rate,~~Adjusted Term SOFR, Adjusted EURIBOR Rate, ~~CDOR~~CDO Rate ~~or~~, AUD Rate, BKBM Rate, each Adjusted Daily Simple RFR and the Central Bank Rate, as applicable. For the avoidance of doubt, the initial Floor with respect to Adjusted Term SOFR, Adjusted EURIBOR Rate, CDO Rate, AUD Rate, BKBM Rate, each Adjusted Daily Simple RFR and the Central Bank Rate shall be 0.00%.
“Foreign Lender” means (a) if a Borrower is a U.S. Person, a Lender (or L/C Issuer) that is not a U.S. Person, and (b) if a Borrower is not a U.S. Person, a Lender (or L/C Issuer) that is resident or organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes.
“Foreign Obligor” means a Borrower that is a Foreign Subsidiary.
“Foreign Subsidiary” means any Subsidiary that is organized under the laws of a jurisdiction other than the United States, a State thereof or the District of Columbia.
“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to any L/C Issuer, such Defaulting Lender’s Applicable Revolving Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Applicable Revolving Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.
“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.
“Governmental Approvals” means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.
“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state, provincial, territorial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank), including any self-regulatory organization established under any Law or any stock exchange.
“GST Act” means the A New Tax System (Goods and Services Tax) Act 1999 (Cth) of Australia.
“GST Group” has the meaning set out in the GST Act.

“Guaranteed Obligations” means, without duplication, all of the Obligations of the Designated Borrowers to the Lenders and the Administrative Agent, whenever arising, under this Agreement, the Designated Borrower Request and Assumption Agreements, any Letter of Credit Applications, the Notes and any other Loan Documents (including, but not limited to, obligations with respect to principal, interest and fees and obligations of any Designated Borrower under Section 12.04 hereof).
“Hazardous Materials” means any substances or materials (a) which are or become regulated or defined as hazardous wastes, hazardous substances, pollutants, contaminants, chemical substances or mixtures or toxic substances under any Environmental Law; (b) which are toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise harmful to human health or the environment and are or become regulated by any Governmental Authority; (c) the presence of which require investigation or remediation under any Environmental Law; (d) the discharge or emission or release of which requires a permit or license under any Applicable Law or other Governmental Approval; or (e) which contain, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or waste, crude oil, nuclear fuel, natural gas or synthetic gas.
“Hedging Agreement” means any agreement with respect to an interest rate swap, collar, cap, floor or forward rate agreement, foreign currency agreement or other agreement regarding the hedging of interest rate risk exposure executed in connection with hedging the interest rate exposure of any Person, and any confirming letter executed pursuant to such hedging agreement, all as amended, amended and restated, supplemented or otherwise modified from time to time.
“HMRC” means Her Majesty’s Revenue and Customs.
“HMRC DT Passport Scheme” means the HMRC Double Taxation Treaty Passport Scheme.
~~“Impacted CDO Rate Interest Period” has the meaning assigned to such term in the definition of “CDO Rate.”~~
~~“Impacted EURIBOR Rate Interest Period” has the meaning assigned to such term in the definition of “EURIBOR Rate.”~~
~~“Impacted Eurodollar Rate Interest Period” has the meaning assigned to such term in the definition of “Eurodollar Rate.”~~
“Incremental Term Loan” has the meaning specified in Section 2.18.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of a Borrower under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Indemnitees” has the meaning specified in Section 12.04(b).
“Information” has the meaning specified in Section 12.07.
“Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swingline Loan) or Canadian Prime Rate Loan, the last day of each March, June, September and December and the Maturity Date, (b) with respect to any RFR Loan, (1) each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan

(or, if there is no such numerically corresponding day in such month, then the last day of such month) and (2) the Maturity Date, (c) with respect to any Term Benchmark Loan, the last day of each Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Term Benchmark Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, and the Maturity Date and (d) with respect to any Swingline Loan, the day that such Loan is required to be repaid and the Maturity Date.
“Interest Period” means (a) with respect to any Term Benchmark Loan~~,~~ (other than Term Benchmark Loans denominated in Canadian Dollars, Australian Dollars or New Zealand Dollars), the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months (or, with the consent of each Lender, twelve months) thereafter (in each case, subject to the availability for the Benchmark applicable to the relevant Loan or Commitment for any Agreed Currency), as the Company may elect; ~~and~~ (b) with respect to any Term Benchmark Loan denominated in Canadian Dollars, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two or three months thereafter, as the Company may elect, (c) with respect to any Term Benchmark Loan denominated in Australian Dollars or New Zealand Dollars, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Company may elect and (d) as to each Absolute Rate Loan, a period of not less than 14 days and not more than 180 days as selected by the Company in its Bid Request; provided that~~:~~
~~(i)~~  (i) if any Interest Period ~~that~~ would ~~otherwise~~ end on a day ~~that is not~~other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day ~~falls in another~~would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day~~;~~
~~(ii)~~ , (ii) any Interest Period that ~~begins~~commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month ~~at the end~~ of such Interest Period) shall end on the last Business Day of the last calendar month ~~at the end~~ of such Interest Period~~;~~  and
~~(iii)~~  (iii) no ~~no Interest Period with respect to any Class of Term Benchmark Loans shall extend beyond the Maturity Date applicable to such Class; and~~
~~(iv) no~~ tenor that has been removed from this definition pursuant to Section 3.03(~~f~~e) shall be available for specification in such Revolving Loan Notice unless reinstated pursuant to such Section 3.03(~~f~~e).
“Ipso Facto Event” means an Australian Borrower is the subject of an announcement, application, compromise, arrangement, managing controller, or administration as described in section 415D(1), 434J(1) or 451E(1) of the Corporations Act 2001 (Cth) of Australia.
“Irish Person” means, in relation to a particular Irish Treaty, any person that is resident in Ireland for the purposes of that Irish Treaty.
“Irish Qualifying Jurisdiction” means (a) a member state of the European Communities other than Ireland; (b) a jurisdiction with which Ireland has entered into an Irish Tax Treaty that has the force of law; or (c) a jurisdiction with which Ireland has entered into an Irish Tax Treaty where that treaty will (on completion of necessary procedures) have the force of law.

“Irish Qualifying Lender” means a Lender which is beneficially entitled to the interest payable to that Lender in respect of an advance under a Loan Document and is:
(a) a bank which is authorised or licensed to carry on banking business in Ireland and which is carrying on a bona fide banking business in Ireland;
(b) a building society (within the meaning of section 256(1) TCA) which is carrying on a bona fide banking business in Ireland;
(c)an authorised credit institution (under the terms of Directive 2013/36/EU) which has duly established a branch in Ireland, having made all necessary notifications to its home state competent authorities (as required under Directive 2013/36/EU and, where applicable, under Council Regulation No 1024/2013) in relation to its intention to carry on banking business in Ireland, and such credit institution is carrying on a bona fide banking business in Ireland;
(d) a body corporate:
(i) which, by virtue of the law of an Irish Qualifying Jurisdiction, is resident in the Irish Qualifying Jurisdiction for the purposes of tax and that jurisdiction imposes a tax that generally applies to interest receivable in that jurisdiction by companies from sources outside that jurisdiction; or
(ii) which is a US corporation which is incorporated in the United States and is taxed in the United States on its worldwide income; or
(iii) which is a US limited liability company where (I) the ultimate recipients of the interest would themselves be Irish Qualifying Lenders under sub-paragraphs (i), (ii) or (iv) of this definition, and (II) business is conducted through the US limited liability company for market reasons and not for tax avoidance purposes; or
where the interest: (I) is exempted from the charge to Irish income tax under an Irish Tax Treaty in force on the date the interest is paid; or (II) would be exempted from the charge to Irish income tax if an Irish Tax Treaty which has been signed but is not yet in force had the force of law on the date the interest is paid, except where, in respect of each of sub-paragraphs (i) to (iv), interest payable to that body corporate in respect of an advance under a Loan Document is paid in connection with a trade or business which is carried on in Ireland by that body corporate through a branch or agency;
(e) a body corporate which advances money in the ordinary course of a trade which includes the lending of money where the interest on the advance under a Loan Document is taken into account in computing the trading income of such body corporate and such body corporate has complied with the notification requirements under section 246(5) TCA;
(f) a qualifying company (within the meaning of section 110 TCA);
(g) an investment undertaking (within the meaning of section 739B TCA);

(h) a Irish Treaty Lender.
“Irish Tax Treaty” means a double taxation treaty into which Ireland has entered which contains an article dealing with interest or income from debt claims.
“Irish Treaty Lender” means a Lender which:
a)    is treated as a resident of an Irish Treaty State for the purposes of an Irish Tax Treaty which makes provision for full exemption from tax imposed by Ireland on interest or income from debt claims;
b)    does not carry on a business in Ireland through a permanent establishment with which that Lender’s participation in the Loan is effectively connected;
c)    fulfils all conditions of the Irish Tax Treaty which must be fulfilled for residents of that Irish Treaty State to be paid interest without the deduction of Irish tax; and
d)    meets all the necessary conditions for the concessionary Self Certification procedure set out in Tax and Duty Manual Part 08-03-06 issued by the Irish Revenue Commissioners to apply, and has provided a completed and valid “Form 8-3-6. Interest” to the Borrower or, where such concessionary treatment no longer applies, subject to the completion of procedural formalities necessary for the Borrower to obtain authorization to make a payment without any withholding for or on account of tax.
“Irish Treaty State” means a jurisdiction which has entered into an Irish Tax Treaty with Ireland which has the force of law.
“IRS” means the United States Internal Revenue Service.
~~“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.~~
“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).
“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the applicable L/C Issuer and the Company (or any Subsidiary) or in favor of the applicable L/C Issuer and relating to such Letter of Credit.
“ITA” means the Income Tax Act (Canada), as amended.
“JPMorgan Chase Bank” means JPMorgan Chase Bank, N.A.
“Laws” means, collectively, all international, foreign, Federal, state and local, provincial and territorial statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
“L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Revolving Percentage. All L/C Advances shall be denominated in Dollars.
“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing of Revolving Loans. All L/C Borrowings shall be denominated in Dollars.
“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.
“L/C Issuer” means each of (i) JPMorgan Chase Bank, (ii) with respect to those Existing Letters of Credit so identified on Schedule 1.01(a), Bank of America, N.A. and Truist Bank, (iii) any Affiliate of an Arranger that is a Revolving Lender hereunder and (iv) any other Revolving Lender reasonably acceptable to the Administrative Agent and designated by the Company that agrees to act as an L/C Issuer in respect of any Letter of Credit requested by the Company hereunder.
“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
“Lender” has the meaning specified in the introductory paragraph hereto and, as the context requires, includes each Revolving Lender and the Swing Line Lender.
“Lender Related Person” has the meaning specified in Section 12.04(d).
“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Company and the Administrative Agent.
“Letter of Credit” means any letter of credit issued hereunder and shall include the Existing Letters of Credit, in each case, providing for the payment of cash upon the honoring of a presentation thereunder. A Letter of Credit may be a commercial letter of credit or a standby letter of credit. A Letter of Credit may be issued in Dollars or in any Alternative Currency.
“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the applicable L/C Issuer.
“Letter of Credit Expiration Date” means the day that is seven days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Fee” has the meaning specified in Section 2.04(h).
“Letter of Credit Sublimit” means an aggregate amount equal to $75,000,000; provided that, the portion of the Letter of Credit Sublimit available pursuant to Letters of Credit issued by an L/C Issuer shall not to exceed the Dollar amount set forth opposite such L/C Issuer’s name on Schedule 2.01. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments.
“Leverage Ratio” means, as of the last day of any fiscal quarter, the ratio of (a) (x) Consolidated Funded Debt on such day minus (y) the Cash Netting Amount to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters ending as of such day.
“Leverage Ratio Increase Requirements” means, in connection with any election by the Company to increase the Leverage Ratio under Section 8.01 for a four consecutive fiscal quarter period, the following:

(i)    such election is made in connection with a Material Acquisition that is permitted hereunder;
(ii)    such election is only given effect for the four consecutive fiscal quarter period following the date on which the applicable Material Acquisition is consummated (by way of example only, if the Material Acquisition is consummated on May 15, 2021, for the fiscal quarters ending June 30, 2021, September 30, 2021, December 31, 2021 and March 31, 2022); and
(iii)    the Company may not make an election during any period in which a previous election is then in effect, and at least one full fiscal quarter must elapse following the end of any such four fiscal quarter period during which an election is in effect before the Company may make any such additional election.
~~“LIBOR” has the meaning specified in Section 1.12.~~
“Lien” means any mortgage, pledge, hypothecation, collateral assignment, encumbrance, lien (statutory or other), charge or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any easement, right of way or other encumbrance on title to real property), and in the case of an Australian Borrower, includes any “security interest” as defined in section 12 of the Personal Property and Securities Act 2009 (Cth) of Australia. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease (excluding, however, any synthetic leases) or other title retention agreement relating to such asset.
“Limited Originator Recourse” means a letter of credit, cash collateral account or other such credit enhancement issued in connection with the incurrence of Debt by a Receivables Subsidiary under a Permitted Receivables Financing.
“Loan” means an extension of credit by a Lender to a Borrower under Article II in the form of a Revolving Loan, a Bid Loan or a Swing Line Loan.
“Loan Documents” means this Agreement, each Designated Borrower Request and Assumption Agreement, each Note, each Issuer Document, any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.19 of this Agreement and the Fee Letters.
“Material Acquisition” means any acquisition by the Company or any of its Subsidiaries of all or any portion of the Capital Stock or other ownership interest in any Person which is not a Subsidiary or all or any substantial portion of the assets, property and/or operations of a Person which is not a Subsidiary (including the acquisition of a division or line of business of such a Person) with respect which, in each case, the aggregate consideration for such acquisition is in excess of $100,000,000.
“Material Adverse Effect” means any of (a) a material adverse effect on the business, assets, operations, or financial condition of the Company and its Subsidiaries taken as a whole; (b) a material adverse effect on the ability of any Borrower to perform its obligations under the Loan Documents, in each case to which it is a party; or (c) a material adverse effect on the rights or remedies of the Lenders or the Administrative Agent hereunder or under any other Loan Document; taken as a whole.
“Material Subsidiary” means any Subsidiary of the Company that would constitute a “significant subsidiary” under Rule 1-02(w) of Regulation S-X under the Securities Act.
“Maturity Date” means the later of (a) August 25, 2026 and (b) if revolving maturity is extended pursuant to Section 2.17, such extended maturity date as determined pursuant to such Section; provided that, in each case, if such date is not a Business Day, the Maturity Date shall be the immediately preceding Business Day.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
“Multiemployer Plan” means (a) any multiemployer plan as defined in Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes or is obligated to make contributions, and (b) each such plan for the five-year period immediately following the latest date on which the Company or any ERISA Affiliate made or was obligated to make contributions to such a plan.
“New Zealand Dollars” means dollars in lawful currency of New Zealand.
“Non-Extension Notice Date” has the meaning specified in Section 2.04(b)(iii).
“Note” means a promissory note made by a Borrower in favor of a Lender evidencing Loans made by such Lender to such Borrower, substantially in the form of Exhibit D.
“NYFRB” means the Federal Reserve Bank of New York.
“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.
“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates shall be less than 0.00%, such rate shall be deemed to be 0.00%.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Borrower arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Borrower or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.
“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.
“Officer’s Compliance Certificate” has the meaning specified in Section 6.02.
“Operating Profit” means, as applied to any Person for any period, the operating revenue of such Person for such period, less (a) its costs of services for such period and (b) its selling, general and administrative costs for such period but excluding therefrom all extraordinary gains or losses, all as determined and computed in accordance with GAAP.
“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the constitution, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any unlimited liability company, the constitution and (d) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
~~“Other Benchmark Rate Election” means, with respect to any Loan denominated in Dollars, if the then-current Benchmark is the LIBO Rate, the occurrence of:~~
~~(a) a request by the Company to the Administrative Agent to notify each of the other parties hereto that, at the determination of the Borrower, Dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed), in lieu of a LIBOR-based rate, a term benchmark rate as a benchmark rate, and~~
~~(b) the Administrative Agent and the Company jointly elect to trigger a fallback from the LIBO Rate and the provision, as applicable, by the Administrative Agent of written notice of such election to the Company and the Lenders.~~
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06).

“Outstanding Amount” means (a) with respect to Revolving Loans and Bid Loans on any date, the Dollar Equivalent amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Loans occurring on such date; (b) with respect to Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Swing Line Loans occurring on such date; and (c) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Company of Unreimbursed Amounts.
“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight ~~Term Benchmark Borrowings~~eurodollar transactions denominated in Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.
“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the NYFRB Rate and (b) with respect to any amount denominated in an Alternative Currency, an overnight rate reasonably determined by the Administrative Agent or the L/C Issuers, as the case may be, in accordance with banking industry rules on interbank compensation.
“Pari Cybersecurity Obligations” means all Subsidiary Cybersecurity Obligations of all Domestic Subsidiaries which have (in accordance with Section 7.13 or otherwise at the election of the Company) provided a guaranty of the Guaranteed Obligations in favor of the Lenders and the Administrative Agent (in form and substance reasonably acceptable to the Administrative Agent and delivered such other documentation, including customary certificates, resolutions and legal opinions, and taken such other actions as reasonably requested by the Administrative Agent in connection with such guaranty) which has not been terminated or released.
“Participant” has the meaning specified in Section 12.06(d).
“Participant Register” has the meaning specified in Section 12.06(d).
“Participating Member State” means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.
“Patriot Act” means the USA PATRIOT Improvement and Reauthorization Act of 2005 (Pub. L. 109-177 (signed into law March 9, 2006)), as amended and in effect from time to time.
“Payment” has the meaning specified in Section 10.11.
“Payment Notice” has the meaning specified in Section 10.11.
“PBGC” means the United States Pension Benefit Guaranty Corporation.
“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any employee pension benefit plan within the meaning of Section 3(2) of ERISA (including a multiple employer plan or a Multiemployer Plan) that is maintained or is contributed to by the Company and any ERISA Affiliate, or with respect to which the Company or any ERISA Affiliate has any liability and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 or Section 430 of the Code.
“Permitted Receivables Financing” means one or more accounts receivables purchase facilities made available to the Company or any of its Subsidiaries on then-market terms (as reasonably determined by the Company) pursuant to which the Company or any Subsidiary sells, conveys, contributes or otherwise transfers (or purports to sell, convey, contribute or otherwise transfer) accounts receivable and any related assets (including all collateral securing such accounts receivable and related assets, all contracts and all guarantees or other obligations in respect of such accounts receivable and related assets, proceeds of such accounts receivable and related assets and other assets that are customarily transferred or in respect of which security interests are customarily granted in connection with receivables financings) to any ~~special purpose securitization subsidiary of the Company or directly to one or more investors or purchasers (including pursuant to any factoring facility or arrangement)~~Receivables Subsidiary and, in connection therewith, may grant a security interest in such accounts receivable and such related assets.
“Permitted Receivables Financing Debt” means (a) any Debt issued or incurred under any Permitted Receivables Financing and (b) in the case of any Permitted Receivables Financing that is a purchase and sale of accounts receivable, or otherwise does not involve issuance or incurrence of Debt, the “outstanding investment”, “aggregate capital” or “invested amount” (or similar term) owing to the third-party purchasers or investors pursuant to such Permitted Receivables Financing, net of any such account receivables that have been written off as uncollectible or are otherwise ineligible, and subject to any offsets, dilutions or concentrations; provided that the aggregate principal or face amount of Permitted Receivables Financing Debt at any time outstanding (whether ~~resulting~~arising from one or more Permitted Receivables Financings) shall not exceed $~~250,000,000~~450,000,000.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of the Company or any such Plan to which the Company is required to contribute on behalf of any of its employees.
“Platform” has the meaning specified in Section 6.01(c).
“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.
“Projections” has the meaning specified in Section 5.01(p).

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Lender” has the meaning specified in Section 6.01.
“Recipient” means the Administrative Agent, any Lender, any L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder.
“Receivables Repurchase Obligation” means any obligation of a seller to repurchase receivables transferred by such seller in a Permitted Receivables Financing, which obligation arises as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.
“Receivables Subsidiary” means a Wholly-Owned Subsidiary of the Company (or another Person formed solely for the purposes of engaging in a Permitted Receivables Financing with the Company or any Subsidiary and to which the Company or any Subsidiary transfers accounts receivable and related assets) that engages in no activities other than in connection with the financing of accounts receivable of the Company and its Subsidiaries, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business and:
(1)    no portion of the Debt or any other obligations (contingent or otherwise):
(a)    is guaranteed by the Company or any Subsidiary, other than another Receivables Subsidiary (excluding guarantees of obligations (other than the principal of, and interest on, Debt) pursuant to Standard Securitization Undertakings, including servicing performance guarantees, or Limited Originator Recourse);
(b)    is recourse to or obligates the Company or any Subsidiary, other than another Receivables Subsidiary, in any way other than pursuant to Standard Securitization Undertakings, including servicing performance guarantees, or Limited Originator Recourse; or
(c)    subjects any property or asset of the Company or any Subsidiary, other than another Receivables Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings or Limited Originator Recourse;
(2)    with which neither the Company nor any Subsidiary, other than another Receivables Subsidiary, has any material contract, agreement, arrangement or understanding other than on terms the Company reasonably believes to be no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company; and

(3)    to which neither the Company nor any other Subsidiary, other than another Receivables Subsidiary, has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.
“Reference Period” has the meaning specified in the definition of “Consolidated EBITDA”.
“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is ~~Eurodollar Rate, 11:00 a.m. (London~~Adjusted Term SOFR, 5:00 a.m. (Chicago time) on the day that is two ~~London banking days~~U.S. Government Securities Business Days preceding the date of such setting, (2) if such Benchmark is the Adjusted EURIBOR Rate, 11:00 a.m. Brussels time two TARGET Days preceding the date of such setting, (3) if such Benchmark is CDO Rate, 10:15 a.m. (Toronto time) on the day of such setting, (4) if such Benchmark is AUD Rate, 11:00 a.m. Sydney, Australia time on the day of such setting, (5) if such Benchmark is BKBM Rate, 11:00 a.m. Wellington, New Zealand time on the day of such setting, (6) if the RFR for such Benchmark is SONIA, then four Business Days prior to such setting, (7) if the RFR for such Benchmark is Daily Simple SOFR, then four RFR Business Days prior to such setting or (~~5~~8) if such Benchmark is none of ~~the Eurodollar Rate~~Adjusted Term SOFR, the Adjusted EURIBOR Rate, CDO Rate, AUD Rate, BKBM Rate, Daily Simple SOFR or SONIA, the time determined by the Administrative Agent in its reasonable discretion.
“Register” has the meaning specified in Section 12.06(c).
“Regulation D” means Regulation D of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, managers, counsel, consultants, administrators, directors, officers, employees, agents, trustees, advisors or other representatives of such Person and of such Person’s Affiliates.
“Relevant Governmental Body” means (i) with respect to a Benchmark Replacement in respect of Loans denominated in Dollars, the Federal Reserve Board and/or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto, (ii) with respect to a Benchmark Replacement in respect of Loans denominated in Sterling, the Bank of England, or a committee officially endorsed or convened by the Bank of England or, in each case, any successor thereto, (iii) with respect to a Benchmark Replacement in respect of Loans denominated in Euros, the European Central Bank, or a committee officially endorsed or convened by the European Central Bank or, in each case, any successor thereto, (iv) with respect to a Benchmark Replacement in respect of Loans denominated in Canadian Dollars, the Bank of Canada, or a committee officially endorsed or convened by the Bank of Canada, or, in each case, any successor thereto, and ~~(v)~~ with respect to a Benchmark Replacement in respect of Loans denominated in any other currency, (a) the central bank for the currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement or (b) any working group or committee officially endorsed or convened by (1) the central bank for the currency in which such Benchmark Replacement is denominated, (2) any central bank or other supervisor that is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement, (3) a group of those central banks or other supervisors or (4) the Financial Stability Board or any part thereof.

“Relevant Rate” means (i) with respect to any Term Benchmark Borrowing denominated in Dollars, ~~the Eurodollar Rate~~Adjusted Term SOFR, (ii) with respect to any Term Benchmark Borrowing denominated in Euros, the Adjusted EURIBOR Rate, (iii) with respect to any Term Benchmark Borrowing denominated in Canadian Dollars, the CDO Rate, ~~or~~ (iv) with respect to any Term Benchmark Borrowing denominated in Australian Dollars, the AUD Rate, (v) with respect to any Term Benchmark Borrowing denominated in New Zealand Dollars, the BKBM Rate or (vi) with respect to any RFR Borrowing denominated in Sterling or Dollars, the applicable Daily Simple RFR.
“Relevant Screen Rate” means (i) with respect to any Term Benchmark Borrowing denominated in Dollars ~~or~~, the Term SOFR Reference Rate, (ii) with respect to any Term Benchmark Borrowing denominated in Canadian Dollars, the CDOR Screen Rate (iii) with respect to any Term Benchmark Borrowing denominated in Australian Dollars, the AUD Screen Rate, (iv) with respect to any Term Benchmark Borrowing denominated in New Zealand Dollars, the BKBM Screen Rate or (~~ii~~v) with respect to any Term Benchmark Borrowing denominated in Euros, the EURIBOR Screen Rate, as applicable.
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the PBGC has waived the requirement that it be notified of such event.
“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Revolving Loans, a Revolving Loan Notice; (b) with respect to a Bid Loan, a Bid Request; (c) with respect to an L/C Credit Extension, a Letter of Credit Application; and (d) with respect to a Swing Line Loan, a Swing Line Loan Notice.
“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the sum of the aggregate outstanding Revolving Commitments or, if the Revolving Commitment of each Lender to make Revolving Loans and the obligation of the L/C Issuers to make L/C Credit Extensions have been terminated pursuant to Section 9.02, 50% of the Total Revolving Outstandings (with the aggregate amount of each Revolving Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Revolving Lender for purposes of this definition); provided that the Revolving Commitment of, and the portion of the Total Revolving Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller of a Borrower, and with respect to any Borrower other than the Company, any director or secretary, and solely for purposes of (i) in the case of any Australian Borrower, the delivery of any certificate pursuant to Sections 2.17(e) and 2.18(e), two directors or a director and company secretary of such Australian Borrower and (ii) the delivery of incumbency certificates pursuant to Section 4.01, the secretary or any assistant secretary of a Borrower. Any document delivered hereunder that is signed by a Responsible Officer of a Borrower shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Borrower and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Borrower.
“Revaluation Date” means, with respect to any Loan denominated in any Alternative Currency, each of the following: (i) the date of the Borrowing of such Loan and (ii) (A) with respect to any Term Benchmark Loan, each date of a conversion into or continuation of such

Loan pursuant to the terms of this Agreement and (B) with respect to any RFR Loan, each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month); (b) with respect to any Letter of Credit denominated in an Alternative Currency, each of the following: (i) the date on which such Letter of Credit is issued, (ii) the first Business Day of each calendar month and (iii) the date of any amendment of such Letter of Credit that has the effect of increasing the face amount thereof; and (c) any additional date as the Administrative Agent may determine at any time when an Event of Default exists.
“Revolving Commitment” means, as to each Lender, its obligation to (a) make Revolving Loans to the Borrowers pursuant to Section 2.01, (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the Dollar amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.
“Revolving Lender” means each Lender holding a Revolving Commitment or a Revolving Loan.
“Revolving Loan” has the meaning specified in Section 2.01.
“Revolving Loan Notice” means a notice of (a) a Borrowing of Revolving Loans, (b) a conversion of Revolving Loans from one Type to the other, or (c) a continuation of ~~Eurodollar Rate~~Term Benchmark Revolving Loans ~~or CDO Rate Revolving Loans,~~denominated in Dollars, Australian Dollars, New Zealand Dollars or Canadian Dollars pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.
“RFR” means, for any RFR Loan denominated in (a) Sterling, SONIA and (b) Dollars, Daily Simple SOFR.
“RFR Administrator” means the SONIA Administrator or SOFR Administrator.
“RFR Borrowing” means, as to any Borrowing, the RFR Loans comprising such Borrowing.
“RFR Business Day” means, for any Loan denominated in (a) Sterling, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in London, and (b) Dollars, a U.S. Government Securities Business Day.
“RFR Interest Day” has the meaning specified in the definition of “Daily Simple RFR”.
“RFR Loan” means a Loan that bears interest at a rate based on Adjusted Daily Simple RFR.
“S&P” means Standard & Poor’s Financial Services LLC and any successor thereto.
“Sale and Leaseback Transaction” means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to any Borrower or Subsidiary thereof of any Property, whether owned by such Borrower or Subsidiary as of the Closing Date or later acquired, which has been or is to be sold or transferred by such Borrower or Subsidiary to such Person or to any other Person from whom funds have been, or are to be, advanced by such Person on the security of such Property.

“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.
“Sanctioned Country” means, at any time, a country, region or territory that is the subject or target of any Sanctions (at the time of this Agreement, Crimea, Cuba, ~~Iran,~~the so-called Donetsk People’s Republic, Iran, the so-called Luhansk People’s Republic, North Korea ~~and~~, Syria and non-Ukrainian government controlled portions of the Zaporizhzhia and Kherson regions of Ukraine).
“Sanctioned Person” means, at any time, (a) any Person that is the subject or target of any Sanctions, (b) any Person organized, operating or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons.
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, (b) the Government of Canada, the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom, (c) any state, territory or federal government of Australia or Governmental Authority of Australia or (d) any other relevant sanctions authority.
~~“Screen Rate” means (a) with respect to the Eurodollar Rate, the rate per annum equal to the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for deposits in Dollars appearing on Reuters screen page LIBOR 01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion) and (b) with respect to the CDO Rate, the rate per annum equal to the average rate applicable to Canadian Dollar Canadian bankers’ acceptances for the applicable period that appears on the “Reuters Screen CDOR Page” as defined in the International Swap Dealer Association, Inc. definitions, as modified and amended from time to time, or, in the event such rate does not appear on such page or screen, on any successor or substitute page or screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time, as selected by the Administrative Agent in its reasonable discretion, rounded to the nearest 1/100th of 1% at or about 10:15 a.m.., Toronto time, on the first day of the Interest Period, and, if such day is not a Business Day, then on the immediately preceding Business Day (as adjusted by Administrative Agent after 10:15 a.m. (Toronto time) to reflect any error in the posted rate of interest or in the posted average annual rate of interest); provided that if the Screen Rate as so determined would be less than 0.00%, such rate shall be deemed to be 0.00% for the purposes of this Agreement.~~
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Securities Act” means the Securities Act of 1933, as from time to time amended, and any successor statutes.

“September 2017 Cybersecurity Incident” means that certain cybersecurity incident announced in the press release dated September 7, 2017 attached as Exhibit No. 99.1 to the 8-K of the Company filed on such date.
“SOFR” means~~, with respect to any Business Day,~~  a rate ~~per annum~~ equal to the secured overnight financing rate ~~for such Business Day published~~as administered by the SOFR Administrator ~~on the SOFR Administrator’s Website on the immediately succeeding Business Day~~.
“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” means the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“SOFR Determination Date” has the meaning specified in the definition of “Daily Simple SOFR”.
“SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”.
“SONIA” means, with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator’s Website on the immediately succeeding Business Day.
“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).
“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.
“Special Notice Currency” means at any time an Alternative Currency, other than the currency of a country that is a member of the Organization for Economic Cooperation and Development at such time located in North America or Europe.
“Spot Rate” for a currency means the rate determined by the Administrative Agent to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent may obtain such spot rate from another financial institution designated by the Administrative Agent if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency.
“Standard Securitization Undertakings” means representations, warranties, covenants, indemnities and guarantees of performance entered into by the Company or any Subsidiary of the Company that a Responsible Officer of the Company has determined in good faith to be customary in a Permitted Receivables Financing including those relating to the servicing of the assets of a Receivables Subsidiary, it being understood that any Receivables Repurchase Obligation will be deemed to be a Standard Securitization Undertaking.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Federal Reserve Board to which the Administrative Agent is subject with respect to ~~the Eurodollar Rate or~~ Adjusted EURIBOR Rate~~, as applicable,~~  for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D) or any other reserve ratio or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans. Such reserve percentage shall include those imposed pursuant to Regulation D. Term Benchmark Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
“Sterling” and “£” mean the lawful currency of the United Kingdom.
“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Company.
“Subsidiary Cybersecurity Obligations” means the aggregate amount of outstanding obligations of all Domestic Subsidiaries under all final judgments, orders or settlements (with or without a court order) with respect to the September 2017 Cybersecurity Incident.
“Support Obligation” means, with respect to any Person and its Subsidiaries, without duplication, any obligation, contingent or otherwise, of any such Person pursuant to which such Person has directly or indirectly guaranteed any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of any such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement condition or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term Support Obligation shall not include (i) endorsements for collection or deposit in the ordinary course of business or (ii) a contractual commitment by one Person to invest in another Person for so long as such investment is permitted under this Agreement.
“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.05.
“Swing Line Lender” means JPMorgan Chase Bank in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.
“Swing Line Loan” has the meaning specified in Section 2.05(a).

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.05(b), which, if in writing, shall be substantially in the form of Exhibit C.
“Swing Line Sublimit” means an amount equal to the lesser of (a) $150,000,000 and (b) the Aggregate Revolving Commitments. The Swing Line Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments.
“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.
“TARGET Day” means any day on which TARGET2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.
“Tax Confirmation” means, in respect of a Borrower which is a UK Person, a confirmation by a Recipient that the person beneficially entitled to interest payable to that Recipient in respect of a Loan is either (i) a company resident in the United Kingdom for United Kingdom tax purposes; or (ii) a partnership each member or which is (x) a company so resident in the United Kingdom, or (y) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the Corporation Tax Act 2009) the whole or any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the Corporation Tax Act 2009; or (iii) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the Corporation Tax Act 2009) of that company.
“Tax Funding Agreement” means an agreement between the members of a Consolidated Group which includes:
(a) reasonably appropriate arrangements for the funding of tax payments by the head company of the Consolidated Group having regard to the position of each member of the Consolidated Group;
(b) an undertaking from each member of the Consolidated Group to compensate each other member adequately for loss of tax attributes (including tax losses and tax offsets) as a result of being a member of the Consolidated Group; and
(c) reasonably appropriate arrangements to ensure payments by members of the Consolidated Group to the head company of the Consolidated Group under the agreement are used to discharge relevant group liabilities (as described in section 721-10 of the Australian Tax Act) of the Consolidated Group.
“Tax Sharing Agreement” means an agreement between the members of a Consolidated Group which takes effect as a tax sharing agreement under section 721-25 of the Australian Tax Act and complies with Australian Tax Act and any law, official directive, request, guidance or policy (whether or not having the force of law) issued in connection with the Australian Tax Act.
“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“TCA” means the Taxes Consolidation Act 1997 of Ireland.
“Term Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to ~~the~~ Adjusted ~~Eurodollar Rate~~Term SOFR, the Adjusted EURIBOR Rate ~~or~~, the CDO Rate, the AUD Rate or the BKBM Rate.
“Term Benchmark Bid Margin” means the margin above or below the applicable Term Benchmark to be added to or subtracted from the applicable Term Benchmark, which margin shall be expressed in multiples of 1/100th of one basis point.
“Term Benchmark Margin Bid Loan” means a Bid Loan that bears interest at a rate based upon the Term Benchmark.
“Term SOFR~~” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.~~ Determination Day” has the meaning assigned to it under the definition of Term SOFR Reference Rate.
“Term SOFR ~~Notice” means a notification by the Administrative Agent to the Lenders and the Company of the occurrence of a Term SOFR Transition Event.~~Rate” means, with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.
~~“Term SOFR Transition Event” means the determination by the Administrative Agent (in consultation with the Company) that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for the Administrative Agent and (c) a Benchmark Transition Event or an Early Opt-in Election, as applicable, has previously occurred resulting in a Benchmark Replacement in accordance with Section 3.03 that is not Term SOFR.~~
“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.
“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

“Total Revolving Outstandings” means the aggregate Outstanding Amount of all Revolving Loans, Bid Loans, Swing Line Loans and all L/C Obligations.
“Truist Securities” means Truist Securities, Inc.
“Type” means (a) with respect to a Revolving Loan, its character as an ABR Loan, a Canadian Prime Loan, a Term Benchmark Loan or an RFR Loan, and (b) with respect to a Bid Loan, its character as an Absolute Rate Loan~~, CDO Margin Bid Loan or a Eurodollar~~ or a Term Benchmark Margin Bid Loan.
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.
“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(g)(ii)(B)(III).
“UCP” means, with respect to any Letter of Credit, the “Uniform Customs and Practice for Documentary Credits number 600, 2007 Revision” or such later version thereof as may be in effect at the time of issuance.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Person” means any person that is incorporated under the laws of England and Wales.
“UK Qualifying Lender” means, in relation to any Borrower which is a UK Person, a Lender which is beneficially entitled to interest payable to that Lender in respect of a Loan and:
(a)    where the interest is paid on a Loan made under a Loan Document by a person that was a bank (as defined for the purposes of section 879 of Income Tax Act 2007) at the time that that Loan was made, is at the due date for payment of the interest either within the charge to UK corporation tax as respects that interest payment or is a bank which would be within the charge to UK corporation tax as respects that interest payment apart from section 18A of Corporation Tax Act 2009;
(b)    is a company which is resident in the UK for UK tax purposes;
(c)    is a partnership each member of which is (A) a company so resident in the UK, or (B) a company not so resident in the UK which carries on a trade in the UK through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of Corporation Tax Act 2009) the whole of any share of interest payable in respect of that Loan that falls to it by reason of Part 17 of Corporation Tax Act 2009;

(d)    is a company which is not resident in the UK but which carries on a trade in the UK through a permanent establishment and which brings into account interest payable in respect of that Loan in computing the chargeable profits (within the meaning of section 19 of Corporation Tax Act 2009) of that company; or
(e)    is a UK Treaty Lender.
“UK Treaty” means a double taxation agreement between the United Kingdom and another jurisdiction.
“UK Treaty Lender” means any Recipient which:
(a)    is treated as a resident of a UK Treaty State for the purposes of the UK Treaty;
(b)    does not carry on a business in the United Kingdom through a permanent establishment with which that Recipient’s participation under the relevant Loan Document in relation to any Borrower that is a UK Person is effectively connected; and
(c)    meets all other conditions in the UK Treaty which relate to that Recipient and which that Recipient is required to meet in order to claim full exemption from tax imposed by the United Kingdom on interest amounts paid to or for its account under the relevant Loan Document (subject to the completion of any procedural formalities).
“UK Treaty State” means a jurisdiction that is party to a UK Treaty which makes provision for full exemption from tax imposed by the United Kingdom on interest.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“United States” and “U.S.” mean the United States of America.
“Unreimbursed Amount” has the meaning specified in Section 2.04(c)(i).
“Veda Entities” means Veda Group Limited, a company incorporated in the Commonwealth of Australia, and its Subsidiaries.
“WFS” means Wells Fargo Securities, LLC.
“Wholly-Owned” means, with respect to a Subsidiary, that all of the shares of capital stock or other ownership interests of such Subsidiary (except directors’ qualifying shares, or, in the case of any Subsidiary which is not organized or created under the laws of the United States or any political subdivision thereof, such nominal ownership interests which are required to be held by third parties under the laws of the foreign jurisdiction under which such Subsidiary was incorporated or organized) are, directly or indirectly, owned or controlled by any Borrower and/or one or more of its Wholly-Owned Subsidiaries.
“Withholding Agent” means any Borrower or the Administrative Agent, as applicable.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable UK Resolution Authority under the Bail-In Legislation to cancel, transfer or dilute shares issued by any UK Financial Institution or affiliate of any UK Financial Institution, to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
1.02    Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(a)    The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document); (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns; (iii) the words “hereto,” “herein,” “hereof” and “hereunder”, and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof; (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear; (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time; and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
(b)    In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.”
(c)    Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
(d)    All references to the United States of America, or to any subdivision, department, agency or instrumentality thereof shall be deemed to refer also to Canada, or to any subdivision, department, agency or instrumentality thereof, and all references to federal or state securities law of the United States shall be deemed to refer also to analogous federal and provincial securities law in Canada.

1.03    Accounting Terms.
(a)    Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.
(b)    Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Company or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Company shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. For the avoidance of doubt, it is agreed that for all purposes under this Agreement, capital lease obligations (and the determination of whether a lease constitutes a Capital Lease) shall be calculated in accordance with GAAP as of the Closing Date and without giving effect to any subsequent changes in GAAP (or required implementation of any previously promulgated changes in GAAP) relating to the treatment of a lease as an operating lease or capitalized lease, unless otherwise agreed by the Company and the Required Lenders.
1.04    Rounding. Any financial ratios required to be maintained by the Company pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
1.05    Exchange Rates; Currency Equivalents.
(a)    The Administrative Agent shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Credit Extensions and Outstanding Amounts denominated in Alternative Currencies. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Borrowers hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent.
(b)    Wherever in this Agreement in connection with a Borrowing of Revolving Loans, conversion, continuation or prepayment of a Term Benchmark Loan or an RFR Loan, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing of Revolving Loans, or conversion, continuation or prepayment of a Term Benchmark Loan or an RFR Loan, is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded up to the nearest unit of such Alternative Currency), as determined by the Administrative Agent.
1.06    Additional Alternative Currencies.
(a)    The Company may from time to time request that Term Benchmark Revolving Loans and ~~Eurodollar~~Term Benchmark Margin Bid Loans be made in a currency other than those specifically listed in the definition of “Alternative Currency”; provided that such requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and not restricted and able to be convertible into Dollars. In the case of any such request with respect to the making of Term Benchmark Revolving Loans or ~~Eurodollar~~Term Benchmark Margin Bid Loans, such request shall be subject to the approval of the Administrative Agent and the Revolving Lenders.
(b)    Any such request shall be made to the Administrative Agent not later than 11:00 a.m., 20 Business Days prior to the date of the desired Credit Extension (or such other time or date as may be agreed by the Administrative Agent). In the case of any such request pertaining to Term Benchmark Revolving Loans or ~~Eurodollar~~Term Benchmark Margin Bid Loans, the Administrative Agent shall promptly notify each Revolving Lender thereof. Each Revolving Lender shall notify the Administrative Agent, not later than 11:00 a.m., ten Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Term Benchmark Revolving Loans or ~~Eurodollar~~Term Benchmark Margin Bid Loans in such requested currency.
(c)    Any failure by a Revolving Lender to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Revolving Lender to permit Term Benchmark Revolving Loans or ~~Eurodollar~~Term Benchmark Margin Bid Loans to be made in such requested currency. If the Administrative Agent and all the Revolving Lenders consent to making Term Benchmark Revolving Loans or ~~Eurodollar~~Term Benchmark Margin Bid Loans in such requested currency, the Administrative Agent shall so notify the Company and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Borrowings of Term Benchmark Revolving Loans or ~~Eurodollar~~Term Benchmark Margin Bid Loans. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.06, the Administrative Agent shall promptly so notify the Company.
1.07    Change of Currency.
(a)    Each obligation of the Borrowers to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the ~~London~~European interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Borrowing of Revolving Loans in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing of Revolving Loans, at the end of the then current Interest Period.

(b)    Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.
(c)    Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.
1.08    Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
1.09    Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.
1.10    Classifications of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g. “Revolving Loan”) or by Type (e.g. “Term Benchmark Loan”, “RFR Loan”, “Canadian Prime Rate Loan” or “ABR Loan”) or by Class and Type (e.g. “Revolving Term Benchmark Loan” or “Revolving RFR Loan”). Borrowings also may be classified and referred to by Class (e.g. “Revolving Borrowing”) or by Type (e.g. “Term Benchmark Borrowing” or an “RFR Borrowing”) or by Class and Type (e.g. “Revolving Term Benchmark Borrowing” or an “Revolving RFR Borrowing”).
1.11    Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time.
1.12    Interest Rates; ~~LIBOR~~Benchmark Notification. The interest rate on a Loan denominated in Dollars or an Alternative Currency may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. ~~Regulators have signaled the need to use alternative benchmark reference rates for some of these interest rate benchmarks and, as a result, such interest rate benchmarks may cease to comply with applicable laws and regulations, may be permanently discontinued, and/or the basis on which they are calculated may change. The London interbank offered rate (“LIBOR”) is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. On March 5, 2021, the U.K. Financial Conduct Authority (“FCA”) publicly announced that: (i) immediately after December 31, 2021, publication of all seven euro LIBOR settings, all seven Swiss Franc LIBOR settings, the spot next, 1-week, 2-month and 12-month Japanese Yen LIBOR settings, the overnight, 1-week, 2-month and 12-month British Pound Sterling LIBOR settings, and the 1-week and 2-month Dollar LIBOR settings will permanently cease; (ii) immediately after June 30, 2023, publication of the overnight and 12-month Dollar LIBOR settings will permanently cease; immediately after December 31, 2021, the 1-month, 3-month and 6-month Japanese Yen LIBOR settings and the 1-~~

~~month, 3-month and 6-month British Pound Sterling LIBOR settings will cease to be provided or, subject to consultation by the FCA, be provided on a changed methodology (or “synthetic”) basis and no longer be representative of the underlying market and economic reality they are intended to measure and that representativeness will not be restored; and (iii) immediately after June 30, 2023, the 1-month, 3-month and 6-month Dollar LIBOR settings will cease to be provided or, subject to the FCA’s consideration of the case, be provided on a synthetic basis and no longer be representative of the underlying market and economic reality they are intended to measure and that representativeness will not be restored. There is no assurance that dates announced by the FCA will not change or that the administrator of LIBOR and/or regulators will not take further action that could impact the availability, composition, or characteristics of LIBOR or the currencies and/or tenors for which LIBOR is published. Each party to this agreement should consult its own advisors to stay informed of any such developments. Public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of LIBOR.~~ Upon the occurrence of a Benchmark Transition Event, ~~a Term SOFR Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election,~~ Section 3.03(b) ~~and (c) provide~~provides a mechanism for determining an alternative rate of interest. The ~~Administrative Agent will promptly notify the Company, pursuant to Section 3.03(e), of any change to the reference rate upon which the interest rate on Term Benchmark Loans is based. However, the~~ Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to ~~the Daily Simple RFR, LIBOR, CDOR or other rates in the definition of “Eurodollar Rate” (or “EURIBOR Rate”)~~any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof ~~(including, without limitation, (1) any such alternative, successor or re-placement rate implemented pursuant to Section 3.03(b) or (c), whether upon the occurrence of a Benchmark Transition Event, a Term SOFR Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election, and (2) the implementation of any Benchmark Replacement Conforming Changes pursuant to Section 3.03(d))~~, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the ~~Daily Simple RFR, the Eurodollar Rate (or the EURIBOR Rate), CDO Rate~~existing interest rate being replaced or have the same volume or liquidity as did ~~the London interbank offered rate (or the euro interbank offered rate, Canadian dollar offered rate or the Tokyo interbank offered rate, as applicable)~~any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any ~~Daily Simple RFR,~~ interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark ~~Re-placement~~Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the ~~Company~~Borrowers. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any ~~RFR, Daily Simple RFR or the Term Benchmark Rate~~interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the ~~Company~~Borrowers, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service ~~other than for direct or actual damages resulting from the gross negligence, bad faith or willful misconduct of the Administrative Agent as determined by a final and nonappealable judgment of a court of competent jurisdiction~~.
.

ARTICLE II.
THE COMMITMENTS AND CREDIT EXTENSIONS
2.01    Revolving Loans. Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a “Revolving Loan”) to the Borrowers in Dollars or in one or more Alternative Currencies from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Revolving Commitment; provided that after giving effect to any Borrowing of Revolving Loans, (i) the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments, (ii) the aggregate Outstanding Amount of the Revolving Loans and Bid Loans of any Lender, plus such Lender’s Applicable Revolving Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Revolving Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Commitment and (iii) the aggregate Outstanding Amount of all Loans denominated in Alternative Currencies shall not exceed the Alternative Currency Sublimit. Within the limits of each Lender’s Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01, prepay under Section 2.07, and reborrow under this Section 2.01. Revolving Loans may be ABR Loans, Canadian Prime Rate Loans, Term Benchmark Loans or RFR Loans (provided that RFR Loans may only be denominated in Dollars if the Adjusted Daily Simple RFR for Dollar-denominated Loans has replaced Adjusted Term SOFR as the applicable Benchmark for Dollar-denominated Loans pursuant to Section 3.03), as further provided herein.
2.02    Borrowings, Conversions and Continuations of Revolving Loans.
(a)    Each Borrowing of Revolving Loans, each conversion of Revolving Loans from one Type to the other, and each continuation of Term Benchmark Revolving Loans shall be made upon the Company’s irrevocable notice to the Administrative Agent, which may be given by telephone; provided that with respect to Borrowings of Revolving Loans, such notice may state that such notice is conditioned upon the consummation of a specific transaction, in which case such notice may be revoked by the Borrowers if such condition is not satisfied. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three U.S. Government Securities Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Term Benchmark Revolving Loans denominated in Dollars, ~~or of any conversion of Term Benchmark Revolving Loans denominated in Dollars to ABR Revolving Loans,~~ (ii) three Business Days (or (x) four Business days in the case of Term Benchmark Loans denominated in Australian Dollars or (y) five Business Days in the case of ~~a~~any other Special Notice Currency) prior to the requested date of any Borrowing, conversion to or continuation of, Term Benchmark Revolving Loans denominated in Alternative Currencies, ~~or of any conversion of Term Benchmark Revolving Loans denominated in Canadian Dollars to Canadian Prime Rate Revolving Loans, (iii) three~~(iii) five RFR Business Days prior to the requested date of any Borrowing of or conversion to, RFR Revolving Loans denominated in Sterling ~~and~~, (iv) to the extent that Adjusted Term SOFR has been replaced pursuant to Section 3.03, five RFR Business Days prior to the requested date of any Borrowing of or conversion to, RFR Revolving Loans denominated in Dollars and (v) on the requested date of any Borrowing of or conversion to, ABR Revolving Loans or Canadian Prime Rate Revolving Loans; provided that if the Company wishes to request Term Benchmark Revolving Loans denominated in Dollars having an Interest Period other than one, ~~two,~~ three or six months, as applicable, in duration as provided in the definition of “Interest Period,” the applicable notice must be received by the Administrative Agent not later than 11:00 a.m. ~~(i)~~  three U.S. Government Securities Business Days prior to the requested date of such Borrowing, conversion or continuation of Term Benchmark Loans ~~denominated in Dollars, or (ii) five Business Days (or six Business days in the case of a Special Notice Currency) prior to the requested date of such Borrowing, conversion or continuation of Term Benchmark Loans denominated in Alternative Currencies~~, whereupon the Administrative Agent shall give prompt notice to the Lenders of such request and determine whether the requested Interest Period is acceptable to all of them. Not later than 11:00 a.m., (i) two U.S. Government Securities Business Days before the requested date of such Borrowing, conversion or continuation of Term Benchmark Loans denominated in Dollars, or (ii) two Business Days (or four Business days in the case of a Special Notice Currency) prior to the requested date of such Borrowing, conversion or continuation of Term Benchmark Loans denominated in Alternative Currencies, the Administrative Agent shall notify the Company (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Lenders. Each telephonic notice by the Company pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Revolving Loan Notice, appropriately completed and signed by a Responsible Officer of the Company. Each Borrowing of, conversion to or continuation of Term Benchmark Revolving Loans and RFR Revolving Loans shall be in a principal amount of the Dollar Equivalent of $1,000,000 or a whole multiple of the Dollar Equivalent of $500,000 in excess thereof. Except as provided in Sections 2.04(c) and 2.05(c), each Borrowing of or conversion to ABR Revolving Loans or Canadian Prime Rate Revolving Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Revolving Loan Notice (whether telephonic or written) shall specify (i) whether the Company is requesting a Borrowing of Revolving Loans, a conversion of Revolving Loans from one Type to the other, or a continuation of Term Benchmark Revolving Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Revolving Loans to be borrowed, converted or continued, (iv) the Type of Revolving Loans to be borrowed or to which existing Revolving Loans are to be converted, (v) if applicable, the duration of the Interest Period with respect thereto, (vi) the currency of the Revolving Loans to be borrowed, and (vii) if applicable, the Designated Borrower. If the Company fails to specify a currency in a Revolving Loan Notice requesting a Borrowing, then the Revolving Loans so requested shall be made in Dollars. If the Company fails to specify a Type of Revolving Loan in a Revolving Loan Notice or if the Company fails to give a timely notice requesting a conversion or continuation, then the applicable Revolving Loans shall be made as, or converted to, ABR Revolving Loans; provided that in the case of a failure to timely request a continuation (or, in the case of Canadian Prime Rate Revolving Loans, conversion) of Revolving Loans denominated in an Alternative Currency (other than Sterling), such Revolving Loans shall be continued as Term Benchmark Loans in their original currency with an Interest Period of one month. Any such automatic conversion to ABR Revolving Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Term Benchmark Revolving Loans. If the Company requests a Borrowing of, conversion to, or continuation of Term Benchmark Revolving Loans in any such Revolving Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. No Revolving Loan may be converted into or continued as a Revolving Loan denominated in a different currency, but instead must be prepaid in the original currency of such Revolving Loan and reborrowed in the other currency.
(b)    Following receipt of a Revolving Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount (and currency) of its Applicable Revolving Percentage of the applicable Revolving Loans, and if no timely notice of a conversion or continuation is provided by the Company, the Administrative Agent shall notify each Lender of the details of any automatic conversion to ABR Revolving Loans or continuation of Revolving Loans denominated in a currency other than Dollars, in each case as described in the preceding clause. In the case of a Borrowing of Revolving Loans, each Lender shall make the amount of its Revolving Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office for the applicable currency not later than 1:00 p.m., in the case of any Revolving Loan denominated in Dollars, and not later than the Applicable Time specified by the Administrative Agent in the case of any Revolving Loan in an Alternative Currency, in each case on the Business Day specified in the applicable Revolving Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Company or the other applicable Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of such Borrower on the books of JPMorgan Chase Bank with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Company; provided that if, on the date the Revolving Loan Notice with respect to such Borrowing denominated in Dollars is given by the Company, there are L/C Borrowings outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the applicable Borrower as provided above.
(c)    Except as otherwise provided herein, a Term Benchmark Revolving Loan may be continued or converted only on the last day of an Interest Period for such Term Benchmark Revolving Loan. During the existence of an Event of Default, no Loans may be requested as, converted to or continued as Term Benchmark Revolving Loans ~~(~~or RFR Revolving Loans (in each case, whether in Dollars or any Alternative Currency) without the consent of the Required Lenders, and the Required Lenders may demand that any or all of the then outstanding Term Benchmark Revolving Loans denominated in an Alternative Currency be prepaid, or redenominated into Dollars in the amount of the Dollar Equivalent thereof, on the last day of the then current Interest Period with respect thereto.
(d)    The Administrative Agent shall promptly notify the Company and the Lenders of the interest rate applicable to any Interest Period for Term Benchmark Revolving Loans upon determination of such interest rate.
(e)    After giving effect to all Borrowings of Revolving Loans, all conversions of Revolving Loans from one Type to the other, and all continuations of Revolving Loans as the same Type, there shall not be more than ten Interest Periods in effect with respect to Revolving Loans.
(f)    Each Lender may, at its option, make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect in any manner the obligation of the applicable Borrower to repay such Loan in accordance with the terms of this Agreement.
2.03    Bid Loans.
(a)    General. Subject to the terms and conditions set forth herein, each Lender agrees that the Company may from time to time request the Lenders to submit offers to make loans (each such loan, a “Bid Loan”) to the Borrowers in Dollars or in one or more Alternative Currencies prior to the Maturity Date pursuant to this Section 2.03; provided that after giving effect to any Bid Borrowing, (i) the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments, (ii) the aggregate Outstanding Amount of all Loans denominated in Alternative Currencies shall not exceed the Alternative Currency Sublimit and (iii) the aggregate Outstanding Amount of all Bid Loans shall not exceed the Bid Loan Sublimit. There shall not be more than three different Interest Periods in effect with respect to Bid Loans at any time.
(b)    Requesting Competitive Bids. The Company may request the submission of Competitive Bids by delivering a Bid Request to the Administrative Agent not later than 12:00 noon (i) one Business Day prior to the requested date of any Bid Borrowing that is to consist of Absolute Rate Loans, or (ii) four Business Days (or five Business Days in the case of a Special Notice Currency) prior to the requested date of any Bid Borrowing that is to consist of ~~Eurodollar Margin Bid Loans or CDO~~Term Benchmark Margin Bid Loans. Each Bid Request shall specify (i) the requested date of the Bid Borrowing (which shall be a Business Day), (ii) the aggregate principal amount of Bid Loans requested (which must be $5,000,000 or a whole multiple of $1,000,000 in excess thereof), (iii) the Type of Bid Loans requested, (iv) the duration of the Interest Period with respect thereto, and shall be signed by a Responsible Officer of the Company, and (v) the currency of the Bid Loans to be borrowed. No Bid Request shall contain a request for (i) more than one Type of Bid Loan or (ii) Bid Loans having more than three different Interest Periods. Unless the Administrative Agent otherwise agrees in its sole discretion, the Company may not submit a Bid Request if it has submitted another Bid Request within the prior five Business Days.
(c)    Submitting Competitive Bids.
(i)    The Administrative Agent shall promptly notify each Lender of each Bid Request received by it from the Company and the contents of such Bid Request.
(ii)    Each Lender may (but shall have no obligation to) submit a Competitive Bid containing an offer to make one or more Bid Loans in response to such Bid Request. Such Competitive Bid must be delivered to the Administrative Agent not later than 10:30 a.m. (A) on the requested date of any Bid Borrowing that is to consist of Absolute Rate Loans, and (B) three Business Days (or four Business Days in the case of a Special Notice Currency) prior to the requested date of any Bid Borrowing that is to consist of ~~Eurodollar Margin Bid Loans or CDO~~Term Benchmark Margin Bid Loans; provided that any Competitive Bid submitted by JPMorgan Chase Bank in its capacity as a Lender in response to any Bid Request must be submitted to the Administrative Agent not later than 10:15 a.m. on the date on which Competitive Bids are required to be delivered by the other Lenders in response to such Bid Request. Each Competitive Bid shall specify (A) the proposed date of the Bid Borrowing; (B) the principal amount of each Bid Loan for which such Competitive Bid is being made, which principal amount (x) may be equal to, greater than or less than the Commitment of the bidding Lender, (y) must be $5,000,000 or a whole multiple of $1,000,000 in excess thereof, and (z) may not exceed the principal amount of Bid Loans for which Competitive Bids were requested; (C) if the proposed Bid Borrowing is to consist of Absolute Rate Bid Loans, the Absolute Rate offered for each such Bid Loan and the Interest Period applicable thereto; (D) if the proposed Bid Borrowing is to consist of ~~Eurodollar Margin Bid Loans or CDO~~Term Benchmark Margin Bid Loans, the ~~Eurodollar~~Term Benchmark Bid Margin ~~or CDO Bid Margin, as applicable,~~ with respect to each such ~~Eurodollar~~Term Benchmark Margin ~~Bid Loan and CDO Margin~~ Bid Loan, and the Interest Period applicable thereto; and (E) the identity of the bidding Lender.

(iii)    Any Competitive Bid shall be disregarded if it (A) is received after the applicable time specified in clause (ii) above, (B) is not substantially in the form of a Competitive Bid as specified herein, (C) contains qualifying, conditional or similar language, (D) proposes terms other than or in addition to those set forth in the applicable Bid Request, or (E) is otherwise not responsive to such Bid Request. Any Lender may correct a Competitive Bid containing a manifest error by submitting a corrected Competitive Bid (identified as such) not later than the applicable time required for submission of Competitive Bids. Any such submission of a corrected Competitive Bid shall constitute a revocation of the Competitive Bid that contained the manifest error. The Administrative Agent may, but shall not be required to, notify any Lender of any manifest error it detects in such Lender’s Competitive Bid.
(iv)    Subject only to the provisions of Sections 3.02, 3.03 and 4.02 and clause (iii) above, each Competitive Bid shall be irrevocable.
(d)    Notice to Company of Competitive Bids. Not later than 11:00 a.m. (i) on the requested date of any Bid Borrowing that is to consist of Absolute Rate Loans, or (ii) three Business Days (or four Business Days in the case of a Special Notice Currency) prior to the requested date of any Bid Borrowing that is to consist of ~~Eurodollar Margin Bid Loans or CDO~~Term Benchmark Margin Bid Loans, the Administrative Agent shall notify the Company of the identity of each Lender that has submitted a Competitive Bid that complies with Section 2.03(c) and of the terms of the offers contained in each such Competitive Bid.
(e)    Acceptance of Competitive Bids. Not later than 11:30 a.m. (i) on the requested date of any Bid Borrowing that is to consist of Absolute Rate Loans, and (ii) three Business Days (or four Business Days in the case of a Special Notice Currency) prior to the requested date of any Bid Borrowing that is to consist of ~~Eurodollar Margin Bid Loans or CDO~~Term Benchmark Margin Bid Loans, the Company shall notify the Administrative Agent of its acceptance or rejection of the offers notified to it pursuant to Section 2.03(d). The Company shall be under no obligation to accept any Competitive Bid and may choose to reject all Competitive Bids. In the case of acceptance, such notice shall specify the aggregate principal amount of Competitive Bids for each Interest Period that is accepted. The Company may accept any Competitive Bid in whole or in part; provided that:
(i)    the aggregate principal amount of each Bid Borrowing may not exceed the applicable amount set forth in the related Bid Request;
(ii)    the principal amount of each Bid Loan must be $5,000,000 or a whole multiple of $1,000,000 in excess thereof;
(iii)    the acceptance of offers may be made only on the basis of ascending Absolute Rates~~, CDO Bid Margins or Eurodollar Bid~~ and Term Benchmark Margins within each Interest Period; and
(iv)    the Company may not accept any offer that is described in Section 2.03(c)(iii) or that otherwise fails to comply with the requirements hereof.
(f)    Procedure for Identical Bids. If two or more Lenders have submitted Competitive Bids at the same Absolute Rate~~, CDO Bid Margin or Eurodollar~~ or Term Benchmark Bid Margin, as the case may be, for the same Interest Period, and the result of accepting all of such Competitive Bids in whole (together with any other Competitive

Bids at lower Absolute Rates~~, CDO Bid Margins or Eurodollar~~ or Term Benchmark Bid Margins, as the case may be, accepted for such Interest Period in conformity with the requirements of Section 2.03(e)(iii)) would be to cause the aggregate outstanding principal amount of the applicable Bid Borrowing to exceed the amount specified therefor in the related Bid Request, then, unless otherwise agreed by the Company, the Administrative Agent and such Lenders, such Competitive Bids shall be accepted as nearly as possible in proportion to the amount offered by each such Lender in respect of such Interest Period, with such accepted amounts being rounded to the nearest whole multiple of $1,000,000.
(g)    Notice to Lenders of Acceptance or Rejection of Bids. The Administrative Agent shall promptly notify each Lender having submitted a Competitive Bid whether or not its offer has been accepted and, if its offer has been accepted, of the amount of the Bid Loan or Bid Loans to be made by it on the date of the applicable Bid Borrowing. Any Competitive Bid or portion thereof that is not accepted by the Company by the applicable time specified in Section 2.03(e) shall be deemed rejected.
(h)    Notice of ~~Eurodollar Rate~~Term Benchmark. If any Bid Borrowing is to consist of ~~Eurodollar~~Term Benchmark Margin Bid Loans, the Administrative Agent shall determine the ~~Eurodollar Rate~~applicable Term Benchmark for the relevant Interest Period, and promptly after making such determination, shall notify the Company and the Lenders that will be participating in such Bid Borrowing of such ~~Eurodollar Rate~~applicable Term Benchmark.
(i)    Funding of Bid Loans. Each Lender that has received notice pursuant to Section 2.03(g) that all or a portion of its Competitive Bid has been accepted by the Company shall make the amount of its Bid Loan(s) available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the date of the requested Bid Borrowing. Upon satisfaction of the applicable conditions set forth in Section 4.02, the Administrative Agent shall make all funds so received available to the Company in like funds as received by the Administrative Agent.
(j)    Notice of Range of Bids. After each Competitive Bid auction pursuant to this Section 2.03, the Administrative Agent shall notify each Lender that submitted a Competitive Bid in such auction of the ranges of bids submitted (without the bidder’s name) and accepted for each Bid Loan and the aggregate amount of each Bid Borrowing.
2.04    Letters of Credit.
(a)    The Letter of Credit Commitment.
(i)    Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.04, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in any Agreed Currency for the account of the Company or its Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with clause (b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Company or its Subsidiaries and any drawings thereunder; provided that (i) after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (v) the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments, (w) the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender’s Applicable Revolving

Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Revolving Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Commitment, (x) the Outstanding Amount of the L/C Obligations issued by any L/C Issuer shall not exceed its portion of the Letter of Credit Sublimit, (y) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit and (z) the Total Revolving Outstandings in all Alternative Currencies shall not exceed the Alternative Currency Sublimit and (ii) the Company shall not request, and the L/C Issuers shall have no obligation to issue, any Letter of Credit the proceeds of which would be made available to any Person (x) to fund any activity or business of or with any Sanctioned Person or in any Sanctioned Countries, that, at the time of such funding, is the subject of any Sanctions or (y) in any manner that would result in a violation of any Sanctions by any party to this Agreement. Each request by the Company for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Company that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Company’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Company may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.
(ii)    No L/C Issuer shall issue any Letter of Credit, if:
(A)    subject to Section 2.04(b)(iii), the expiry date of the requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Lenders have approved such expiry date; or
(B)    the expiry date of the requested Letter of Credit would occur after the Letter of Credit Expiration Date (provided that, notwithstanding the foregoing, a Letter of Credit may have an expiry date that occurs after the Letter of Credit Expiration Date and on or prior to the first anniversary of the Letter of Credit Expiration Date to the extent Letter of Credit is Cash Collateralized in the applicable currency in an amount equal to 103% of the face amount of such Letter of Credit at least 30 days prior to the Letter of Credit Expiration Date), unless all the Lenders have approved such expiry date.
(iii)    No L/C Issuer shall be under any obligation to issue any Letter of Credit if:
(A)    any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing the Letter of Credit, or any Law applicable to such L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon such L/C Issuer with respect to the Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such L/C Issuer in good faith deems material to it;

(B)    the issuance of the Letter of Credit would violate one or more policies of such L/C Issuer applicable to letters of credit generally;
(C)    except as otherwise agreed by the Administrative Agent and the applicable L/C Issuer, the Letter of Credit is in an initial stated amount less than $25,000, in the case of a commercial Letter of Credit, or $25,000, in the case of a standby Letter of Credit;
(D)    the Letter of Credit is to be denominated in a currency other than an Agreed Currency;
(E)    any Lender is at that time a Defaulting Lender, unless the applicable L/C Issuer has entered into arrangements, including the delivery of Cash Collateral in the applicable currency, satisfactory to such L/C Issuer (in its sole discretion) with the Company or such Lender to eliminate such L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.20(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which such L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion; or
(F)    the Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder.
(iv)    The applicable L/C Issuer shall not amend any Letter of Credit if such L/C Issuer would not be permitted at such time to issue the Letter of Credit in its amended form under the terms hereof.
(v)    The applicable L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit.
(vi)    The applicable L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and such L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included such L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to any L/C Issuer.
(b)    Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.
(i)    Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Company delivered to the applicable L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Company. Such Letter of Credit Application must be received by such L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the Administrative Agent and such L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to such L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as such L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to such L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as such L/C Issuer may require. Additionally, the Company shall furnish to such L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as such L/C Issuer or the Administrative Agent may require.
(ii)    Unless such L/C Issuer has received written notice from the Administrative Agent or any Borrower, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Company (or the applicable Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with such L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from such L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Applicable Revolving Percentage times the amount of such Letter of Credit.
(iii)    If the Company so requests in any applicable Letter of Credit Application, the applicable L/C Issuer may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit such L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by such L/C Issuer, the Company shall not be required to make a specific request to such L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) such L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date (other than as permitted pursuant to clause (ii) of Section 2.04(a)); provided that such L/C Issuer shall not permit any such extension if (A) such L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.04(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent or the Company that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing such L/C Issuer not to permit such extension.
(iv)    Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable L/C Issuer will also deliver to the Company and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.
(c)    Drawings and Reimbursements; Funding of Participations.
(i)    Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the applicable L/C Issuer shall notify the Company and the Administrative Agent thereof. Not later than 11:00 a.m. on the date of any payment by such L/C Issuer under a Letter of Credit (each such date, an “Honor Date”) to the extent the Company has received notice of such payment at or prior to 9:00 a.m. or, if not, the next succeeding Business Day, the Company shall reimburse such L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the Company fails to so reimburse such L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Lender’s Applicable Revolving Percentage thereof. In such event, (A) if such Unreimbursed Amount is denominated in Dollars, the Company shall be deemed to have requested a Borrowing of ABR Revolving Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of ABR Loans, but subject to the amount of the unutilized portion of the Aggregate Revolving Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Revolving Loan Notice) and (B) if such Unreimbursed Amount is denominated in an Alternative Currency denominated in Dollars in an amount equal to the Dollar Equivalent of such Alternative Currency, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of ABR Loans, but subject to the amount of the unutilized portion of the Aggregate Revolving Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Revolving Loan Notice). Any notice given by such L/C Issuer or the Administrative Agent pursuant to this Section 2.04(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
(ii)    Each Lender shall upon any notice pursuant to Section 2.04(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the applicable L/C Issuer, in Dollars, at the Administrative Agent’s Office for Dollar-denominated payments in an amount equal to its Applicable Revolving Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.04(c)(iii), each Lender that so makes funds available shall be deemed to have made an ABR Revolving Loan to the Company in such amount. The Administrative Agent shall remit the funds so received to such L/C Issuer in Dollars.
(iii)    With respect to any Unreimbursed Amount that is not fully refinanced by a Borrowing of ABR Revolving Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Company shall be deemed to have incurred from the applicable L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender’s payment to the Administrative Agent for the account of such L/C Issuer pursuant to Section 2.04(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.04.
(iv)    Until a Lender funds its Revolving Loan or L/C Advance pursuant to this Section 2.04(c) to reimburse the applicable L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Revolving Percentage of such amount shall be solely for the account of such L/C Issuer.
(v)    Each Lender’s obligation to make Revolving Loans or L/C Advances to reimburse the applicable L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.04(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against such L/C Issuer, the Company or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Lender’s obligation to make Revolving Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Company of a Revolving Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Company to reimburse such L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein.
(vi)    If any Lender fails to make available to the Administrative Agent for the account of the applicable L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(ii), then, without limiting the other provisions of this Agreement, such L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by such L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Loan included in the relevant Borrowing or L/C Advance in respect of the applicable L/C Borrowing, as the case may be. A certificate of such L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.
(d)    Repayment of Participations.
(i)    At any time after the applicable L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.04(c), if the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Company or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Revolving Percentage thereof in the same funds as those received by the Administrative Agent.

(ii)    If any payment received by the Administrative Agent for the account of the applicable L/C Issuer pursuant to Section 2.04(c)(i) is required to be returned under any of the circumstances described in Section 12.05 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of such L/C Issuer its Applicable Revolving Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.
(e)    Obligations Absolute. The obligation of the Company to reimburse the applicable L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:
(i)    any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;
(ii)    the existence of any claim, counterclaim, setoff, defense or other right that the Company or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the applicable L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
(iii)    any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
(iv)    any payment by the applicable L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not comply with the terms of such Letter of Credit; or any payment made by the applicable L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;
(v)    any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to the Company or any other Borrower or in the relevant currency markets generally; or
(vi)    any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company or any Subsidiary.
The Company shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Company’s instructions or other irregularity, the Company will immediately notify the applicable L/C Issuer. The Company shall be conclusively deemed to have waived any such claim against such L/C Issuer and its correspondents unless such notice is given as aforesaid.
(f)    Role of L/C Issuer. Each Lender and the Company agree that, in paying any drawing under a Letter of Credit, the applicable L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuers, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction); or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Company hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that this assumption is not intended to, and shall not, preclude the Company’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuers, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.04(e); and provided, further, that anything in such clauses to the contrary notwithstanding, the Company may have a claim against any L/C Issuer, and the applicable L/C Issuer may be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Company which the Company proves were caused by such L/C Issuer’s willful misconduct or gross negligence (as finally determined by a court of competent jurisdiction). In furtherance and not in limitation of the foregoing, such L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and such L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.
(g)    Applicability of ISP and UCP. Unless otherwise expressly agreed by the applicable L/C Issuer and the Company when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the UCP shall apply to each commercial Letter of Credit.
(h)    Letter of Credit Fees. The Company shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Revolving Percentage, in Dollars, a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate times the daily amount available to be drawn under such Letter of Credit; provided that any Letter of Credit Fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the applicable L/C Issuer pursuant to this Section 2.04 shall be payable, to the maximum extent permitted by applicable Law, to the other Lenders in accordance with the upward adjustments in their respective Applicable Revolving Percentages allocable to such Letter of Credit pursuant to Section 2.20(a)(iv), with the balance of such fee, if any, payable to the applicable L/C

Issuer for its own account. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. Letter of Credit Fees shall be (i) due and payable on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each standby Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.
(i)    Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. With respect to Letters of Credit (including any Existing Letters of Credit), the Company shall pay directly to the applicable L/C Issuer, for its own account, in Dollars, a fronting fee at a rate separately agreed between the Company and the applicable L/C Issuer. The fronting fee with respect to any Letter of Credit issued by any L/C Issuer shall be 0.125% per annum on the average daily amount available to be drawn under any such Letter of Credit. Such fronting fee shall be due and payable on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. In addition, the Company shall pay directly to the applicable L/C Issuer for its own account, in Dollars, the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.
(j)    Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.
(k)    Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Company shall be obligated to reimburse the applicable L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Company hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Company, and that the Company’s business derives substantial benefits from the businesses of such Subsidiaries.
2.05    Swing Line Loans.
(a)    The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender, in reliance upon the agreements of the other Lenders set forth in this Section 2.05, may in its sole discretion make loans in Dollars (each such loan, a “Swing Line Loan”) to the Company from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Revolving Percentage of the Outstanding Amount of Revolving Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Commitment; provided that after giving effect to any

Swing Line Loan, (i) the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments, and (ii) the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender’s Applicable Revolving Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Revolving Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Commitment, and provided, further, that the Company shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Company may borrow under this Section 2.05, prepay under Section 2.07, and reborrow under this Section 2.05. Each Swing Line Loan shall be an ABR Loan. Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Applicable Revolving Percentage times the amount of such Swing Line Loan.
(b)    Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Company’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $500,000 or a whole multiple of $100,000 in excess thereof, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Company. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.05(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Company at its office by crediting the account of the Company on the books of the Swing Line Lender in Same Day Funds.
(c)    Refinancing of Swing Line Loans.
(i)    The Swing Line Lender at any time in its sole discretion may request, on behalf of the Company (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Lender make an ABR Revolving Loan in an amount equal to such Lender’s Applicable Revolving Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Revolving Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of ABR Loans, but subject to the unutilized portion of the Aggregate Revolving Commitments and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the Company with a copy of the applicable Revolving Loan Notice promptly after delivering such notice to the Administrative

Agent. Each Lender shall make an amount equal to its Applicable Revolving Percentage of the amount specified in such Revolving Loan Notice available to the Administrative Agent in Same Day Funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swing Line Loan) for the account of the Swing Line Lender at the Administrative Agent’s Office for Dollar-denominated payments not later than 1:00 p.m. on the day specified in such Revolving Loan Notice, whereupon, subject to Section 2.05(c)(ii), each Lender that so makes funds available shall be deemed to have made an ABR Revolving Loan to the Company in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.
(ii)    If for any reason any Swing Line Loan cannot be refinanced by such a Borrowing of Revolving Loans in accordance with Section 2.05(c)(i), the request for ABR Revolving Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Lenders fund its risk participation in the relevant Swing Line Loan and each Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.05(c)(i) shall be deemed payment in respect of such participation.
(iii)    If any Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.05(c) by the time specified in Section 2.05(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Loan included in the relevant Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.
(iv)    Each Lender’s obligation to make Revolving Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.05(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Company or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Lender’s obligation to make Revolving Loans pursuant to this Section 2.05(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Company to repay Swing Line Loans, together with interest as provided herein.
(d)    Repayment of Participations.
(i)    At any time after any Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Applicable Revolving Percentage thereof in the same funds as those received by the Swing Line Lender.

(ii)    If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 12.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Lender shall pay to the Swing Line Lender its Applicable Revolving Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.
(e)    Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Company for interest on the Swing Line Loans. Until a Lender funds its ABR Revolving Loan or risk participation pursuant to this Section 2.05 to refinance such Lender’s Applicable Revolving Percentage of any Swing Line Loan, interest in respect of such Applicable Revolving Percentage shall be solely for the account of the Swing Line Lender.
(f)    Payments Directly to Swing Line Lender. The Company shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.
2.06    [Reserved].
2.07    Prepayments.
(a)    Each Borrower may, upon notice from the Company to the Administrative Agent, at any time or from time to time voluntarily prepay Revolving Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) three U.S. Government Securities Business Days prior to any date of prepayment of Term Benchmark Loans denominated in Dollars, (B) three Business Days (or five, in the case of prepayment of Loans denominated in Special Notice Currencies) prior to any date of prepayment of Term Benchmark Loans denominated in Alternative Currencies, (C) ~~three~~five Business Days prior to any date of prepayment of RFR Loans denominated in Sterling ~~and~~, (D) five Business Days prior to any date of prepayment of RFR Loans denominated in Dollars and (E) on the date of prepayment of ABR Loans or Canadian Prime Rate Loans; (ii) any prepayment of Term Benchmark Loans or RFR Loans denominated in Dollars shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof; (iii) any prepayment of Term Benchmark Loans or RFR Loans, as applicable, denominated in Alternative Currencies shall be in a minimum principal amount of the Dollar Equivalent of $1,000,000 or a whole multiple of the Dollar Equivalent of $500,000 in excess thereof; and (iv) any prepayment of ABR Loans or Canadian Prime Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) and Class(es) of Loans to be prepaid and, if Term Benchmark Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each applicable Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Revolving Percentage of such prepayment. If such notice is given by the Company, the applicable Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Term Benchmark Loan or RFR Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Subject to Section 2.20, each such prepayment shall be applied to the applicable Loans of the applicable Lenders in accordance with their respective Applicable Revolving Percentages.
(b)    No Bid Loan may be prepaid without the prior consent of the applicable Bid Loan Lender.
(c)    The Company may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $100,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.
(d)    If for any reason the Total Revolving Outstandings at any time exceed the Aggregate Revolving Commitments then in effect, the Borrowers shall immediately prepay Revolving Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided that the Borrowers shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.07(d) unless after the prepayment in full of the Revolving Loans and Swing Line Loans the Total Revolving Outstandings exceed the Aggregate Revolving Commitments then in effect.
(e)    If for any reason the Outstanding Amount of all Loans denominated in Alternative Currencies at such time exceeds the Alternative Currency Sublimit then in effect by more than 5.0%, the Borrowers shall immediately prepay Loans in an aggregate amount sufficient to reduce such Outstanding Amount as of such date of payment to an amount not to exceed 100% of the Alternative Currency Sublimit then in effect, provided that such mandatory prepayment of any Loans denominated in Alternative Currencies may be delayed until the last day of the Interest Period applicable to such Loans if the Borrowers shall deposit or cause to be deposited, on the day prepayment would have otherwise been required, in a cash collateral account opened by the Administrative Agent, an amount equal to the aggregate principal amount of such delayed mandatory prepayment of Loans denominated in Alternative Currencies and any accrued but unpaid interest thereon; provided further, that any amounts still outstanding following application of such cash collateral shall be immediately due and payable by the Borrowers on the last day of such Interest Period.
2.08    Termination or Reduction of Commitments. The Company may, upon notice to the Administrative Agent, terminate any Class of Commitments, or from time to time permanently reduce any Class of Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. three Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Company shall not terminate or reduce the Aggregate Revolving Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Outstandings would exceed the Aggregate Revolving Commitments, and (iv) if, after giving effect to any reduction of the Aggregate Revolving Commitments, the Bid Loan Sublimit, the Alternative Currency Sublimit, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Aggregate Revolving Commitments, such Sublimit shall be automatically reduced by the amount of such excess. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of any Class of Commitments. The amount of any such Aggregate Revolving Commitment reduction shall not be applied to the Bid Loan Sublimit, the Alternative Currency Sublimit or the Letter of Credit Sublimit unless otherwise specified by the Company. Any reduction of the Commitments of any Class shall be applied to the Commitment of each Lender of such Class according to its Applicable Revolving Percentage. All fees accrued until the effective date of any termination of any Class of Commitments shall be paid on the effective date of such termination.
2.09    Repayment of Loans.
(a)    Revolving Loans. Each Borrower shall repay to the Lenders on the Maturity Date the aggregate principal amount of Revolving Loans made to such Borrower outstanding on such date.
(b)    Bid Loans. The Company shall repay each Bid Loan on the last day of the Interest Period in respect thereof.
(c)    Swing Line Loans. The Company shall repay each Swing Line Loan on the earlier to occur of (i) the date ten Business Days after such Loan is made and (ii) the Maturity Date.
2.10    Interest.
(a)    Subject to the provisions of clause (b) below, (i) each Term Benchmark Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to ~~the~~ Adjusted ~~Eurodollar Rate~~Term SOFR, the Adjusted EURIBOR Rate, ~~or~~ the CDO Rate, the AUD Rate or the BKBM Rate as applicable, for such Interest Period plus the Applicable Rate plus (in the case of a ~~Eurodollar Rate~~Term Benchmark Loan of any Lender which is lent from a Lending Office in the United Kingdom or a Participating Member State) any additional interest required pursuant to Section 3.08; (ii) each RFR Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the applicable Adjusted Daily Simple RFR plus the Applicable Rate ~~plus (in the case of a Eurodollar Rate Loan of any Lender which is lent from a Lending Office in the United Kingdom or a Participating Member State) any additional interest required pursuant to Section 3.08~~; (iii) each ABR Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the ABR plus the Applicable Rate; (iv) each Canadian Prime Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Canadian Prime Rate plus the Applicable Rate; (v) each Bid Loan shall bear interest on the outstanding principal amount thereof for the Interest Period therefor at a rate per annum equal to the ~~Eurodollar Rate~~Term Benchmark for such Interest Period plus (or minus) the ~~Eurodollar Bid Margin, the CDO Rate for such Interest Period plus (or minus) the CDO~~Term Benchmark Bid Margin or at the Absolute Rate for such Interest Period, as the case may be; and (vi) unless the Swing Line Lender and the Company otherwise agree from time to time, each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the ABR plus the Applicable Rate.
(b)    (i)    If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(ii)    If any amount (other than principal of any Loan) payable by any Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(iii)    Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
(c)    ~~(a)~~ Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. The Administrative Agent shall notify the Company of the amount of interest payable on each Interest Payment Date at least five (5) Business Days prior to such Interest Payment Date. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
(d)    ~~(b)~~ For the purposes of the Interest Act (Canada), (i) whenever a rate of interest or fee rate hereunder is calculated on the basis of a year (the “deemed year”) that contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest or fee rate shall be expressed as a yearly rate by multiplying such rate of interest or fee rate by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year, (ii) the principle of deemed reinvestment of interest shall not apply to any interest calculation hereunder, (iii) the rates of interest stipulated herein are intended to be nominal rates and not effective rates or yields and (iv) in no event shall charges constituting interest payable to the Lenders exceed the maximum amount or the rate permitted under any applicable Law, and if any part or provision of this Agreement is in contravention of any such applicable Law, such part or provision shall be deemed to be amended to conform thereto.
(e)    ~~(c)~~ If any provision of this Agreement or of any of the other Loan Documents would obligate any Borrower to make any payment of interest or other amount payable to the Lenders in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by the Lenders of interest at a criminal rate (as such terms are construed under the Criminal Code (Canada)) then, notwithstanding such provisions, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in a receipt by the Lenders of interest at a criminal rate, such adjustment to be effected, to the extent necessary, as follows: (1) firstly, by reducing the amount or rate of interest required to be paid to the Lenders under this Section 2, and (2) thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to the Lenders which would constitute “interest” for purposes of Section 347 of the Criminal Code (Canada). Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if the Lenders shall have received an amount in excess of the maximum permitted by that section of the Criminal Code (Canada), the Borrowers shall be entitled, by notice in writing to the Administrative Agent, to obtain reimbursement from the Lenders in an amount equal to such excess and, pending such reimbursement, such amount shall be deemed to be an amount payable by the Lenders to the Borrowers. Any amount or rate of interest referred to in this Section

2.10(e) shall be determined in accordance with generally accepted actuarial practices and principles as an effective annual rate of interest over the term that the applicable Loan remains outstanding on the assumption that any charges, fees or expenses that fall within the meaning of “interest” (as defined in the Criminal Code (Canada)) shall, if they relate to a specific period of time, be pro-rated over that period of time and otherwise be pro-rated over the period from the Closing Date to the Maturity Date and, in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Administrative Agent shall be conclusive for the purposes of such determination.
2.11    Fees. In addition to certain fees described in clause (h) and (i) of Section 2.04:
(a)    Commitment Fee. The Company shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Revolving Percentage, a commitment fee, in Dollars, equal to the Applicable Rate times the actual daily amount by which the Aggregate Revolving Commitments exceed the sum of (i) the Outstanding Amount of Revolving Loans and (ii) the Outstanding Amount of L/C Obligations, subject to adjustment as provided in Section 2.20. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.
(b)    [Reserved].
(c)    Other Fees. (i) The Company shall pay to each Arranger and the Administrative Agent for their own respective accounts, in Dollars, fees in the amounts and at the times specified in the Fee Letters. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
(ii)    The Company shall pay to the Lenders, in Dollars, such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
2.12    Computation of Interest and Fees. All computations of interest for ABR Loans (~~including ABR Loans determined by reference to the Eurodollar Rate~~only at times when the Alternate Base Rate is based on the Prime Rate), Canadian Prime Rate Loans~~,~~  and CDOR Loans, shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (or in the case of ABR Loans based on the Prime Rate and Canadian Prime Rate Loans, 366 days in a leap year). All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year), or, in the case of interest in respect of Revolving Loans denominated in Alternative Currencies as to which market practice differs from the foregoing, in accordance with such market practice. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.14(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

2.13    Evidence of Debt.
(a)    The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender to a Borrower made through the Administrative Agent, such Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Revolving Loans to such Borrower in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), Class (if applicable) amount, currency and maturity of its Revolving Loans and payments with respect thereto.
(b)    In addition to the accounts and records referred to in clause (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.
2.14    Payments Generally; Administrative Agent’s Clawback.
(a)    General. All payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein and except with respect to principal of and interest on Loans denominated in an Alternative Currency, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in Dollars and in Same Day Funds not later than 2:00 p.m. on the date specified herein. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder with respect to principal and interest on Loans denominated in an Alternative Currency shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in such Alternative Currency and in Same Day Funds not later than the Applicable Time specified by the Administrative Agent on the dates specified herein. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States. If, for any reason, any Borrower is prohibited by any Law from making any required payment hereunder in an Alternative Currency, such Borrower shall make such payment in Dollars in the Dollar Equivalent of the Alternative Currency payment amount. The Administrative Agent will promptly distribute to each applicable Lender its Applicable Revolving Percentage (or other applicable share as provided herein) of any such payment in respect of any Class of Loans in like funds as received by wire transfer to such applicable Lender’s Lending Office. All payments received by the Administrative Agent (i) after 2:00 p.m., in the case of payments in Dollars, or (ii) after the Applicable Time specified by the Administrative

Agent in the case of payments in an Alternative Currency, shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by any Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.
(b)    (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Term Benchmark Revolving Loans or RFR Revolving Loans (or, in the case of any Borrowing of ABR Revolving Loans or Canadian Prime Rate Revolving Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of ABR Revolving Loans or Canadian Prime Rate Revolving Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the Overnight Rate, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by such Borrower, the interest rate applicable to ABR Loans. If such Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to such Borrower the amount of such interest paid by such Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Revolving Loan included in such Borrowing. Any payment by such Borrower shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
(ii)    Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the applicable L/C Issuer hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or such L/C Issuer, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Lenders or such L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such L/C Issuer, in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate.
A notice of the Administrative Agent to any Lender or Borrower with respect to any amount owing under this clause (b) shall be conclusive, absent manifest error.

(c)    Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender to any Borrower as provided in the foregoing provisions of this Article II, and such funds are not made available to such Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
(d)    Obligations of Lenders Several. The obligations of the Lenders hereunder to make Revolving Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 12.04(c) are several and not joint. The failure of any Lender to make any Revolving Loan, to fund any such participation or to make any payment under Section 12.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Revolving Loan, to purchase its participation or to make its payment under Section 12.04(c).
(e)    Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner. Each Lender may, at its option, make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect in any manner the obligation of the Borrowers to repay such Loan in accordance with the terms of this Agreement.
2.15    Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any Class of Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Class of Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the applicable Class of Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Class of Loans and other amounts owing them, provided that:
(i)    if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(ii)    the provisions of this Section shall not be construed to apply to (x) any payment made by a Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (y) the application of Cash Collateral provided for in Section 2.19, or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than an assignment to the Company or any Subsidiary thereof (as to which the provisions of this Section shall apply).

Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.
2.16    Designated Borrowers.
(a)    Each of Equifax Canada, Equifax Limited, Equifax Australia and Equifax International (each a signatory to this Agreement on the Closing Date) shall be a “Designated Borrower” hereunder on the Closing Date.
(b)    The Company may at any time, upon not less than 15 Business Days’ notice from the Company to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), designate any additional Eligible Subsidiary (an “Applicant Borrower”) as a Designated Borrower to receive Revolving Loans, Bid Loans or Swing Line Loans hereunder by delivering to the Administrative Agent (which shall promptly deliver counterparts thereof to each Lender) a duly executed notice and agreement in substantially the form of Exhibit G (a “Designated Borrower Request and Assumption Agreement”). The parties hereto acknowledge and agree that prior to any Applicant Borrower becoming entitled to utilize the credit facilities provided for herein the Administrative Agent and the Lenders shall have received such supporting resolutions, incumbency certificates, opinions of counsel and other documents or information (including search results), in form, content and scope reasonably satisfactory to the Administrative Agent, as may be required by the Administrative Agent or the Required Lenders in their sole discretion, including all documentation and other information requested by the Administrative Agent or any Lender that is required under applicable “know your customer” and anti-money laundering rules and regulations, including all information required under the Patriot Act and Canadian Anti-Terrorism Laws, and Notes signed by such new Borrowers to the extent any Lenders so requests to the Company. If the Administrative Agent and the Required Lenders agree that an Applicant Borrower shall be entitled to receive Revolving Loans, Bid Loans and Swing Line Loans hereunder (which determination may be made by the Administrative Agent and the Required Lenders in their sole discretion), then promptly following receipt of all such requested resolutions, incumbency certificates, opinions of counsel and other documents or information, the Administrative Agent shall send a notice in substantially the form of Exhibit H (a “Designated Borrower Notice”) to the Company and the Lenders specifying the effective date upon which the Applicant Borrower shall constitute a Designated Borrower for purposes hereof, whereupon each of the Revolving Lenders agrees to permit such Designated Borrower to receive Revolving Loans, Bid Loans and Swing Line Loans, on the terms and conditions set forth herein, and each of the parties agrees that such Designated Borrower otherwise shall be a Borrower for all purposes of this Agreement; provided that no Revolving Loan Notice or Letter of Credit Application may be submitted by or on behalf of such Designated Borrower until the date five Business Days after such effective date.
(c)    Notwithstanding the foregoing clause (b), if, as to any Designated Borrower (designated as such after the Closing Date) that is organized under the laws of a jurisdiction other than the United States, any state thereof or the District of Columbia, any Lender has notified the Administrative Agent (which notice has not been withdrawn) that such Lender has determined in good faith that, as of the date on which such Designated Borrower was first eligible to borrow pursuant to the proviso in clause (b), such Lender cannot make or maintain Revolving Loans, Bid Loans or Swing Line Loans to such Designated Borrower without (i) adverse tax or legal consequences or (ii) violating (or raising a substantial question as to whether such Lender would violate) any applicable law or regulation or any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) then any obligation of such Lender to make Revolving Loans, Bid Loans and Swing Line Loans to such Designated Borrower shall be suspended until such Lender notifies the Administrative Agent that the circumstances giving rise to such determination no longer exist and, for the avoidance of doubt, such Lender shall not be Defaulting Lender due to such suspension.
(d)    The Obligations of the Company and each Designated Borrower, if any, that is a Domestic Subsidiary shall be joint and several in nature. Notwithstanding anything to the contrary in this Agreement or any other Loan Document (i) the Obligations of all Designated Borrowers that are Foreign Subsidiaries shall be several in nature, and (ii) no Borrower that is a Foreign Subsidiary shall be obligated to repay the principal amount of or to pay accrued interest on any Loans made by the Lenders to the Company or any other Borrower (other than such Foreign Subsidiary, in its capacity as a Borrower). In addition to and not in limitation of the foregoing, the parties hereto acknowledge and agree that the representations and warranties made in Article V of this Agreement by each Designated Borrower are only being made by such Borrower in respect of itself and not in respect of any other Borrower.
(e)    Each Subsidiary of the Company that is or becomes a “Designated Borrower” pursuant to this Section 2.16 hereby irrevocably appoints the Company as its agent for all purposes relevant to this Agreement and each of the other Loan Documents, including (i) the giving and receipt of notices, (ii) the execution and delivery of all documents, instruments and certificates contemplated herein and all modifications hereto, and (iii) the receipt of the proceeds of any Loans made by the Lenders to any such Designated Borrower hereunder. Any acknowledgment, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by all Borrowers, or by each Borrower acting singly, shall be valid and effective if given or taken only by the Company, whether or not any such other Borrower joins therein. Any notice, demand, consent, acknowledgement, direction, certification or other communication delivered to the Company in accordance with the terms of this Agreement shall be deemed to have been delivered to each Designated Borrower.
(f)    The Company may from time to time, upon not less than 15 Business Days’ notice from the Company to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), terminate a Designated Borrower’s status as such, provided that there are no outstanding Loans payable by such Designated Borrower, or other amounts payable by such Designated Borrower on account of any Revolving Loans, Bid Loans or Swing Line Loans made to it, as of the effective date of such termination. The Administrative Agent will promptly notify the Lenders of any such termination of a Designated Borrower’s status.
2.17    Extension of Maturity Date.
(a)    Requests for Extension. The Company may, at any time following the first anniversary of the Closing Date, by notice to the Administrative Agent (who shall promptly notify the Revolving Lenders) not later than 35 days prior to the Maturity Date then in effect hereunder (the “Existing Maturity Date”), request that each Revolving Lender extend such Revolving Lender’s Maturity Date for an additional year from the Existing Maturity Date, effective as of a date selected by the Company (the “Extension

Effective Date”); provided that (i) the Company may make a maximum of three such requests, (ii) the Company may make only one such request during any rolling twelve-month period and (iii) the Extension Effective Date shall be at least 30 days, but not more than 90 days, after the date such extension request is received by the Administrative Agent (the “Extension Request Date”).
(b)    Lender Elections to Extend. Upon receipt of the extension request, the Administrative Agent shall promptly notify each Lender of such request. If a Lender agrees, in its sole and individual discretion, to so extend the Existing Maturity Date applicable to its Commitment (an “Extending Lender”), it shall deliver to the Administrative Agent a written notice of its agreement to do so no later than 10 days after the Extension Request Date (or such later date to which the Company and the Administrative Agent shall agree), and the Administrative Agent shall promptly thereafter notify the Company of such Extending Lender’s agreement to extend the Existing Maturity Date. The election of any Revolving Lender to agree to such extension shall not obligate any other Revolving Lender to so agree. Subject to Section 2.17(c), the Commitment of any Lender that fails to accept or respond to the Borrowers’ request for extension of the Existing Maturity Date (and each Revolving Lender that determines not to so extend its Maturity Date, a “Non-Extending Lender”) shall be terminated on the Existing Maturity Date then in effect for such Non-Extending Lender (without regard to any extension by other Lenders) and on such Existing Maturity Date the Borrowers shall pay in full the unpaid principal amount of all Revolving Loans owing to such Non-Extending Lender, together with all accrued and unpaid interest thereon and all accrued and unpaid fees owing to such Non-Extending Lender under this Agreement to the date of such payment of principal and all other amounts due to such Non-Extending Lender under this Agreement.
(c)    Additional Commitment Lenders. The Company shall have the right to replace each Non-Extending Lender with, and add as “Revolving Lenders” under this Agreement in place thereof, one or more Eligible Assignees (each, an “Additional Commitment Lender”) as provided in Section 12.13; provided that each of such Additional Commitment Lenders shall enter into an Assignment and Assumption pursuant to which such Additional Commitment Lender shall, effective as of the Existing Maturity Date, undertake a Commitment (and, if any such Additional Commitment Lender is already a Revolving Lender, its Revolving Commitment shall be in addition to such Revolving Lender’s Revolving Commitment hereunder on such date).
(d)    Minimum Extension Requirement. If (and only if) the total of the Revolving Commitments of the Revolving Lenders that have agreed so to extend their Maturity Date (each, an “Extending Lender”) and the additional Revolving Commitments of the Additional Commitment Lenders shall be more than 50% of the aggregate amount of the Revolving Commitments in effect immediately prior to the Existing Maturity Date, and the conditions precedent set forth in Section 2.17(e) are met as of the Extension Effective Date, the Maturity Date in effect with respect to the Commitments of such Extending Lenders and Additional Commitment Lenders (but not the Non-Extending Lenders) shall be extended by one calendar year to the date falling one year after the Existing Maturity Date (except that, if such date is not a Business Day, such Maturity Date as so extended shall be the preceding Business Day) and each Additional Commitment Lender shall thereupon become a “Revolving Lender” for all purposes of this Agreement.
(e)    Conditions to Effectiveness of Extensions. As a condition precedent to such extension, the Company shall deliver to the Administrative Agent a certificate of each Borrower dated as of the Extension Effective Date (in sufficient copies for each Extending Lender and each Additional Commitment Lender) signed by a Responsible Officer of such Borrower (i) certifying and attaching the resolutions adopted by such Borrower approving or consenting to such extension and (ii) in the case of the Company, certifying that, before and after giving effect to such extension, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects on and as of the Extension Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and except that for purposes of this Section 2.17, the representations and warranties contained in Section 5.01(m) shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01, and (B) no Default or Event of Default exists. In addition, on the Maturity Date of each Non-Extending Lender, the Borrowers shall prepay any Revolving Loans outstanding on such date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep outstanding Revolving Loans ratable with any revised Applicable Revolving Percentages of the respective Revolving Lenders effective as of such date.
(f)    Conflicting Provisions. This Section shall supersede any provisions in Section 2.15 or 12.01 to the contrary.
2.18    Increase in Commitments.
(a)    Request for Increase. Provided there exists no Default or Event of Default, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Company may from time to time, request an increase in the Aggregate Revolving Commitments hereunder or enter into one or more tranches of term loans (each an “Incremental Term Loan”) by an aggregate amount for all such increases in the Aggregate Revolving Commitments and for all Incremental Term Loans not to exceed $500,000,000, less the amount of any permanent reductions in the Aggregate Revolving Commitments requested by the Company pursuant to Section 2.08; provided that any such request for an increase in the Aggregate Revolving Commitments or for Incremental Term Loans hereunder shall be in a minimum amount of $50,000,000. At the time of sending such notice, the Company (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten Business Days nor more than fifteen Business Days from the date of delivery of such notice to the Lenders).
(b)    Lender Elections. Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to (i) increase its Revolving Commitment and, if so, whether by an amount equal to, greater than, or less than its Applicable Revolving Percentage of such requested increase and/or (ii) provide Incremental Term Loans, and, if so, whether by an amount equal to, greater than, or less than its Applicable Revolving Percentage of such Incremental Term Loan. Any Lender not responding within such time period shall be deemed to have declined to increase its Revolving Commitment or to provide Incremental Term Loans, as applicable.
(c)    Notification by Administrative Agent; Additional Lenders. The Administrative Agent shall notify the Company and each Lender of the Lenders’ responses to each request made hereunder. To achieve the full amount of a requested increase in the Aggregate Revolving Commitments or of a request for Incremental Term Loans, as applicable, and subject to the approval of the Administrative Agent, and in the case solely of requests for increases in the Aggregate Revolving Commitments, the L/C

Issuers and the Swing Line Lender (which approvals shall not be unreasonably withheld), the Company, after the earlier to occur of (i) the Administrative Agent’s receipt of responses to the request from each Lender or (ii) ten Business Days after the delivery of such request, may invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent. No Lender shall be obligated to participate in such increase in the Aggregate Revolving Commitments, and each Lender shall have the right to accept or decline any request made hereunder in its sole discretion.
(d)    Effective Date and Allocations. If the Aggregate Revolving Commitments are increased or Incremental Term Loans are provided, in each case, in accordance with this Section, the Administrative Agent and the Company shall determine the effective date (the “Incremental Effective Date”) and the final allocation to such increase in the Aggregate Revolving Commitments or of the Incremental Term Loans, as applicable. The Administrative Agent shall promptly notify the Company, the Lenders and such additional Eligible Assignees, if any, to such increase in the Aggregate Revolving Commitments or to such Incremental Term Loans, as applicable, of the Incremental Effective Date; provided that in the event each Lender has agreed to increase its Revolving Commitment or to provide Incremental Term Loans by an amount at least equal to its ratable share of such increase, then the increase to the Applicable Revolving Percentage of each Lender shall be on a pro rata basis in accordance with such Lender’s Revolving Commitment in effect on the Business Day prior to the Incremental Effective Date.
(e)    Conditions to Effectiveness of Incremental. As a condition precedent to any such increase in the Aggregate Revolving Commitments or any Incremental Term Loans, the Company shall deliver to the Administrative Agent a certificate of each applicable Borrower dated as of the Incremental Effective Date signed by a Responsible Officer of such Borrower (i) certifying and attaching the resolutions adopted by such Borrower approving or consenting to such increase in the Aggregate Revolving Commitments or such Incremental Term Loans, as applicable, and any other corporate documents deemed reasonably necessary by the Administrative Agent, and (ii) in the case of the Company, certifying that, before and immediately after giving effect to such increase, (A) no Default or Event of Default exists and (B) evidencing (in reasonable detail prepared in good faith and in a manner and using such methodology which is consistent with the most recent financial statements delivered pursuant to Section 6.01), compliance on a Pro Forma Basis (as defined below) with the financial covenant contained in Section 8.01 as of the most recently ended fiscal quarter on a trailing four quarter basis. The Company shall also deliver opinions in form and substance reasonably satisfactory to the Administrative Agent of internal and external counsel to the Company, addressed to the Administrative Agent and the Lenders, with respect to the applicable Borrowers, the increase in the Aggregate Revolving Commitments or the Incremental Term Loans, as applicable, and such other matters as the Administrative Agent shall reasonably request. With respect to any request for an increase in the Aggregate Revolving Commitments, the applicable Borrower shall prepay any Loans outstanding on and prior to giving effect to the Incremental Effective Date (and pay any additional amounts required pursuant to Section 12.04) to the extent necessary to keep the outstanding Loans ratable with any revised Applicable Revolving Percentages arising from any nonratable increase in the Aggregate Revolving Commitments under this Section 2.18.
(f)    [Reserved].

(g)    Incremental Amendment. Notwithstanding anything to the contrary in Section 12.01, the Administrative Agent is expressly permitted to amend the Loan Documents to the extent necessary to give effect to any increase in the Aggregate Revolving Commitments or any Incremental Term Loans, as applicable, pursuant to this Section and changes necessary or advisable in connection therewith (including amendments to ensure pro rata allocations of ~~Eurodollar Rate~~Term Benchmark Loans, RFR Loans, Canadian Prime Rate Loans and ABR Loans between Loans incurred pursuant to this Section and Loans outstanding immediately prior to any such incurrence).
As used in this clause, the term “Pro Forma Basis” means the following pro forma adjustments made for purposes of determining compliance on a pro forma basis with the maximum Leverage Ratio as required above pursuant to this clause: (x) the Consolidated EBITDA during the period of four consecutive fiscal quarters most recently ended of (or attributable to) (A) any other Person acquired (whether by merger, consolidation or otherwise) or disposed of by the Company or any of its Consolidated Subsidiaries, or (B) all or substantially all of the business or assets of any other Person or operating division or business unit of any other Person, acquired (whether by merger, consolidation or otherwise) or disposed of by the Company or one of its Consolidated Subsidiaries (in each case to the extent such acquisition or disposition is permitted under this Agreement), shall be included (in the case of any acquisition) or excluded (in the case of any disposition, so long as the Consolidated EBITDA of or attributable to such Capital Stock, asset, operating division or business unit disposed of, sold or otherwise transferred, exceeds 5% of Consolidated Operating Profit for the immediately preceding Fiscal Year), as applicable, in determining Consolidated EBITDA of the Company and its Consolidated Subsidiaries, provided further that such acquisition is or will be funded in whole or in part with the proceeds of any Loans contemplated to be made after giving effect to such requested increase in the Aggregate Revolving Commitments pursuant to this Section 2.18 (such Loans referred to herein as the “Subject Loans”), and (y) the principal amount of Debt in respect of any Subject Loans incurred or to be incurred by any Borrower, together with the aggregate amount of Debt assumed or otherwise continued in connection with any such acquisition (but only to the extent such Debt would constitute Consolidated Funded Debt following consummation of such acquisition), shall be included in determining Consolidated Funded Debt of the Company and its Consolidated Subsidiaries, in each case as if such transaction had been consummated on the first day of such period, and based on historical actual results accounted for in accordance with GAAP.
(h)    Conflicting Provisions. This Section shall supersede any provisions in Section 2.15 or 12.01 to the contrary.
2.19    Cash Collateral.
(a)    Certain Credit Support Events. Upon the request of the Administrative Agent or the applicable L/C Issuer (i) if such L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing that has not been repaid by the Company, or (ii) if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, the Company shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations. At any time that there shall exist a Defaulting Lender, immediately upon the request of the Administrative Agent, such L/C Issuer or the Swing Line Lender, the Company shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure (after giving effect to Section 2.20(a)(iv) and any Cash Collateral provided by the Defaulting Lender).

(b)    Grant of Security Interest. All Cash Collateral (other than credit support not constituting funds subject to deposit) required to be maintained pursuant to this Agreement shall be maintained in blocked, non-interest bearing deposit accounts at JPMorgan Chase Bank. The Company, and to the extent provided by any Lender, such Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the applicable L/C Issuer and the Lenders (including the Swing Line Lender), and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.19(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent as herein provided, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and other obligations secured thereby, the Company or the relevant Defaulting Lender will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.
(c)    Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.19 or Sections 2.04, 2.05, 2.07, 2.20 or 9.02 in respect of Letters of Credit or Swing Line Loans shall be held and applied to the satisfaction of the specific L/C Obligations, Swing Line Loans, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.
(d)    Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure any other obligations as provided for in this Agreement shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 12.06(b)(vi))) or (ii) the Administrative Agent’s good faith determination that there exists excess Cash Collateral; provided that (x) that Cash Collateral furnished by or on behalf of a Borrower shall not be released during the continuance of a Default or Event of Default (and following application as provided in this Section 2.19 may be otherwise applied in accordance with Section 9.04), and (y) the Company and the applicable L/C Issuer or Swing Line Lender, as applicable, may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations as provided for in this Agreement.
2.20    Defaulting Lenders.
(a)    Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:
(i)    Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 12.01.
(ii)    Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting

Lender (whether voluntary or mandatory, at maturity, pursuant to Article IX or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 12.08), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to any L/C Issuer or Swing Line Lender hereunder; third, if so determined by the Administrative Agent or requested by any L/C Issuer or Swing Line Lender, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any Swing Line Loan or Letter of Credit; fourth, as the Company may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Company, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders, any L/C Issuer or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any L/C Issuer or Swing Line Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Company as a result of any judgment of a court of competent jurisdiction obtained by the Company against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or L/C Borrowings were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Borrowings owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.20(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)    Certain Fees. That Defaulting Lender (x) shall not be entitled to receive any commitment fee pursuant to Section 2.11(a) for any period during which that Lender is a Defaulting Lender (and the Company shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender) for any period during which that Lender is a Defaulting Lender only to extent allocable to the sum of (1) the Outstanding Amount of the Revolving Loans funded by it and (2) its Applicable Revolving Percentage of the stated amount of Letters of Credit and Swing Line Loans for which it has provided Cash Collateral pursuant to Section 2.04, 2.05, 2.19, or 2.20(a)(ii), as applicable (and the Company shall (A) be required to pay to each of the L/C Issuers and the Swing Line Lender, as applicable, the amount of such fee allocable to its Fronting Exposure arising from that Defaulting Lender and (B) not be required to pay the remaining amount of such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (y) shall be limited in its right to receive Letter of Credit Fees as provided in Section 2.04(h).
(iv)    Reallocation of Applicable Revolving Percentages to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit or Swing Line Loans pursuant to Sections 2.04 and 2.05, the “Applicable Revolving Percentage” of each non-Defaulting Lender shall be computed without giving effect to the Commitment of that Defaulting Lender; provided that (i) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Default or Event of Default exists; and (ii) the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit and Swing Line Loans shall not exceed the positive difference, if any, of (1) the Commitment of that non-Defaulting Lender minus (2) the aggregate Outstanding Amount of the Revolving Loans of that Lender.
(b)    Defaulting Lender Cure. If the Company, the Administrative Agent, Swing Line Lender and the applicable L/C Issuer agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Revolving Percentages (without giving effect to Section 2.20(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Company while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
ARTICLE III.
TAXES, YIELD PROTECTION AND ILLEGALITY
3.01    Taxes.
(a)    Defined Terms. For purposes of this Section 3.01, the term “Lender” includes any L/C Issuer and the term “applicable law” includes FATCA.
(b)    Payments Free of Taxes. Any and all payments by or on account of any obligation of any Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding in the minimum amount required by law and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c)    Payment of Other Taxes by the Borrower. Each Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(d)    Indemnification by the Borrower. Each Borrower shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth in reasonable detail the nature and amount of such payment or liability delivered to the applicable Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(e)    Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the applicable Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of such Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.06(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth in reasonable detail the nature and amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this clause (e).
(f)    Evidence of Payments. As soon as practicable after any payment of Taxes by any Borrower to a Governmental Authority pursuant to this Section 3.01, such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(g)    Status of Lenders.
(i)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Company, any Borrower which is a UK Person in relation to documentation required under (iii) below, any Borrower which is an Irish Person in relation to documentation required under (iv) below and the Administrative Agent, at the time or times reasonably requested by such Company, Borrower which is a UK Person, Borrower which is an Irish Person or Administrative Agent, such properly completed and executed documentation reasonably requested by such Company, Borrower which is a UK Person, Borrower which is an Irish Person or Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Company or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(g)(ii)(A), (ii)(B), (ii)(D) and (iii) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)    Without limiting the generality of the foregoing, in the event that a Borrower is a U.S. Person,
(A)    any Lender that is a U.S. Person shall deliver to such Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to such Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), whichever of the following is applicable:
(I)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(II)    executed originals of IRS Form W-8ECI;
(III)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit I to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of such Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E; or

(IV)    to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit J or Exhibit K, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit L on behalf of each such direct and indirect partner;
(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to such Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit such Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to such Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by such Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by such Borrower or the Administrative Agent as may be necessary for such Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the applicable Borrower and the Administrative Agent in writing of its legal inability to do so.
(iii)    Without limiting the generality of the foregoing, in the event that a Borrower is a UK Person,
(A)    Subject to (B) below, a UK Treaty Lender and each Borrower that is a UK Person and makes a payment to that UK Treaty Lender shall co-operate in completing any procedural formalities necessary for that Borrower to obtain authorization to make interest payments under the Loan Documents to that UK Treaty Lender without the deduction or withholding of any Tax imposed by the United Kingdom.

(B)    Each Lender that is a UK Treaty Lender that holds a passport under the HMRC DT Treaty Passport Scheme on the date that it becomes a party to this Agreement (including any new Lender under any Loan Document by way of assignment, syndication or otherwise), and which wishes that scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence opposite its name in Schedule 2.01, or in the case of a new Lender in the documentation which it executes on becoming a party to this Agreement, in order for the relevant Borrower to submit a Borrower DTTP Filing; and, having done so, that Lender shall be under no obligation pursuant to (A) above.
(C)    If a Lender has confirmed its scheme reference number and its jurisdiction of tax residence in accordance with (B) above and:
(I)    the relevant Borrower has not made a Borrower DTTP Filing in respect of that Lender; or
(II)    the relevant Borrower has made a Borrower DTTP Filing in respect of that Lender but:
(i)    that Borrower DTTP Filing has been rejected by HMRC;
(ii)    HMRC has not given the relevant Borrower authority to make interest payments to that Lender without the deduction or withholding of any Tax within 60 days of the date of the Borrower DTTP Filing; or
(iii)    HMRC has given authority for the relevant Borrower to make interest payments to that Lender without the deduction or withholding of any Tax and that authority expires or is withdrawn by HMRC, and, in each case, the relevant Borrower has notified the relevant Lender in writing, then:
(III)    the Lender and the relevant Borrower shall co-operate in completing any additional procedural formalities necessary for such Borrower to obtain authorization to make interest payments to that Lender without the deduction or withholding of any such Tax.
(D)    If a Lender has not confirmed its scheme reference number and jurisdiction of tax residence in accordance with (B) above, the relevant Borrower shall not make a Borrower DTTP Filing or file any other form relating to the HMRC DT Treaty Passport Scheme in respect of that Lender’s participation unless the Lender otherwise agrees.
(E)    The relevant Borrower shall, promptly on making a Borrower DTTP Filing, deliver a copy of that Borrower DTTP Filing to the Lender.
(F)    Each Lender shall indicate opposite its name in Schedule 2.01 or in the documentation which it executes on becoming a party to a Loan Document after the date of this Agreement (as applicable), and without liability to any

Borrower, whether it is a UK Qualifying Lender (other than a UK Treaty Lender), a UK Treaty Lender or not a UK Qualifying Lender. If a Lender fails to indicate its status in accordance with this Section, then such Lender shall be treated for the purposes of the Loan Documents as if it is not a UK Qualifying Lender until such time as it notifies the Company that it is a UK Qualifying Lender. For the avoidance of doubt, the documentation which a Lender executes on becoming a party to a Loan Document shall not be invalidated by any failure of a Lender to comply with this Section.
(G)    Any Lender which was a UK Qualifying Lender when it became party to any Loan Document but subsequently ceases to be a UK Qualifying Lender (other than by reason of any change in (or in the interpretation, administration or application of) any law or UK Treaty, or any published practice or concession of any relevant taxing authority) shall promptly notify the Company in writing of that event. If there is any such change which in the reasonable opinion of the relevant Borrower may result in any Lender which was a UK Qualifying Lender when it became party to any Loan Document ceasing to be a UK Qualifying Lender, such UK Qualifying Lender shall promptly provide evidence reasonably requested by the relevant Borrower in order for such Borrower to determine whether such Lender has ceased to be a UK Qualifying Lender.
Each Lender agrees that if any information, form or certification it previously delivered under (g)(iii) above expires or becomes obsolete or inaccurate in any material respect, it shall update such form or certification or promptly notify the applicable Borrower and the Administrative Agent in writing of its legal inability to do so.
(iv)    Without limiting the generality of the foregoing, in the event that a Borrower is an Irish Person,
(A)    Any Irish Treaty Lender and Borrower which makes a payment to which such Irish Treaty Lender is entitled shall co-operate in completing any procedural formalities necessary for that Borrower to obtain authorization to make that payment without any deductions for or on account of Taxes. Where the concessionary Self-Certification procedure set out in Tax and Duty Manual Part 08-03-06 issued by the Irish Revenue Commissioners is relied on, the Irish Treaty Lender must provide a completed and valid Form 8-3-6. Interest following the expiry of a period of five (5) years of becoming an Irish Treaty Lender, or upon any material change in the facts and circumstances of the Irish Treaty Lender.
(B)    Each Lender which becomes a party to any Loan Document on or after the date of this Agreement shall indicate in writing to the Company, which may be in the transfer certificate or assignment agreement which it executes on becoming a party to a Loan Document after the date of this Agreement, which of the following categories it falls in: (i) not an Irish Qualifying Lender; (ii) an Irish Qualifying Lender (other than an Irish Treaty Lender) or (iii) an Irish Treaty Lender. If a Lender fails to indicate its status in accordance with this Section, then such Lender shall be treated for the purposes of the Loan Documents as if it is not an Irish Qualifying Lender until such time as it notifies the Company that it is an Irish Qualifying Lender. For the avoidance of doubt, a transfer certificate or assignment agreement shall not be invalidated by any failure of a Lender to comply with this Section.

(C)    Each Lender shall promptly notify the Company, in writing, if it ceases to be an Irish Qualifying Lender.
(D)    Following a reasonable request, in writing, from a Borrower that is an Irish Person, a Lender shall provide to that Borrower any correct, complete and accurate information reasonably requested and available to the Lender necessary for that Borrower to comply with its obligations under Sections 891A, 891E, 891F and 891G of the TCA.
(v)    Without limiting the generality of the foregoing, in the event that a Borrower is an Australian Person,
(A)    Each Lender which becomes a party to any Loan Document on or after the date of this Agreement shall indicate in writing to the Company, which may be in the transfer certificate or assignment agreement which it executes on becoming a party to a Loan Document after the date of this Agreement, which of the following categories it falls in: (i) not an Australian Qualifying Lender; (ii) an Australian Qualifying Lender (other than an Australian Treaty Lender) or (iii) an Australian Treaty Lender. If a Lender fails to indicate its status in accordance with this Section, then such Lender shall be treated for the purposes of the Loan Documents as if it is not an Australian Qualifying Lender until such time as it notifies the Company that it is an Australian Qualifying Lender. For the avoidance of doubt, a transfer certificate or assignment agreement shall not be invalidated by any failure of a Lender to comply with this Section.
(B)    Each Lender shall promptly notify the Company, in writing, if it ceases to be an Australian Qualifying Lender.
(C)    Upon reasonable request by a Borrower any Australian Treaty Lender shall provide to the Borrower and, if requested, the Company, with a valid tax residency certificate, duly issued by the competent tax authorities of its jurisdiction of Tax residence, evidencing that such party is a resident of that jurisdiction within the meaning of the relevant Australian Treaty.
(h)    Treatment of Certain Refunds. Unless required by applicable law, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.01 (including by the payment of additional amounts pursuant to this Section 3.01), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this clause (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this clause (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this clause (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This clause (h) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(i)    Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
3.02    Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to ~~the Eurodollar Rate~~a Term Benchmark (whether denominated in Dollars or an Alternative Currency) ~~or CDO Rate~~, or to determine or charge interest rates based upon ~~the Eurodollar Rate or CDO Rate~~a Term Benchmark, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars or any Alternative Currency in the applicable interbank market, then, on notice thereof by such Lender to the Company through the Administrative Agent, (i) any obligation of such Lender to make or continue ~~Eurodollar Rate~~Term Benchmark Loans in the affected currency or currencies ~~or CDOR Loans~~, or in the case of ~~Eurodollar Rate~~Term Benchmark Loans in Dollars, to convert ABR Revolving Loans to ~~Eurodollar Rate~~Term Benchmark Revolving Loans in Dollars, or in the case of ~~CDOR~~Term Benchmark Loans in Canadian Dollars, to convert Canadian Prime Rate Revolving Loans to ~~CDO Rate~~Term Benchmark Revolving Loans in Canadian Dollars, shall be suspended, and (ii) (x) if such notice asserts the illegality of such Lender making or maintaining ABR Loans the interest rate on which is determined by reference to the ~~Eurodollar Rate~~Adjusted Term SOFR component of the ABR, the interest rate on which ABR Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the ~~Eurodollar Rate~~Adjusted Term SOFR component of the ABR, or (y) if such notice asserts the illegality of such Lender making or maintaining Canadian Prime Rate Loans the interest rate on which is determined by reference to the CDO Rate component of the Canadian Prime Rate, the interest rate on which Canadian Prime Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the CDO Rate component of the Canadian Prime Rate, in each case until such Lender notifies the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, and such loans are denominated in Dollars, convert all ~~Eurodollar Rate~~Term Benchmark Loans of such Lender and ABR Loans as to which the interest rate is determined with reference to ~~Eurodollar Rate~~Adjusted Term SOFR to ABR Loans (the interest rate on which ABR Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the ~~Eurodollar Rate~~Adjusted Term SOFR component of the ABR), and if such loans are denominated in Canadian Dollars, convert all CDOR Loans of such Lender to Canadian Prime Rate Loans (the interest rate on which Canadian Prime Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the CDO Rate component of the Canadian Prime Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such ~~Eurodollar Rate~~Term Benchmark Loans or CDOR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such ~~Eurodollar Rate~~Term Benchmark Loans, CDOR Loans, Canadian Prime Rate Loans or ABR Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon ~~the Eurodollar~~

~~Rate~~Adjusted Term SOFR or CDO Rate, the Administrative Agent shall during the period of such suspension compute the ABR applicable to such Lender without reference to the ~~Eurodollar Rate~~Adjusted Term SOFR component thereof (or compute the Canadian Prime Rate applicable to such Lender without reference to the CDO Rate component thereof, as applicable) until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon ~~the Eurodollar Rate~~a Term Benchmark or CDO Rate, as applicable. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted.
3.03    Alternate Rate of Interest.
(a)    Subject to clauses (b), (c), (d), (e)~~,~~ and (f) ~~and (g)~~ of this Section 3.03:
(i)    the Administrative Agent determines in consultation with the Company (which determination shall be conclusive absent manifest error) (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining ~~the~~ Adjusted ~~Eurodollar Rate~~Term SOFR, the ~~Eurodollar Rate, the~~ Adjusted EURIBOR Rate, the ~~EURIBOR~~CDO Rate, the AUD Rate or the ~~CDO~~BKBM Rate (including because the Relevant Screen Rate is not available or published on a current basis), for the applicable Agreed Currency and such Interest Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining the applicable Adjusted Daily Simple RFR ~~or RFR~~ for the applicable Agreed Currency; or
(ii)    the Administrative Agent is advised by the Required Lenders that (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, ~~the~~ Adjusted ~~Eurodollar Rate~~Term SOFR, the ~~Eurodollar Rate, the~~ Adjusted EURIBOR Rate, the ~~EURIBOR~~CDO Rate, the AUD Rate or the ~~CDO~~BKBM Rate for the applicable Agreed Currency and such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for the applicable Agreed Currency and such Interest Period or (B) at any time, the applicable Adjusted Daily Simple RFR ~~or RFR~~ for the applicable Agreed Currency will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for the applicable Agreed Currency;
then the Administrative Agent shall give notice thereof to the Company and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until (x) the Administrative Agent notifies (as promptly as practicable after making such determination) the Company and the Lenders that the circumstances giving rise to such notice no longer exist~~, (A) any Interest Election Request~~ with respect to the relevant Benchmark and (y) the Company delivers a new Revolving Loan Notice in accordance with Section 2.02, (A) for Loans denominated in Dollars (1) any Revolving Loan Notice that requests a Revolving Borrowing or the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Term Benchmark Borrowing shall ~~be ineffective, (B) if~~instead be deemed to be a Revolving Loan Notice for (x) an RFR Borrowing denominated in Dollars so long as the Adjusted Daily Simple RFR for Dollar-denominated Borrowings is not also the subject of Section 3.03(a)(i) or (ii) above or (y) an ABR Borrowing if the Adjusted Daily Simple RFR for Dollar-denominated Borrowings is also the subject of Section 3.03(a)(i) or (ii) above and (2) any Revolving Loan Notice ~~requests~~that requests an RFR Borrowing shall instead be deemed to be a Revolving Loan Notice for an ABR Borrowing, (B) for Loans denominated in a Canadian Dollars, any Revolving Loan Notice that requests a Term Benchmark Borrowing, or continuation or conversion of a Term Benchmark Revolving Borrowing ~~in Dollars, such Borrowing shall be made as an ABR Borrowing, (C) if any Revolving Loan Notice requests a Term Benchmark Revolving Borrowing in Canadian Dollars~~, such Borrowing shall be made as a Canadian Prime Rate Borrowing, and (~~D) if any Revolving Loan Notice requests a Term Benchmark Borrowing or an RFR Borrowing for the relevant rate above~~C) for Loans denominated in an Alternative Currency (other than ~~as described in (C) above), then such request shall be~~Canadian Dollars), any Revolving Loan Notice that requests a Term Benchmark Borrowing or RFR Borrowing, the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Term Benchmark Borrowing, in each case, for the relevant Benchmark, shall be ineffective; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then all other Types of Borrowings shall be permitted.
Furthermore, if any Term Benchmark Loan or RFR Loan in any Agreed Currency is outstanding on the date of the ~~Company’s~~Borrowers’ receipt of the notice from the Administrative Agent referred to in this Section 3.03(a) with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until (x) the Administrative Agent notifies the ~~Company~~Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist~~:~~ with respect to the relevant~~(i) if such Term~~  Benchmark ~~Loan is~~and (y) the Company delivers a new Revolving Loan Notice in accordance with the terms of Section 2.02, (A) for Loans denominated in Dollars, ~~then~~(1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan ~~(or the next succeeding Business Day if such day is not a Business Day), such Loan shall~~, be converted by the Administrative Agent to, and shall constitute, ~~an ABR Loan~~(x) an RFR Borrowing denominated in Dollars ~~on such day;~~so long as the Adjusted Daily Simple RFR for Dollar Borrowings is not also the subject of Section 3.03(a)(i) or (ii) above or (y) an ABR Loan if the Adjusted Daily Simple RFR for Dollar Borrowings also is the subject of Section 3.03(a)(i) or (ii) above, on such day, and (2) any RFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute an ABR Loan, (B) for Loans denominated in Canadian Dollars, any~~(ii) if such~~  Term Benchmark Loan ~~is denominated in Canadian Dollars, then~~shall on the last day of the Interest Period applicable to such Loan ~~(or the next succeeding Business Day if such day is not a Business Day), such Loan shall~~, be converted by the Administrative Agent to, and shall constitute, a Canadian Prime Rate Loan ~~denominated in Canadian Dollars on such day,~~and (~~iii) if such Term Benchmark Loan is~~C) for Loans denominated in ~~any~~an Alternative Currency (other than Canadian Dollars), ~~then such~~(1) any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan ~~(or the next succeeding Business Day if such day is not a Business Day)~~ bear interest at the Central Bank Rate for the applicable Alternative Currency plus the Applicable Rate; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Alternative Currency cannot be determined, any outstanding affected Term Benchmark Loans denominated in any Alternative Currency ~~other than Canadian Dollars~~ shall, at the Company’s election prior to such day: (A) be prepaid by the ~~Company~~applicable Borrower on such day or (B) solely for the purpose of calculating the interest rate applicable to such Term Benchmark Loan, such Term Benchmark Loan denominated in any Alternative Currency shall be deemed to be a Term Benchmark Loan denominated in Dollars and shall accrue interest at the same interest rate applicable to Term Benchmark Loans denominated in Dollars at such time~~; or~~ and (~~iv~~2) ~~if such~~any RFR ~~Loan is denominated in any Alternative Currency, then such~~ Loan shall bear interest at the Central Bank Rate for the applicable Alternative Currency plus the Applicable Rate; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Alternative Currency cannot be determined, any outstanding affected RFR Loans denominated in any Alternative Currency, at the ~~Company’s~~Borrower’s election, shall either (A) be converted into ABR Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) immediately or (B) be prepaid in full immediately.
(b)    Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event~~, an Early Opt-in Election or an Other Benchmark Rate Election, as applicable,~~  and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) ~~or (2)~~ of the definition of “Benchmark Replacement” with respect to Dollars for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (~~3~~2) of the definition of “Benchmark Replacement” with respect to any Agreed Currency for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.
~~(c) Notwithstanding anything to the contrary herein or in any other Loan Document and subject to the proviso below in this paragraph, with respect to a Loan denominated in Dollars, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided that, this clause (c) shall not be effective unless the Administrative Agent has delivered to the Lenders and the Company a Term SOFR Notice. For the avoidance of doubt, the Administrative Agent shall not be required to deliver a Term SOFR Notice after the occurrence of a Term SOFR Transition Event and may do so in its sole discretion.~~
(c)    ~~(d) In connection with the implementation of a Benchmark Replacement,~~Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(d)    ~~(e)~~ The Administrative Agent will promptly notify the Company and the Lenders of (i) any occurrence of a Benchmark Transition Event , ~~an Early Opt-in Election or an Other Benchmark Rate Election, as applicable,~~ (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement

Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (~~f~~e) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.03, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.03.
(e)    ~~(f)~~ Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Adjusted Term SOFR, ~~Eurodollar Rate,~~ CDO Rate ~~or~~, AUD Rate, BKBM Rate or the Adjusted EURIBOR Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(f)    ~~(g)~~ Upon the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Company may revoke any request for a Term Benchmark Borrowing or RFR Borrowing of, conversion to or continuation of Term Benchmark Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, either (x) the Company will be deemed to have converted any request for a Term Benchmark Borrowing denominated in Dollars into a request for a Borrowing of or conversion to ~~ABR Loans or~~(A) an RFR Borrowing denominated in Dollars so long as Adjusted Daily Simple RFR for Dollar-denominated Borrowings is not the subject of a Benchmark Transition Event or (B) an ABR Borrowing if the Adjusted Daily Simple RFR for Dollar-denominated Borrowings is the subject of a Benchmark Transition Event, (y) the Company will be deemed to have converted any request for a Term Benchmark Borrowing denominated in Canadian Dollars into a request for a Borrowing of or conversion to Canadian Prime Rate Loans or (z) any Term Benchmark Borrowing or RFR Borrowing denominated in an Alternative Currency (other than Canadian Dollars) shall be ineffective. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the (~~x~~A) component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR and (~~y~~B) component of Canadian Prime Rate based upon the CDO Rate or such tenor for the CDO Rate, as applicable, will not be used in any determination of the Canadian Prime Rate.

Furthermore, if any Term Benchmark Loan or RFR Loan in any Agreed Currency is outstanding on the date of the ~~Company’s~~Borrowers’ receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until such time as a Benchmark Replacement for such ~~Alternative~~Agreed Currency is implemented pursuant to this Section 3.03~~:~~, (~~i~~A) ~~if such~~for Loans denominated in Dollars (1) any Term Benchmark Loan ~~is denominated in Dollars, then~~shall on the last day of the Interest Period applicable to such Loan ~~(or the next succeeding Business Day if such day is not a Business Day), such Loan shall~~ be converted by the Administrative Agent to, and shall constitute, ~~an ABR Loan~~(x) an RFR Borrowing denominated in Dollars ~~on such day~~so long as the Adjusted Daily Simple RFR for Dollar-denominated Borrowings is not the subject of a Benchmark Transition Event or (y) an ABR Loan if the Adjusted Daily Simple RFR for Dollar-denominated Borrowings is the subject of a Benchmark Transition Event, on such day and (2) any RFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute an ABR Loan, (B) for Loans denominated in Canadian Dollars, any~~(ii) if such~~  Term Benchmark Loan ~~is denominated in Canadian Dollars, then~~shall on the last day of the Interest Period applicable to such Loan ~~(or the next succeeding Business Day if such day is not a Business Day), such Loan shall~~, be converted by the Administrative Agent to, and shall constitute, a Canadian Prime Rate Loan ~~denominated in Canadian Dollars on such day,~~and (~~iii) if such Term Benchmark Loan is~~C) for Loans denominated in ~~any~~an Alternative Currency (other than Canadian Dollars), ~~then such~~(1) any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan ~~(or the next succeeding Business Day if such day is not a Business Day)~~ bear interest at the Central Bank Rate for the applicable Alternative Currency plus the ~~Applicable Rate~~CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Alternative Currency cannot be determined, any outstanding affected Term Benchmark Loans denominated in any Alternative Currency shall, at the ~~Company’s~~Borrower’s election prior to such day: (~~A~~i) be prepaid by the ~~Company~~Borrower on such day or (~~B~~ii) solely for the purpose of calculating the interest rate applicable to such Term Benchmark Loan, such Term Benchmark Loan denominated in any Alternative Currency shall be deemed to be a Term Benchmark Loan denominated in Dollars and shall accrue interest at the same interest rate applicable to Term Benchmark Loans denominated in Dollars at such time~~;~~ and~~or~~  (~~iv~~2) ~~if such~~any RFR Loan ~~is denominated in any Alternative Currency, then such Loan~~ shall bear interest at the Central Bank Rate for the applicable Alternative Currency plus the ~~Applicable Rate~~CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Alternative Currency cannot be determined, any outstanding affected RFR Loans denominated in any Alternative Currency, at the ~~Company’s~~Borrower’s election, shall either (A) be converted into ABR Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) immediately or (B) be prepaid in full immediately.
3.04    Increased Costs~~; Reserves on Eurodollar Rate Loans~~.
(a)    Increased Costs Generally. If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except ~~(A) any~~

~~reserve requirement contemplated by Section 3.04(e) and (B)~~ any additional interest required pursuant to Section 3.08) or any L/C Issuer;
(ii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)    impose on any Lender or any L/C Issuer or the ~~London~~applicable interbank market any other condition, cost or expense affecting this Agreement or Term Benchmark Loans made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan the interest on which is determined by reference to a Term Benchmark Rate (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or such L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or such L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or such L/C Issuer, the Company will pay (or cause the applicable Designated Borrower to pay) to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered; provided that, as to any claim for compensation made by a Lender pursuant to this Section 3.04, in respect of any Change in Law, such Lender shall only make such claim on the Company if such Lender is otherwise generally making such claims on other similarly situated debtors of such Lender.
(b)    Capital Requirements. If any Lender or any L/C Issuer determines that any Change in Law affecting such Lender or such L/C Issuer or any Lending Office of such Lender or such Lender’s or such L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such L/C Issuer’s capital or on the capital of such Lender’s or such L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such L/C Issuer, to a level below that which such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such L/C Issuer’s policies and the policies of such Lender’s or such L/C Issuer’s holding company with respect to capital adequacy), then from time to time the Company will pay (or cause the applicable Designated Borrower to pay) to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company for any such reduction suffered; provided that, as to any claim for compensation made by a Lender or such L/C Issuer pursuant to this Section 3.04, in respect of any Change in Law, such Lender or such L/C Issuer shall only make such claim on the Company if such Lender or such L/C Issuer is otherwise generally making such claims on other similarly situated debtors of such Lender or such L/C Issuer.
(c)    Certificates for Reimbursement. A certificate of a Lender or an L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or such L/C Issuer or its holding company, as the case may be, as specified in clause (a) or (b) of this Section and delivered to the Company shall be conclusive absent manifest error. The

Company shall pay (or cause the applicable Designated Borrower to pay) such Lender or such L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.
(d)    Delay in Requests. Failure or delay on the part of any Lender or any L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or such L/C Issuer’s right to demand such compensation, provided that no Borrower shall be required to compensate a Lender or an L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than ninety (90) days prior to the date that such Lender or such L/C Issuer, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the ninety (90) day period referred to above shall be extended to include the period of retroactive effect thereof).
~~(e) Reserves on Term Benchmark Loans. The Company shall pay (or cause the applicable Designated Borrower to pay) to each Lender, (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurodollar funds or deposits (currently known as “Eurodollar liabilities”), additional interest on the unpaid principal amount of each Term Benchmark Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of Term Benchmark Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan; provided that the Company shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest or costs from such Lender. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest or costs shall be due and payable 10 days from receipt of such notice.~~
3.05    Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Company shall promptly compensate (or cause the applicable Designated Borrower to compensate) such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of, (1) with respect to Loans that are not RFR Loans:
(a)    any continuation, conversion, payment or prepayment of any ~~Loan other than an ABR~~Term Benchmark Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);
(i)    ~~(b)~~ any failure by any Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any ~~Loan other than an ABR~~Term Benchmark Loan on the date or in the amount notified by the Company or the applicable Designated Borrower;

(ii)    ~~(c)~~ any failure by any Borrower to make payment of any Loan or drawing under any Letter of Credit (or interest due thereon) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency; or
(iii)    ~~(d)~~ any assignment of a Term Benchmark Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Company pursuant to Section 12.13;
and (2) with respect to Loans that are RFR Loans ~~bearing interest by reference to a RFR that is a term rate (if any)~~:
(i)    ~~(a)~~ any continuation, conversion, payment or prepayment of any RFR Loan other than on the Interest Payment Date applicable thereto (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);
(ii)    ~~(b)~~ any failure by any Borrower (for a reason other than the failure of such Lender to make an RFR Loan) to prepay, borrow, continue or convert any RFR Loan on the date or in the amount notified by the Company or the applicable Designated Borrower; or
(iii)    ~~(c)~~ any assignment of an RFR Loan on a day other than on the Interest Payment Date applicable thereto as a result of a request by the Company pursuant to Section 12.13;
including any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan, from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract. The Company shall also pay (or cause the applicable Designated Borrower to pay) any customary administrative fees charged by such Lender in connection with the foregoing. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
For purposes of calculating amounts payable by the Company (or the applicable Designated Borrower) to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Term Benchmark Revolving Loan or RFR Revolving Loan, as applicable, made by it at the Term Benchmark or RFR, as applicable for such Loan by a matching deposit or other borrowing in the onshore interbank market for such currency for a comparable amount and for a comparable period, whether or not such Term Benchmark Revolving Loan or RFR Loan was in fact so funded.
3.06    Mitigation Obligations; Replacement of Lenders.
(a)    Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or requires any Borrower to pay any Indemnified Taxes or additional amounts to any Lender, any L/C Issuer, or any Governmental Authority for the account of any Lender or any L/C Issuer pursuant to Section 3.01, or requires any Borrower to pay any additional interest to any Lender pursuant to Section 3.08, or if any Lender gives a notice pursuant to Section 3.02, then, at the request of the Company or such applicable Borrower, such Lender or such L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or such L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01, 3.04 or 3.08, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or such L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or such L/C Issuer, as the case may be. The Company hereby agrees to pay (or to cause the applicable Designated Borrower to pay) all reasonable costs and expenses incurred by any Lender or any L/C Issuer in connection with any such designation or assignment.
(b)    Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if any Borrower is required to pay any additional interest to any Lender pursuant to Section 3.08, or if any Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a), the Company may replace such Lender in accordance with Section 12.13.
3.07    Survival. All of the Borrowers’ obligations under this Article III shall survive termination of all Commitments, repayment of all other Obligations hereunder, and resignation or replacement of the Administrative Agent.
3.08    Additional Interest Costs.
(a)    Additional Interest. If and so long as any Lender is required to comply with reserve asset ratios, liquidity, cash margin or other requirements of any monetary or other authority (including any such requirement imposed by the Bank of England, the United Kingdom Financial Conduct Authority and/or the United Kingdom Prudential Regulation Authority (or, in any case, any other authority which replaces all or any of its functions) or the European Central Bank or the European System of Central Banks~~, but excluding any requirements described in Section 3.04(e)~~) in respect of any of such Lender’s Term Benchmark Loans in any currency other than Dollars, such Lender may require the Company to pay, or cause the applicable Borrower to pay, contemporaneously with each payment of interest on each of such Loans subject to such requirements, additional interest on such Loan at a rate per annum specified by such Lender to be the cost to such Lender of complying with such requirements in relation to such Loan.
(b)    Determination of Amounts Due. Any additional interest owed pursuant to subsection (a) above shall be determined by the relevant Lender and notified to the Company (with a copy to the Administrative Agent) in the form of a certificate setting forth such additional interest at least five (5) Business Days before each date on which interest is payable for the relevant Loan, and such additional interest so notified to the Company by such Lender shall be payable to the Administrative Agent for the account of such Lender on each date on which interest is payable for such Loan.
(c)    Limitation on Amounts Due. Failure or delay on the part of any Lender on any occasion to demand additional interest pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such additional interest on any subsequent occasion.

ARTICLE IV.
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS
4.01    Conditions of Initial Credit Extension. The obligation of each L/C Issuer and each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:
(a)    Executed Loan Documents. This Agreement, the Notes (if any) and all other applicable Loan Documents shall have been duly authorized, executed and delivered to the Administrative Agent by the parties party thereto and shall be in full force and effect.
(b)    Closing Certificates; Etc.
(i)    Officers’ Certificates. The Administrative Agent shall have received a certificate from a Responsible Officer, in form and substance reasonably satisfactory to the Administrative Agent, (a) to the effect that all representations and warranties of the Borrowers contained in this Agreement and the other Loan Documents are true and correct in all material respects; and (b) that, after giving effect to the transactions contemplated by this Agreement, no Default or Event of Default has occurred and is continuing; and that each of the closing conditions has been satisfied or waived (assuming satisfaction of the Administrative Agent where not advised otherwise).
(ii)    General Certificates. The Administrative Agent shall have received a certificate of the secretary or assistant secretary of the Company certifying as to the incumbency and genuineness of the signature of each officer, director or secretary (as applicable) of the Company and each Borrower incorporated in England and Wales executing Loan Documents to which it is a party and certifying that attached thereto is a true, correct and complete copy of (A) the articles of incorporation, certificate of limited partnership, or certificate or articles of formation, of the Company and the certificate of incorporation, any certificates of change of name and the articles of association of any Borrower incorporated in England and Wales (the “Constitutional Documents”), in each case, all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of incorporation or formation or in respect of any Borrower incorporated in England and Wales, a director, (B) the bylaws of the Company as in effect on the date of such certifications, and (C) resolutions duly adopted by the Board of Directors of each of the Company and any Borrower incorporated in England and Wales authorizing, as applicable, the borrowings contemplated hereunder and the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party.
(iii)    Certificates of Good Standing. The Administrative Agent shall have received certificates as of a recent date of the good standing of the Company under the laws of its jurisdiction of organization.
(iv)    Opinions of Counsel. The Administrative Agent shall have received opinions in form and substance reasonably satisfactory to the Administrative Agent of internal and external counsel to the Company, addressed to the Administrative Agent and the Lenders with respect to each of the Borrowers, the Loan Documents and such other matters as the Administrative Agent shall reasonably request.
(v)    The Administrative Agent shall have received such documents and certificates, resolutions, opinions and information as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing (or equivalent) of each Designated Borrower (other than, with respect to the certificate of good standing, any Borrower incorporated in England and Wales), the authorization of the borrowings contemplated hereunder and the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, and any other legal matters relating to each Designated Borrower, this Agreement or the other Loan Documents, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.
(c)    Consents; Defaults.
(i)    Governmental and Third Party Approvals. The Borrowers shall have obtained all approvals, authorizations and consents of any Person and of all Governmental Authorities and courts having jurisdiction necessary in order to enter into this Agreement and the other Loan Documents as of the Closing Date. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the transactions contemplated by this Agreement and the other Loan Documents or otherwise referred to herein or therein.
(ii)    No Event of Default. No Default or Event of Default shall have occurred and be continuing.
(d)    Financial Matters.
(i)    Financial Statements. The Administrative Agent shall have received and reviewed (A) the consolidated financial statements of the Company and its Subsidiaries for the fiscal year ended December 31, 2020, including balance sheets, income and cash flow statements audited by independent public accountants of recognized national standing and prepared in conformity with GAAP, (B) unaudited consolidated balance sheets and related statements of income, changes in equity and cash flows of the Company for the most recent fiscal quarter ended at least 45 days before the Closing Date, and (C) such other financial information as the Administrative Agent may request. To the extent that the information set forth in this Section 4.01(d)(i) is included in the Company’s annual report on Form 10-K or quarterly report on Form 10-Q as filed with the SEC, such information shall be deemed delivered for purposes hereof.
(ii)    Payment at Closing. The Borrowers shall have paid any accrued and unpaid fees or commissions due hereunder (including, without limitation, reasonable and documented legal fees and expenses payable under Section 12.04, to the extent invoiced at least three (3) Business Day prior to the Closing Date) to the Administrative Agent and Lenders, and to any other Person such amount as may be due thereto in connection with the transactions contemplated hereby, including all reasonable and documented taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of any of the Loan Documents, and including all fees payable on the Closing Date pursuant to the Fee Letters.
(e)    Litigation. As of the Closing Date, there shall be no actions, arbitrations, suits or proceedings pending or, to the knowledge of any Borrower, threatened (i) with respect to this Agreement or any other Loan Document or (ii) which could reasonably be expected to have a Material Adverse Effect.

(f)    Payoff Letters. The Administrative Agent shall have received a copy of a duly executed payoff letter, in form and substance satisfactory to the Administrative Agent, evidencing the payment in full and termination of the Existing Credit Agreement.
(g)    Patriot Act. The Administrative Agent and the Lenders shall have received all documentation and information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and Canadian Anti-Terrorism Laws, at least three (3) Business Days prior to the Closing Date to the extent that such documentation and information was requested by the Administrative Agent or any Lender at least ten (10) Business Days prior to the Closing Date. If any Borrower qualifies as a “legal entity” customer under the Beneficial Ownership Regulation, such Borrower shall have delivered to each requesting Lender, at least three (3) business days prior to the Closing Date to the extent request by such Lender at least ten (10) business days prior to the Closing Date, a Beneficial Ownership Certification in relation to such Borrower.
(h)    Representations and Warranties. The representations and warranties contained in Article V shall be true and correct in all material respects on and as of the Closing Date.
Without limiting the generality of the provisions of the last paragraph of Section 9.04, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender.
4.02    Conditions to all Credit Extensions. The obligation of each Lender to make any Credit Extension hereunder (including the initial Credit Extension to be made hereunder) is subject to the satisfaction of the following conditions precedent on the relevant borrowing or issue date, as applicable:
(a)    Continuation of Representations and Warranties. The representations and warranties contained in Article V (excluding Section 5.01(m) and 5.01(n)) shall be true and correct in all material respects on and as of such borrowing or issuance date with the same effect as if made on and as of such date, except for any representation and warranty made as of an earlier date, which representation and warranty shall remain true and correct in all material respects as of such earlier date.
(b)    No Existing Default. No Default or Event of Default shall have occurred and be continuing hereunder on the date of such Credit Extension, both before and after giving effect to the Loans to be made on such date and/or the Letters of Credit to be issued on such date.
(c)    Notice of Revolving Credit Borrowing. To the extent applicable, the Administrative Agent shall have received a Revolving Loan Notice and/or Swing Line Loan Notice from the Company on behalf of the relevant Borrower in accordance with Section 2.02(a) or a Competitive Bid Request in accordance with Section 2.05(b).
(d)    Designated Borrower Request and Assumption Agreement Documents. In the case of any Loan to a new Designated Borrower, the Administrative Agent shall have received a Designated Borrower Request and Assumption Agreement together with any other documents, certificates, information or legal opinions from a Designated Borrower as specified in Section 2.16 hereof.

The occurrence of the Closing Date and the request by any Borrower for a Credit Extension hereunder shall constitute a representation and warranty by such Borrower to the Administrative Agent and each of the Lenders that all the conditions specified in Sections 4.01 and 4.02 and applicable to such borrowing have been satisfied as of that time or waived in writing by the Lenders. All of the Notes, certificates, legal opinions and other documents and papers referred to in Sections 4.01 and 4.02, unless otherwise specified, shall be delivered to the Administrative Agent for the benefit of each of the Lenders and, except for the Notes, in sufficient counterparts or copies for each of the Lenders and shall be in form and substance reasonably satisfactory to the Administrative Agent. Each Credit Extension (other than any conversion or continuation of any outstanding Credit Extensions) shall be deemed to constitute a representation and warranty by the Borrowers on the date thereof as to the matters specified in clauses (a) and (b) of this Section 4.02.
ARTICLE V.
REPRESENTATIONS AND WARRANTIES
5.01    Representations and Warranties. To induce the Administrative Agent and Lenders to enter into this Agreement and to induce the Lenders to make Credit Extensions, each Borrower (or if otherwise indicated, the Company) hereby represents and warrants to the Administrative Agent and Lenders on the Closing Date and on each other date on which representations and warranties are required to be, or are deemed to be, made under the Loan Documents that:
(a)    Organization; Power; Qualification. Each of the Borrowers and each of its Subsidiaries (other than Subsidiaries which are not Material Subsidiaries) are duly organized or incorporated, validly existing and (where such concept exists in its jurisdiction of organization or incorporation) in good standing or active status, as applicable under the laws of the jurisdiction of its incorporation or formation, has the power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted and is duly qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
(b)    [Reserved].
(c)    Authorization of Agreement, Loan Documents and Borrowing. Each of the Borrowers has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of each of the Loan Documents to which it is a party in accordance with its respective terms. Each of the Loan Documents has been duly executed and delivered by the duly authorized officers of the Borrowers and each such document constitutes the legal, valid and binding obligation of the Borrowers, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies.
(d)    Compliance of Agreement, Loan Documents and Borrowing with Laws, Etc. The execution, delivery and performance by the Borrowers of the Loan Documents, in accordance with their respective terms, the borrowings hereunder and the transactions contemplated hereby do not (i) require any of the Borrowers or any of their Subsidiaries to obtain any Governmental Approval or approval of any other Person, except for such as have been obtained and are in full force and effect or those which the failure to obtain could not reasonably be expected to have a Material Adverse Effect, (ii) violate any applicable Law relating to the Borrowers or any of their Subsidiaries, except to the extent any such violations, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (iii) conflict with, result in a breach of or constitute a default under (x) the articles of incorporation, bylaws or other organization documents of the Borrowers or any of their Subsidiaries or (y) any indenture or other material agreement or instrument to which such Person is a party or by which any of its properties may be bound or any Governmental Approval relating to such Person except, with respect to this clause (iii)(y), as could not reasonably be expected to have a Material Adverse Effect, or (iv) result in or require the creation or imposition of any material Lien (other than a Lien permitted under Section 8.02) upon or with respect to any property now owned or hereafter acquired by such Person.
(e)    Compliance with Law; Governmental Approvals. Each of the Borrowers and each of their respective Subsidiaries (i) has all Governmental Approvals required by any applicable Law for it to conduct its business, each of which is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or, to the Borrowers’ knowledge, threatened attack by direct or collateral proceeding, except where the failure to have such Governmental Approval could not reasonably be expected to have a Material Adverse Effect, and (ii) is in compliance with each Governmental Approval applicable to it and in compliance with all other applicable Laws relating to it or any of its respective properties; in each case, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
(f)    Tax Returns and Payments. Each of the Borrowers and each of their respective Subsidiaries has timely filed or caused to be filed all federal and state, provincial, territorial, local and other tax returns required by applicable Law to be filed, and has paid, or made adequate provision for the payment of, all federal and state, provincial, territorial, local and other taxes, assessments and governmental charges or levies upon it and its property, income, profits and assets which are due and payable, except (i) taxes that are being contested in good faith by appropriate proceedings and for which such Borrower or Subsidiary, as applicable, has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (ii) to the extent the failure to file such tax returns or pay such taxes could not reasonably be expected to have a Material Adverse Effect.
(g)    Intellectual Property Matters. Each of the Borrowers and its Subsidiaries owns or possesses rights to use all franchises, licenses, copyrights, copyright applications, patents, patent rights or licenses, patent applications, trademarks, trademark rights, trade names, trade name rights, copyrights and rights with respect to the foregoing which are required to conduct its business except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. No event has occurred which, to the knowledge of the Borrowers, permits, or after notice or lapse of time or both would permit, the revocation or termination of any such rights, and, to the knowledge of the Borrowers, neither the Borrowers nor any Subsidiary thereof is liable to any Person for infringement under applicable Law with respect to any such rights as a result of its business operations, except as could not reasonably be expected to have a Material Adverse Effect.
(h)    Environmental Matters. Except with respect to any other matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, neither the Company nor any of its Material Subsidiaries (i) has failed to comply with any applicable Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any applicable Environmental Law, (ii) has incurred costs for any Environmental Liability, (iii) has received written notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.
(i)    ERISA Compliance. The Company hereby represents and warrants to the Administrative Agent and Lenders as follows:
(i)    Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state laws, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.
(ii)    There are no pending or, to the knowledge of the Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan (other than routine claims for benefits) that could reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, there has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.
(iii)     (A) No ERISA Event has occurred, and to the knowledge of the Company, no fact, event or circumstance exists that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan; (B) the Company and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (C) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher and, to the best knowledge of the Company no facts or circumstances exist that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date; and (D) neither the Company nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; in each case under the immediately preceding clauses (A) through (D), except for such events and circumstances, failures to comply, facts and circumstances, liabilities, transactions and terminations which could not reasonably be expected to have a Material Adverse Effect.
(iv)    Neither the Company or any ERISA Affiliate has any unsatisfied obligation to contribute to, or liability under, any active or terminated Pension Plan, except for such unsatisfied contribution obligations or liabilities which could not reasonably be expected to have a Material Adverse Effect.
(v)    Except as could not reasonably be expected to have a Material Adverse Effect: (i) the Canadian Pension Plans are duly registered under the ITA and all other laws which require registration and no event has occurred which is reasonably likely to cause the loss of such registered status, (ii) the Canadian Pension Plans have been administered and invested in compliance with their terms and requirements of law and there have been no improper withdrawals or applications of the assets of the Canadian Pension Plans, (iii) there are no outstanding disputes concerning the assets of the Canadian Pension Plans, (iv) no promises of benefit improvements under the Canadian Pension Plans have been made and there are no taxes, penalties or interest owing in respect of any Canadian Pension Plan, and (v) all payments, contributions required to be made by any Borrower to or in respect of any Canadian Pension Plan have been made on a timely basis in accordance with the current terms of such plans and all requirements of law.
(j)    Margin Stock. No Borrower or any Subsidiary thereof is engaged principally or as one of its material activities in the business of extending credit for the purpose of ‘‘purchasing’’ or “carrying” any ‘‘margin stock’’ (as each such term is defined or used in Regulation U of the Board of Governors of the Federal Reserve System). No part of the proceeds of any of the Loans or Letters of Credit will be used for purchasing or carrying margin stock, unless the Borrowers shall have given the Administrative Agent and Lenders prior notice of such event and such other information as is reasonably necessary to permit the Administrative Agent and Lenders to comply, in a timely fashion, with all reporting obligations required by applicable Law, or for any purpose which violates, or which would be inconsistent with, the provisions of Regulation T, U or X of such Board of Governors.
(k)    Government Regulation. The Company hereby represents and warrants to the Administrative Agent and Lenders that no Borrower or any Subsidiary thereof is an “investment company” or a company “controlled” by an “investment company” (as each such term is defined or used in the Investment Company Act of 1940, as amended) and neither the Borrowers nor any Subsidiary thereof is, or after giving effect to any Credit Extension will be, subject to regulation under the Interstate Commerce Act, each as amended.
(l)    Financial Statements; Financial Condition: Etc. The financial statements delivered to the Lenders pursuant to Section 4.01(d)(i) and, if applicable, Section 6.01, copies of which have been furnished to the Administrative Agent and each Lender, have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the absence of footnotes and subject to normal year end adjustments), are complete in all material respects and fairly present in all material respects the assets, liabilities and financial position of the Borrowers and their Subsidiaries, on a consolidated basis, as at such dates, and the results of the operations and changes of financial position for the periods then ended, subject, in the case of unaudited financial statements, to the absence of footnotes and normal year end adjustments.
(m)    No Material Adverse Effect. Since December 31, 2020, there has been no Material Adverse Effect.
(n)    Litigation. There are no actions, suits or proceedings pending nor, to the knowledge of the Borrowers, threatened against or affecting the Borrowers or any Subsidiary thereof or any of their respective properties in any court or before any arbitrator of any kind or before or by any Governmental Authority, which could reasonably be expected to have a Material Adverse Effect.
(o)    Absence of Defaults. No event has occurred and is continuing which constitutes a Default or an Event of Default.
(p)    Accuracy and Completeness of Information. As of the Closing Date, the Borrowers have disclosed to the Lenders all matters known to them, other than general market, economic and industry conditions, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. The written information (other than financial projections and other forward-looking information and information of a general economic or industry-specific nature (“Projections”)), taken as a whole, furnished by or on behalf of the Borrowers to the Administrative Agent or any Lender in

connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) does not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to any Projections, the Borrowers represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time such Projections are furnished to the Administrative Agent or any Lender, it being understood and agreed that Projections are as to future events and are not to be viewed as facts, are subject to significant uncertainties and contingencies, many of which are out of the Borrowers’ or their Subsidiaries’ control, that no assurance can be given that any particular Projections will be realized, that the Projections are not a guarantee of financial performance and that actual results during the period or periods covered by such Projections may differ significantly from the projected results and such differences may be material.
(q)    Property. The Borrowers and their Subsidiaries have good and marketable title to all material Property owned by them and valid leasehold interests in all material Property leased by them (except as permitted by the terms of this Agreement), except where failure to have such title or interest would not reasonably be expected to result in a Material Adverse Effect.
(r)    Anti-Corruption Laws and Sanctions.
(i)    None of the Company, any Subsidiary or any of their respective directors, officers, employees, agents or affiliates is a Sanctioned Person.
(ii)    The Company, its Subsidiaries and their respective directors, officers and employees and, to the knowledge of the Company, the agents of the Company and its Subsidiaries, are in compliance with applicable Anti-Corruption Laws and applicable Sanctions. The Company and its Subsidiaries have instituted and maintain policies and procedures reasonably designed to ensure continued compliance therewith.
(iii)    No Borrowing or Letter of Credit, use of proceeds or other transaction contemplated hereby will violate Anti-Corruption Laws or applicable Sanctions.
(s)    Representations as to Foreign Obligors. Each of the Company and each Foreign Obligor represents and warrants to the Administrative Agent and the Lenders that:
(i)    Such Foreign Obligor is subject to civil and commercial applicable Laws with respect to its obligations under this Agreement and the other Loan Documents to which it is a party (collectively as to such Foreign Obligor, the “Applicable Foreign Obligor Documents”), and the execution, delivery and performance by such Foreign Obligor of the Applicable Foreign Obligor Documents constitute and will constitute private and commercial acts and not public or governmental acts. Neither such Foreign Obligor nor any of its property has any immunity from set-off, suit or proceedings or from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the jurisdiction in which such Foreign Obligor is organized and existing in respect of its obligations under the Applicable Foreign Obligor Documents.

(ii)    The Applicable Foreign Obligor Documents are in proper legal form under the applicable Laws of the jurisdiction in which such Foreign Obligor is organized and existing for the enforcement thereof against such Foreign Obligor under the applicable Laws of such jurisdiction, and to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Obligor Documents. It is not necessary to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Obligor Documents that the Applicable Foreign Obligor Documents be filed, registered or recorded with, or executed or notarized before, any court or other authority in the jurisdiction in which such Foreign Obligor is organized and existing or that any registration charge or stamp or similar tax be paid on or in respect of the Applicable Foreign Obligor Documents or any other document, except for (A) any such filing, registration, recording, execution or notarization as has been made or is not required to be made until the Applicable Foreign Obligor Document or any other document is sought to be enforced and (B) any charge or tax as has been timely paid.
(iii)    The execution, delivery and performance of the Applicable Foreign Obligor Documents executed by such Foreign Obligor are, under applicable foreign exchange control regulations of the jurisdiction in which such Foreign Obligor is organized and existing, not subject to any notification or authorization except (A) such as have been made or obtained or (B) such as cannot be made or obtained until a later date (provided that any notification or authorization described in clause (B) shall be made or obtained as soon as is reasonably practicable).
(iv)    For the purposes of The Council of the Regulation (EU) 2015/848 of May 20, 2015 on Insolvency Proceedings (recast) (the “Regulation”), the centre of main interest (as that term is used in Article 3(1) of the Regulation) of each Foreign Obligor incorporated under the laws of a member state of the European Union is situated in its jurisdiction of incorporation and it has no “establishment” (as that term is used in Article 2(h) of the Regulation) in any other jurisdiction.
(v)    The choice of governing law as the governing law of each of the Applicable Foreign Obligor Documents will be recognized and enforced in the jurisdiction of incorporation of such Foreign Obligor. Any judgment obtained in any federal or state court located in the State of New York will be recognized and enforced in such Foreign Obligor's jurisdiction of incorporation.
(vi)    Any Borrower incorporated in England and Wales and any of its Subsidiaries is not or has not at any time (i) been an employer (for the purposes of sections 38 to 51 of the Pensions Act 2004) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the Pensions Schemes Act 1993); and (ii) been “connected” with or an “associate” of (as those terms are used in sections 38 and 43 of the Pensions Act 2004) such an employer.
(t)    Additional Representations of Australian Borrowers. Each of the Company and each Australian Borrower represents and warrants to the Administrative Agent and the Lenders that in relation to each Australian Borrower:
(i)    The entering into and performance by it of its obligations under this Agreement and the other Loan Documents to which it is expressed to be a party are for its commercial benefit and are in its commercial interests.

(ii)    The entry into and performance by it of its obligations under this Agreement and the other Loan Documents to which it is a party do not contravene Part 2J or Part 2E of the Corporations Act 2001 (Cth) of Australia.
(iii)    Immediately following the making of each Loan and after giving effect to the application of the proceeds of such Loan, it is not “insolvent” (as such term is defined in section 9 of the Corporations Act 2001 (Cth) of Australia).
(iv)    It is not a trustee of any trust or settlement.
(v)    No Australian Borrower is a member of a Consolidated Group unless that group has, at all times while the Australian Borrower is a member, a valid Tax Sharing Agreement for that group in form and substance reasonably satisfactory to the Required Lenders.
(vi)    No Australian Borrower is a member of a GST Group unless that group has, at all times while the Australian Borrower is a member, a valid Indirect Tax Sharing Agreement for that group in form and substance reasonably satisfactory to the Required Lenders.
(u)    Affected Financial Institutions. Neither the Company nor any Subsidiary is an Affected Financial Institution.
5.02    Survival of Representations and Warranties, Etc. All representations and warranties set forth in this Article V and all representations and warranties contained in any certificate related hereto, or any of the Loan Documents (including but not limited to any such representation or warranty made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Closing Date (unless expressly relating to any earlier date), shall survive the Closing Date and shall not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Lenders or any borrowing hereunder.
ARTICLE VI.
FINANCIAL INFORMATION AND NOTICES
Until all of the Obligations (other than contingent liabilities not yet due and payable) have been paid and satisfied in full and all Commitments hereunder shall have been terminated, unless consent has been obtained in the manner set forth in Section 12.01 hereof, the Company will furnish or cause to be furnished to the Administrative Agent and to the Lenders at their respective addresses as set forth on Schedule 12.02, or such other office as may be designated by the Administrative Agent and Lenders from time to time:
6.01    Financial Statements, Etc.
(a)    Quarterly Financial Statements. As soon as practicable and in any event within 45 days after the end of each of the first three fiscal quarters of each Fiscal Year, either (i) a copy of a report on Form 10-Q, or any successor form, and any amendments thereto, filed by the Company with the SEC with respect to the immediately preceding fiscal quarter or (ii) an unaudited Consolidated balance sheet of the Company and its Subsidiaries as of the close of such fiscal quarter and unaudited Consolidated statements of income, stockholders’ equity and cash flows for the fiscal quarter then ended and that portion of the Fiscal Year then ended, including any notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the preceding Fiscal Year and prepared by the Company in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the period, and certified by a Responsible Officer of the Company to present fairly in all material respects the financial condition of the Company and its Subsidiaries as of their respective dates and the results of operations of the Company and its Subsidiaries for the respective periods then ended, subject to normal year end adjustments and to the absence of footnotes required by GAAP. To the extent that the information set forth in this Section 6.01(a) is included in the Company’s quarterly report on Form 10-Q as filed with the SEC, such information shall be deemed delivered for purposes hereof.
(b)    Annual Financial Statements. As soon as practicable and in any event within 90 days after the end of each Fiscal Year either (i) a copy of a report on Form 10-K, or any successor form, and any amendments thereto, filed by the Company with the SEC with respect to the immediately preceding Fiscal Year or (ii) an audited Consolidated balance sheet of the Company and its Subsidiaries as of the close of such Fiscal Year and audited Consolidated statements of income, stockholders’ equity and cash flows for the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures for the preceding Fiscal Year and prepared by the Company and certified by a nationally recognized independent certified public accounting firm acceptable to the Administrative Agent in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operation of any change in the application of accounting principles and practices during the year, and accompanied by a report thereon by such certified public accountants that is not qualified with respect to scope limitations imposed by the Company or any of its Subsidiaries or with respect to accounting principles followed by the Company or any of its Subsidiaries not in accordance with GAAP. To the extent that the information set forth in this Section 6.01(b) is included in the Company’s annual report on Form 10-K as filed with the SEC, such information shall be deemed delivered for purposes hereof.
(c)    Each Borrower hereby acknowledges that (a) subject to Section 12.07, the Administrative Agent and/or any Arranger may, but shall not be obligated to, make available to the Lenders and the L/C Issuers materials and/or information provided by or on behalf of such Borrower under the Loan Documents (collectively, “Borrower Materials”) by posting the Borrower Materials on Debt Domain, IntraLinks, Syndtrak or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to any Borrower or its securities) (each, a “Public Lender”). Each Borrower hereby agrees that so long as such Borrower is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrowers shall be deemed to have authorized the Administrative Agent, the Arrangers, the L/C Issuers and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrowers or their respective securities for purposes of United States Federal and state securities laws (provided that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 12.07); (y) all Borrower

Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as containing material non-public information and as being suitable only for posting on a portion of the Platform not designated “Public Investor”; it being understood that all Borrower Materials shall be subject to Section 12.07.
6.02    Officer’s Compliance Certificate. At each time financial statements are delivered pursuant to Section 6.01(a) or (b), a certificate of a Responsible Officer of the Company in the form of Exhibit E attached hereto (an “Officer’s Compliance Certificate”) (a) certifying as to statements consistent with the applicable requirements of the SEC; (b) certifying as to whether there exists a Default or Event of Default on the date of such certificate, and if a Default or an Event of Default, specifying the details thereof and the action which the Company has taken or proposes to take with respect thereto; and (c) setting forth in reasonable detail calculations demonstrating compliance with the financial covenant contained in Section 8.01.
6.03    Other Reports.
(a)    Promptly after the filing thereof, a copy of (i) each report or other filing made by any of the Borrowers or any or their Subsidiaries with the SEC and required by the SEC to be delivered to the shareholders of the Borrowers or any Subsidiary thereof, (ii) each report made by any of the Borrowers or any Subsidiary thereof to the SEC on Form 8-K and (iii) each final registration statement of any of the Borrowers or any Subsidiary thereof filed with the SEC, except in connection with pension plans and other employee benefit plans; and
(b)    Such other information (subject to the limitations described in the last sentence of Section 7.10) regarding the operations, business affairs and financial condition of the Borrowers and/or any of their Subsidiaries as the Administrative Agent or any Lender may reasonably request.
For the avoidance of doubt, reports or other filings required to be provided by the Company pursuant to clause (a) above are shall be deemed to have been delivered when filed with the SEC.

6.04    Notice of Litigation and Other Matters. Promptly (but in no event later than (x) with respect to clause (c) below, two (2) Business Days after a Responsible Officer obtains knowledge thereof or (y) with respect to any other clause below, five (5) Business Days after a Responsible Officer obtains knowledge thereof) telephonic (confirmed in writing) or written notice of:
(a)    the commencement of all proceedings and investigations by or before any Governmental Authority and all actions and proceedings in any court or before any arbitrator against or involving any of the Borrowers or any Subsidiary thereof or any of their respective properties, assets or businesses the potential liability of which in the reasonable judgment of the Borrowers could reasonably be expected to result in a Material Adverse Effect;
(b)    any notice of any violation received by any of the Borrowers or any Subsidiary thereof from any Governmental Authority including, without limitation, any notice of violation of Environmental Laws, the potential liability of which in the reasonable judgment of the Borrowers in any such case could reasonably be expected to result in a Material Adverse Effect; and
(c)    the occurrence of any Default or an Event of Default.
6.05    Ratings Information. The Company shall, no later than five Business Days after a Responsible Officer obtains knowledge of any such change, give notice to the Administrative Agent (by telephone, followed promptly by written notice transmitted by facsimile with a hand copy sent promptly thereafter) of any change (either expressly or pursuant to a letter from S&P or Moody’s stating an “implied” rating, excluding in all cases any private indicative ratings that the Company may request from time to time from Moody’s or S&P) in rating by S&P or Moody’s in respect of the Company’s non-credit enhanced senior unsecured long-term debt, together with details thereof.
ARTICLE VII.
AFFIRMATIVE COVENANTS
Until all of the Obligations (other than contingent liabilities not yet due and payable) have been paid and satisfied in full and all Commitments hereunder shall have been terminated, unless consent has been obtained in the manner provided for in Section 12.01, each Borrower will, and will cause each of its respective Subsidiaries to:
7.01    Preservation of Corporate Existence and Related Matters.
(a)    Except as permitted by Section 8.04 and Section 8.05, preserve and maintain (i) its separate corporate existence and (ii) all rights, franchises, licenses and privileges necessary to the conduct of the business of the Company and its Subsidiaries taken as a whole, except, in the case of this clause (ii), where the failure to do so, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.
(b)    Qualify and remain qualified as a foreign corporation and authorized to do business in each jurisdiction where the nature and scope of its activities require it to so qualify under applicable Law, except where the failure to so preserve and maintain its existence and rights or to so qualify could not reasonably be expected to have a Material Adverse Effect.
7.02    Maintenance of Property. Protect and preserve all properties useful in and material to its business, including copyrights, patents, trade names and trademarks; maintain in good working order and condition all buildings, equipment and other tangible real and personal property material to the conduct of its business, ordinary wear and tear and casualty excepted; and from time to time make or cause to be made all renewals, replacements and additions to such property necessary for the conduct of its business, so that the business carried on in connection therewith may be properly and advantageously conducted at all times, except, in each case, where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
7.03    Insurance. Maintain insurance with financially sound and reputable insurance companies against such risks and in such amounts as are consistent with past practices and prudent business practice (and in any event consistent with normal industry practice with the same or similar businesses operating in the same or similar locations), and as may be required by applicable Law.

7.04    Accounting Methods and Financial Records. Maintain a system of accounting, and keep such books, records and accounts (which shall be true and complete in all material respects) as may be required or as may be necessary to permit the preparation of financial statements in accordance with GAAP and in compliance with the regulations of any Governmental Authority having jurisdiction over it or any of its properties.
7.05    Payment and Performance of Obligations.
(a)    Pay and perform all of its Obligations under this Agreement and the other Loan Documents, which in the case of each Designated Borrower that is a Foreign Subsidiary shall be several and not joint and several.
(b)    Pay and discharge (i) all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, except where the failure to make such payments could not reasonably be expected to have a Material Adverse Effect and (ii) all other material indebtedness, obligations and liabilities in accordance with customary trade practices, except where the failure to make such payments could not reasonably be expected to have a Material Adverse Effect; provided that such Borrower or Subsidiary may contest any item described in clause (i) or (ii) of this Section 7.05(b) in good faith and by proper proceedings so long as adequate reserves are maintained with respect thereto to the extent required by GAAP.
7.06    Compliance With Laws and Approvals.
(a)    Observe and remain in compliance with all applicable Laws (including, without limitation, those set forth in Section 5.01(x)) and maintain in full force and effect all Governmental Approvals, in each case applicable to the conduct of its business, except where the failure to observe, comply or maintain could not reasonably be expected to have a Material Adverse Effect.
(b)    Maintain in effect and enforce policies and procedures reasonably designed to promote and achieve compliance by the Company, its Subsidiaries and their respective directors, officers, employees and agents with applicable Anti-Corruption Laws and applicable Sanctions.
7.07    Environmental Laws. In addition to and without limiting the generality of Section 7.06:
(a)    Comply with all applicable Environmental Laws and obtain and comply with and maintain any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except where the failure to obtain, comply or maintain could not reasonably be expected to have a Material Adverse Effect; and
(b)    Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws, and promptly comply with all lawful orders and directives of any Governmental Authority regarding Environmental Laws, except (i) where the failure to do so could not reasonably be expected to have a Material Adverse Effect or (ii) to the extent the Borrowers or any of their Subsidiaries are contesting, in good faith, any such requirement, order or directive before the appropriate Governmental Authority so long as adequate reserves are maintained with respect thereto to the extent required by GAAP.

7.08    Compliance with ERISA; ERISA Notices.
(a)    Promptly, and in any event within fifteen (15) Business Days after the Company obtains knowledge that an ERISA Event has occurred that could reasonably be expected to result in a Material Adverse Effect, the Company shall deliver or cause to be delivered a written statement by a Responsible Officer of the Company, describing such ERISA Event and any action that is being taken with respect thereto by the applicable Borrower(s), or any ERISA Affiliate, and any action taken or threatened by the IRS, Department of Labor, or PBGC. The Company shall (i) promptly and in any event within five (5) Business Days after the filing thereof with the IRS, deliver or cause to be delivered a copy of each funding waiver request filed with respect to any Pension Plan and all communications received by the Company or, to the knowledge of the Company, any ERISA Affiliate with respect to such request; and (ii) promptly and in any event within five (5) Business Days after receipt by the Company or, to the knowledge of the Company, any ERISA Affiliate, of the PBGC’s intention to terminate a Pension Plan or to have a trustee appointed to administer a Pension Plan, copies of each such notice; and
(b)    As soon as is reasonably practicable upon the Administrative Agent’s reasonable request, the Company shall cause to be delivered to the Administrative Agent each of the following: (i) the most recent determination letter issued by the IRS with respect to each Pension Plan; (ii) for the three most recent Plan years, annual reports on Form 5500 Series required to be filed with any governmental agency for each Pension Plan; (iii) all actuarial reports prepared for the last three Plan years for each Pension Plan; (iv) a listing of all Multiemployer Plans, with the aggregate amount of the most recent annual contributions required to be made by the Company or any ERISA Affiliate to each such plan; (v) any information that has been provided in writing by any Governmental Authority to any Borrower or any ERISA Affiliate regarding withdrawal liability under any Multiemployer Plan; and (vi) the aggregate amount of the most recent annual payments made to former employees of any Borrower under any retiree health plan.
7.09    Conduct of Business. The Borrowers will not, and will not permit any of their respective Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Borrowers and their respective Subsidiaries on the Closing Date and businesses that are extensions thereof or otherwise incidental, complementary, reasonably related or ancillary thereto.
7.10    Visits and Inspections. Subject to compliance with applicable securities laws, permit representatives of the Administrative Agent (acting on its own behalf or on behalf of any of the Lenders), from time to time upon reasonable prior written notice to the Company and during ordinary business hours, to visit and inspect its properties; inspect and make extracts from its books, records and files, including, but not limited to, management letters prepared by independent accountants; and discuss with its principal officers, and its independent accountants, its business, assets, liabilities, financial condition, results of operations and business prospects; provided that, the Administrative Agent collectively may not exercise such rights more often than once during any calendar year and unless an Event of Default exists, the costs and expenses of such a visitation or inspection shall be the responsibility of the inspecting party or parties. The Administrative Agent shall give the Borrowers the opportunity to participate in any discussions with the Borrowers’ independent accountants. Notwithstanding the foregoing, (i) neither the Administrative Agent nor any L/C Issuer or any other Lender shall have the right to inspect or make or receive copies of any customer data files or any other credit information or files concerning consumers owned or maintained by the Company or any of its Subsidiaries and (ii) neither the Borrowers nor any of their respective Subsidiaries shall be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (i) constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent (or its agents) is prohibited by applicable law or any binding confidentiality agreement between the Borrowers or any of their respective Subsidiaries and a Person that is not one of the Borrowers or any of their respective Subsidiaries not entered into in contemplation of preventing such disclosure, inspection, examination or discussion or (iii) is subject to attorney-client or similar privilege or constitutes attorney work-product; provided the Borrowers shall (x) use commercially reasonable efforts to communicate, to the extent permitted, the applicable information in a way that would not violate the applicable law or agreement, and (y) to the extent the Borrowers are unable to disclose any such information, the Borrowers shall notify the Administrative Agent if any such information is being withheld as a result of any such obligation of confidentiality (but solely if providing such notice would not violate such confidentiality obligation).
7.11    Use of Proceeds. Use the proceeds of the Credit Extensions for working capital, for capital expenditures, to refinance existing Debt of the Company and its Subsidiaries, to finance acquisitions by the Company and its Subsidiaries, and for other lawful general corporation purposes of the Company and its Subsidiaries. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that would violate any rule or regulation of the Federal Reserve Board, including Regulations T, U or X. All Letters of Credit will be used for general corporate purposes.
7.12    Delivery of Tax Forms. Equifax Limited shall file a duly completed form DTTP-2 (or such alternative form as may be specified by HMRC from time to time) in respect of each Lender with HMRC within 30 days following the initial funding of any Loan directly to Equifax Limited as Designated Borrower with respect to such Loan and shall promptly provide the applicable Lender with a copy of that filing; provided that Equifax Limited shall have received from each Lender its HMRC Treaty Passport number and the name of their country of residence in connection with the making of such Loan pursuant to Section 3.01(g)(ii)(B), together with any other information concerning the Lender that is required in order for Equifax Limited to properly complete and file such form.
7.13    Subsidiary Guarantees. If a Domestic Subsidiary becomes obligated under any final judgment, order or settlement (with or without a court order) with respect to the September 2017 Cybersecurity Incident and the total amount of such obligations, when combined with (A) all other Subsidiary Cybersecurity Obligations not constituting Pari Cybersecurity Obligations and (B) any Debt or obligations then outstanding under Section 8.02(r) or 8.03(i), exceed 30% of Consolidated Net Tangible Assets, measured as of the date such obligations are incurred, then such Domestic Subsidiary shall within 30 calendar days (or such longer period as the Administrative Agent may agree in its sole discretion) after such obligations are incurred enter into a guaranty of the Guaranteed Obligations in favor of the Lenders and the Administrative Agent in form and substance reasonably acceptable to the Administrative Agent and deliver such other documentation (including customary certificates, resolutions and legal opinions) and take such other actions as reasonably requested by the Administrative Agent in connection with such guaranty. Notwithstanding the forgoing, any guaranty granted to Lenders under this Section 7.13 shall be automatically released without any further action by the Company, Agent, Lenders or such Subsidiary upon the payment in full of all of such Subsidiary’s Subsidiary Cybersecurity Obligations.

ARTICLE VIII.
NEGATIVE COVENANTS
Until all of the Obligations (other than contingent liabilities not yet due and payable) have been paid and satisfied in full and all Commitments hereunder shall have been terminated, unless consent has been obtained in the manner set forth in Section 12.01:
8.01    Maximum Leverage Ratio~~. As of the end of each fiscal quarter, (i) commencing with and including the end of the first fiscal quarter ending after the Closing Date through but excluding the end of the first fiscal quarter ending after the Appriss Closing Date, the Company will not permit the Leverage Ratio to be greater than 3.75:1.00 and (ii) commencing with the end of the first fiscal quarter ending after the Appriss Closing Date, the Company will not permit the Leverage Ratio to be greater than the maximum ratio set forth in the table below opposite such fiscal quarter:~~

~~Fiscal Quarters Ending On or About:~~	~~Maximum Leverage Ratio:~~
~~The first fiscal quarter ending after the Appriss Closing Date through and including the fourth fiscal quarter ending after the Appriss Closing Date~~	~~4.25 to 1.00~~
~~The fifth fiscal quarter ending after the Appriss Closing Date through and including the sixth fiscal quarter ending after the Appriss Closing Date~~	~~4.00 to 1.00~~
~~The seventh fiscal quarter ending after the Appriss Closing Date and thereafter~~	~~3.75 to 1.00~~

. As of the end of each fiscal quarter, (i) commencing with and including the end of the fiscal quarter ended on or around December 31, 2022 and through and including the end of the fiscal quarter ending on or around December 31, 2023, the Company will not permit the Leverage Ratio to be greater than 4.25:1.00 and (ii) commencing with the end of the first fiscal quarter ending on or around March 31, 2024 and for the end of each fiscal quarter ending thereafter, the Company will not permit the Leverage Ratio to be greater than 3.75:1.00; provided that, from and after the ~~Closing~~First Amendment Effective Date, if the Leverage Ratio Increase Requirements are satisfied the Company may elect to increase the maximum ratio set forth in the ~~table~~clauses (i) and (ii) above for each of the four consecutive fiscal quarters commencing with the fiscal quarter in which a Material Acquisition (other than the Appriss Acquisition) is consummated by 0.50 to 1.00 (provided ~~that~~further that (i) for a Material Acquisition occurring during a fiscal quarter ending prior to and including December 31, 2023, such 0.50 to 1.00 increase shall be disregarded for the fiscal quarters ending prior to and including December 31,

2023, with the increase applying only in any remaining fiscal quarters of such four fiscal quarter period ending after December 31, 2023 and (ii) in no event shall the maximum ratio for any fiscal quarter exceed 4.75 to 1.00); provided further that (i) to the extent any amounts relating to any judgment, order or settlement (with or without a court order) with respect to the September 2017 Cybersecurity Incident are added back to Consolidated EBITDA pursuant to clause (iv) of the definition thereof, then, for purposes of the calculation of the Leverage Ratio, “Consolidated Funded Debt” shall include the actual unpaid amount of any fines, penalties, restitution, settlement payments, charges and similar costs which (A) are final agreed by the parties thereto and, if applicable, approved by or issued by the relevant court or other administrative body and (B) are owed pursuant to the terms of such judgment, order or settlement after the date of such judgment, order or settlement and (ii) for purposes of the calculation of the Leverage Ratio, “Consolidated Funded Debt” shall exclude any Debt incurred and/or issued solely for the purpose of financing an acquisition and which Debt is incurred and/or issued after the date of the execution of the definitive agreement for such acquisition and in advance of the date of consummation of such acquisition until such acquisition closes (or until the definitive agreement for such acquisition has been terminated; provided that in the event of the termination of the definitive agreement for such acquisition, such Debt shall cease to be excluded from the calculation of the Leverage Ratio).
8.02    Liens. No Borrower will, nor will it permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien on, or with respect to, any of its assets or properties (including without limitation shares of Capital Stock or other ownership interests owned by it), real or personal, whether now owned or hereafter acquired, except:
(a)    Liens existing on the Closing Date and that either (i) are secure obligations set forth on Schedule 8.02 or (ii) are encumbering property or assets with a fair market value, and secure obligations having a committed or principal amount, in each case, of not greater than $12,500,000 individually or $25,000,000 in the aggregate;
(b)    Liens for taxes, assessments and other governmental charges or levies which are not yet due or as to which the period of grace, if any, related thereto has not expired or which are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP;
(c)    Liens of materialmen, repairmen, construction contractors, mechanics, carriers, warehousemen, processors or landlords for labor, materials, supplies or rentals and other similar Liens imposed by law so long as such Liens secure claims incurred in the ordinary course of business, (i) which are not overdue for a period of more than ninety (90) days or unfiled or (ii) which are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP;
(d)    Liens consisting of deposits or pledges made in the ordinary course of business (i) in connection with, or to secure payment of, obligations under workers’ compensation, health, disability or employee benefits, unemployment insurance and other social security laws or similar legislation or obligations under customer service contracts or (ii) to secure the performance of letters of credit, bids, tenders, sales, contracts (including trade contracts and governmental contracts), leases, statutory obligations, surety, appeal and performance bonds and other similar obligations incurred in the ordinary course of business, in each case not incurred in connection with the borrowing of money, the payment of the deferred purchase price of property or any judgment, order or settlement (with or without a court order);

(e)    Liens constituting encumbrances in the nature of zoning restrictions, easements, rights of way, and other rights or restrictions of record on the use of real property, which in the aggregate are not substantial in amount and which do not, in any case, materially detract from the value of any material parcel of real property or materially impair the use thereof in the ordinary conduct of business;
(f)    Liens in favor of the Administrative Agent for the benefit of the Administrative Agent and the Lenders;
(g)    Liens on the property or assets of any Subsidiary existing at the time such Subsidiary becomes a Subsidiary of a Borrower and not incurred in contemplation thereof, as long as the outstanding principal amount of the Debt secured thereby is not voluntarily increased by such Subsidiary after the date such Subsidiary becomes a Subsidiary of such Borrower (except by an amount equal to any premium or other amount paid, and fees and expenses incurred, in connection with any extension, renewal or refinancing of such Debt);
(h)    Liens on the property or assets of the Borrowers or any Subsidiary securing Debt which is incurred to finance or refinance the acquisition of such property or assets; provided that (i) each such Lien shall be created prior to or within 180 days of the acquisition of the related property or assets; (ii) each such Lien does not at any time encumber any property other than the related property or assets financed by such Debt and the proceeds thereof; (iii) the principal amount of Debt secured by each such Lien is not increased (except by an amount equal to any premium or other amount paid, and fees and expenses incurred, in connection with any extension, renewal or refinancing of such Debt); and (iv) the principal amount of Debt secured by each such Lien (together with any accrued interest thereon and closing costs relating thereto) shall at no time exceed 100% of the original purchase price of such related property or assets at the time acquired;
(i)    Liens consisting of judgment or judicial attachment Liens (other than, for the avoidance of doubt, Liens securing settlements (with or without a court order)) that do not constitute an Event of Default under Section 9.01(m);
(j)    Liens on accounts receivable (and related assets) being transferred pursuant to a Permitted Receivables Financing;
(k)    [Reserved];
(l)    any Lien on any specific fixed asset of any corporation existing at the time such corporation is merged or consolidated with or into any Borrower or a Consolidated Subsidiary and not created in contemplation of such event;
(m)    any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing paragraphs of this Section; provided that (i) such Debt is not secured by any additional assets, and (ii) the amount of such Debt secured by any such Lien is not increased (except by an amount equal to any premium or other amount paid, and fees and expenses incurred, in connection with any extension, renewal or refinancing of such Debt);
(n)    any Lien existing on any specific fixed asset prior to the acquisition thereof by any Borrower or a Consolidated Subsidiary and not created in contemplation of such acquisition;

(o)    Liens securing Debt owing by any Subsidiary to the Company or another wholly-owned Subsidiary;
(p)    inchoate Liens arising under ERISA to secure current service pension liabilities as they are incurred under the provisions of Plans from time to time in effect;
(q)    rights reserved to or invested in any municipality or governmental, statutory or public authority to control or regulate any property of such Borrower or such Subsidiary, as the case may be, or to use such property in a manner which does not materially impair the use of such property for the purposes of which it is held by such Borrower or such Subsidiary, as the case may be;
(r)    Liens not otherwise permitted by this Section 8.02 securing Debt or other obligations in an aggregate principal amount, when combined with (A) any Debt then outstanding under Section 8.03(i) and (B) all Subsidiary Cybersecurity Obligations not constituting Pari Cybersecurity Obligations, at any time outstanding that does not exceed 30% of Consolidated Net Tangible Assets, measured as of the date of the incurrence of such Debt or obligation;
(s)    (i) deposits made in the ordinary course of business to secure obligations to insurance carriers providing casualty, liability or other insurance to the Borrowers and their respective Subsidiaries and (ii) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;
(t)    banker’s liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with depository institutions and securities accounts and other financial assets maintained with securities intermediaries; provided that such deposit accounts or funds and securities accounts or other financial assets are not established or deposited for the purpose of providing collateral for any Debt and are not subject to restrictions on access by the Borrowers or any of their respective Subsidiaries in excess of those required by applicable banking regulations;
(u)    Liens arising by virtue of Uniform Commercial Code financing statement filings (or similar filings under applicable law) regarding operating leases entered into by the Borrowers and the Subsidiaries in the ordinary course of business;
(v)    Liens representing any interest or title of a licensor, lessor or sublicensor or sublessor, or a licensee, lessee or sublicensee or sublessee, in the property subject to any lease (other than capital lease obligations), license or sublicense or concession agreement permitted by this Agreement;
(w)    deposits of cash with the owner or lessor of premises leased and operated by the Borrowers or any of their respective Subsidiaries to secure the performance of its obligations under the lease for such premises, in each case in the ordinary course of business;
(x)    Liens on cash and cash equivalents deposited with a trustee or a similar Person to defease or to satisfy and discharge any Debt, provided that such defeasance or satisfaction and discharge is permitted hereunder;
(y)    Liens that are contractual rights of set-off;

(z)    Liens solely on any cash earnest money deposits, escrow arrangements or similar arrangements made by the Borrowers or any of their respective Subsidiaries in connection with any letter of intent or purchase agreement for an acquisition or other transaction permitted hereunder; and
(aa)    in the case of (i) any Subsidiary that is not a wholly-owned Subsidiary or (ii) the equity interests in any Person that is not a Subsidiary, any encumbrance or restriction, including any put and call arrangements, related to equity interests in such Subsidiary or such other Person set forth in the organizational documents of such Subsidiary or such other Person or any related joint venture, shareholders’ or similar agreement.
8.03    Limitations on Subsidiary Debt. No Borrower will permit any Subsidiary of the Company to contract, create, incur, assume or permit to exist any Debt, except:
(a)    Debt arising under this Agreement and the other Loan Documents;
(b)    Debt existing as of the Closing Date in an outstanding principal amount not in excess of (i) $25,000,000 in respect of any individual Subsidiary or (ii) $50,000,000 in the aggregate for all Subsidiaries (and any renewals, refinancings or extensions thereof in a principal amount not in excess of that outstanding as of the date of such renewal, refinancing or extension except by an amount equal to any premium or other amount paid, and fees and expenses incurred, in connection with such renewal, extension or refinancing);
(c)    Capital Lease obligations and Debt incurred, in each case, to provide all or a portion of the purchase price or costs of construction of an asset or, in the case of a Sale and Leaseback Transaction, to finance the value of such asset owned by a Borrower or any of its Subsidiaries; provided that (i) such Debt when incurred shall not exceed the purchase price or cost of construction of such asset or, in the case of a Sale and Leaseback Transaction, the fair market value of such asset and any transaction costs directly related thereto, (ii) no such Debt shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing except by an amount equal to any premium or other amount paid, and fees and expenses incurred, in connection with such refinancing, and (iii) the aggregate principal amount of all such Debt shall not exceed $200,000,000 at any time outstanding;
(d)    intercompany Debt owed by any Subsidiary of the Company to the Company or any other Subsidiary of the Company;
(e)    Debt and Obligations owing under Hedging Agreements relating to the Loans hereunder and other Hedging Agreements entered into in order to manage existing or anticipated interest rate, exchange rate or commodity price risks and not for speculative purposes;
(f)    Permitted Receivables Financing ~~Indebtedness~~Debt;
(g)    Debt of the types described in clause (j) of the definition of Debt which is incurred in the ordinary course of business in connection with (i) the sale or purchase of goods, or (ii) to assure performance by the Company or any of its Subsidiaries of their respective service contracts, bids, surety and appeal bonds, performance bonds and obligations of a like nature, operating leases, obligations to a utility or a governmental entity, or worker’s compensation obligations, or (iii) other obligations that do not constitute Debt;
(h)    Support Obligations of Debt of the Company or Debt otherwise permitted under this Section 8.03;
(i)    other Debt of the Subsidiaries at any time outstanding which, when combined with (A) any Debt then outstanding under Section 8.02(r) and (B) all Subsidiary Cybersecurity Obligations not constituting Pari Cybersecurity Obligations, in the aggregate does not exceed 30% of Consolidated Net Tangible Assets, measured as of the date of the incurrence of such Debt;
(j)    Debt of the Veda Entities in an aggregate principal amount outstanding not to exceed at any time AUD $300,000,000;
(k)    Debt of any Person that becomes a Subsidiary (or of any Person not previously a Subsidiary that is merged, amalgamated or consolidated with or into a Subsidiary in a transaction permitted hereunder) after the Closing Date, or Debt of any Person that is assumed by any Subsidiary in connection with an acquisition of assets by such Subsidiary in an acquisition not prohibited hereunder, provided that such Debt exists at the time such Person becomes a Subsidiary (or is so merged, amalgamated or consolidated) or such assets are acquired and is not created in contemplation of or in connection with such Person becoming a Subsidiary (or such merger, amalgamation or consolidation) or such assets being acquired, and any renewals, extensions and refinancings thereof, provided that the principal amount of such Debt is not increased at the time of such renewal, extension or refinancing thereof except by an amount equal to any premium or other amount paid, and fees and expenses incurred, in connection with such renewal, extension or refinancing;
(l)    Debt in respect of netting services, overdraft protections and otherwise arising from treasury, depository and cash management services or in connection with any automated clearing-house transfers of funds, overdraft or any similar services, in each case in the ordinary course of business;
(m)    Debt in the form of purchase price adjustments and earn-outs incurred in connection with any acquisition or joint venture investment not prohibited hereunder; and
(n)    Debt owing to any insurance company in connection with the financing of insurance premiums permitted by such insurance company in the ordinary course of business.
8.04    Limitations on Mergers and Liquidation. No Borrower will, nor will it permit any of its Subsidiaries to, merge, amalgamate, consolidate or enter into any similar combination of the foregoing with any other Person or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), except:
(a)    Any Borrower or a Subsidiary may merge with another Person that is not a Borrower or a Subsidiary; provided that (i) in the case of any merger involving the Company, the Company is the corporation surviving such merger, (ii) in the case of any merger involving a Subsidiary, the survivor is or will become a Subsidiary of the Company, and (iii) immediately prior to and after giving effect to such merger, no Event of Default exists or would exist;

(b)    Any Subsidiary that is not a Borrower may merge into a Borrower or any other Subsidiary of a Borrower; and
(c)    Any Subsidiary that is not a Borrower may liquidate, wind-up or dissolve itself into a Borrower or any other Subsidiary of a Borrower.
(d)    Any Borrower may merge with any other Borrower; provided that in the case of any merger involving the Company, the Company is the corporation surviving such merger; and
(e)    Any Borrower (other than the Company) may liquidate, wind-up or dissolve itself into any other Borrower or any Subsidiary of the Company (so long as all Obligations owing by such Borrower hereunder have been paid in full).
8.05    Limitation on Asset Dispositions. The Company will not sell, lease, transfer or otherwise dispose of (in one transaction or a series of transactions and including by means of any merger, Equity Issuance of Capital Stock or otherwise) all or substantially all of its assets, on a consolidated basis (whether now owned or hereafter acquired), except as permitted in Section 8.04, except for any such disposition of assets which results from the merger, Equity Issuance of Capital Stock or other transaction between any Borrower and its Subsidiaries so long as the surviving entity remains a Subsidiary of the Company.
8.06    Governmental Regulations. The Company will not, and will not permit any of its Subsidiaries to, (a) be or become subject at any time to any law, regulation or list of any Governmental Authority of the United States (including, without limitation, the OFAC list) or Canada that prohibits or limits the Lenders or the Administrative Agent from making any advance or extension of credit to any Borrower or from otherwise conducting business with the Borrowers, or (b) fail to provide documentary and other evidence of the identity of the Borrowers as may be reasonably requested by the Lenders or the Administrative Agent at any time with reasonable prior notice to enable the Lenders or the Administrative Agent to verify the identity of the Borrowers or to comply with any applicable law or regulation, including, without limitation, Section 326 of the Patriot Act at 31 U.S.C. Section 5318, Canadian Anti-Terrorism Laws and the Beneficial Ownership Regulation.
8.07    Sanctions and Anti-Corruption Laws. The Company will not, and will not permit any of its Subsidiaries to, request any Loan or Letter of Credit or, directly or indirectly, use the proceeds of any Loan or any Letter of Credit, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person (i) to fund any activities or business of, in, or with any Sanctioned Country or Sanctioned Person, (ii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loans, whether as an Arranger, a Co-Syndication Agent, the Administrative Agent, a Lender (including the Swing Line Lender), a L/C Issuer, underwriter, advisor, investor or otherwise), or (iii) in furtherance of an offer, payment, promise to pay or authorization of the payment or giving of money or anything else of value to any Person in violation of applicable Anti-Corruption Laws.
8.08    Non-U.S. Plans.
Any Borrower incorporated in England and Wales shall ensure that neither Company nor any of its Subsidiaries is or has been at any time an employer (for the purposes of sections 38 to 51 of the Pensions Act 2004) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the Pension

Schemes Act 1993) or "connected" with or an "associate" of (as those terms are used in sections 38 or 43 of the Pensions Act 2004) such an employer.
ARTICLE IX.
EVENTS OF DEFAULT AND REMEDIES
9.01    Events of Default. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any Governmental Authority or otherwise:
(a)    Default in Payment of Principal of Loans and L/C Obligation. Any Borrower shall default in any payment of principal of any Loan, Note or L/C Obligation when and as due (whether at maturity, by reason of acceleration or otherwise).
(b)    Other Payment Default. Any Borrower shall default in the payment when and as due (whether at maturity, by reason of acceleration or otherwise) of any interest, fees or other amounts owing on any Loan, Note or L/C Obligation or the payment of any other Obligation, and such default shall continue unremedied for five (5) Business Days after the earlier of a Responsible Officer becoming aware of such default or written notice thereof has been given to the Company by the Administrative Agent.
(c)    Misrepresentation. Any representation, warranty or statement made or deemed to be made by any Borrower or any of its Subsidiaries, if applicable, under this Agreement, any Loan Document or any amendment hereto or thereto or in any certificate delivered to the Administrative Agent or to any Lender pursuant hereto and thereto, shall at any time prove to have been incorrect or misleading in any material respect when made or deemed made.
(d)    Default in Performance of Certain Covenants. Any of the Borrowers shall default in the performance or observance of any covenant or agreement contained in Sections 6.04(c), 7.01(a), 7.11 and 7.13 and Article VIII.
(e)    Default in Performance of Other Covenants and Conditions. Any of the Borrowers or any Subsidiary thereof, if applicable, shall default in the performance or observance of any term, covenant, condition or agreement contained in this Agreement (other than as specifically provided for otherwise in this Section 9.01) or any other Loan Document and such default shall continue for a period of thirty (30) days after the earlier of a Responsible Officer becoming aware of such default or written notice thereof has been given to the Company by the Administrative Agent.
(f)    Hedging Agreement. Any termination payments in an amount greater than $100,000,000 shall be due by any Borrower under any Hedging Agreement and such amount is not paid within thirty (30) Business Days of the due date thereof.
(g)    Debt Cross-Default. Any of the Borrowers or any of their Material Subsidiaries shall (i) default in the payment of any Debt (other than Debt under this Agreement, the Notes or any L/C Obligation) the aggregate outstanding amount of which Debt is in excess of $100,000,000, beyond the period of grace if any, provided in the instrument or agreement under which such Debt was created, or (ii) default in the observance or performance of any other agreement or condition relating to any Debt (other than Debt under this Agreement, the Notes or any L/C Obligation), the aggregate outstanding amount of which Debt is in excess of $100,000,000 or contained in any instrument or agreement evidencing, securing or relating thereto or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Debt (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, any such Debt to become due prior to its stated maturity (any such notice having been given and any applicable grace period having expired) provided that this clause (g) shall not apply to (i) any secured Debt that becomes due as a result of the voluntary sale or transfer of, or any casualty with respect to, assets securing such Debt, (ii) any prepayment, repurchase, redemption or defeasance of any Debt incurred in contemplation of an acquisition if the related acquisition is not consummated, (iii) any Debt that becomes due as a result of a voluntary prepayment, repurchase, redemption or defeasance thereof, or any refinancing thereof, permitted under this Agreement or (iv) in the case of any Hedging Agreement, termination events or equivalent events pursuant to the terms of such Hedging Agreement not arising as a result of a default by the Borrowers or any Subsidiary thereunder.
(h)    Change in Control. An event described in clause (i), (ii) or (iii) below shall have occurred: (i) during any period of 12 consecutive months, individuals who at the beginning of such period constituted the board of directors of the Company (together with any new directors whose election by such board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) and who were entitled to vote on such matters, cease for any reason to constitute a majority of the board of directors of the Company then in office or (ii) any person or group of persons (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended) after the Closing Date shall obtain ownership or control in one or more series of transactions of more than 35% of the common stock or 35% of the voting power of the Company entitled to vote in the election of members of the board of directors of the Company (any such event, a “Change in Control”).
(i)    Voluntary Bankruptcy Proceeding. Any Borrower or any Material Subsidiary thereof shall (i) commence a voluntary case under the federal bankruptcy laws or any other Debtor Relief Law (as now or hereafter in effect), (ii) file a petition or application seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts, (iii) consent to or fail to contest in a timely and appropriate manner any petition or application filed against it in an involuntary case under such bankruptcy laws or other laws, (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, interim receiver, receiver and manager, liquidator, administrator, agent, custodian, trustee, examiner or liquidator of itself or of a substantial part of its property, domestic or foreign, (v) admit in writing its inability to pay its debts as they become due, (vi) make a general assignment or assignment for the benefit of creditors, or (vii) take any corporate action for the purpose of authorizing any of the foregoing.
(j)    Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against any Borrower or any Material Subsidiary thereof in any court of competent jurisdiction seeking (i) relief under the federal bankruptcy laws (as now or hereafter in effect) or under any Debtor Relief Law or other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts (including the filing of any notice of intention in respect thereof), or (ii) the appointment of a trustee, receiver, administrative receiver, compulsory manager, interim receiver, receiver and manager, liquidator, administrator, agent, custodian, liquidator or the like for any Borrower or any Material Subsidiary thereof or for all or any substantial part of their respective assets, domestic or foreign, and such case or proceeding shall continue without dismissal or stay for a period of 60 consecutive days, or an order granting the relief requested in such case or proceeding (including, but not limited to, an order for relief under such federal bankruptcy laws) shall be entered.

(k)    Australian Insolvency. Without prejudice to Sections 9.01(i) and 9.01(j), an Australian Borrower (i) becomes or states that it is insolvent (as defined under the Corporations Act 2001 (Cth) of Australia) or is presumed or deemed to be insolvent under the Corporations Act 2001 (Cth) of Australia, (ii) is in liquidation, in provisional liquidation, under administration or wound up or has had a Controller (as defined in the Corporations Act 2001 (Cth) of Australia) appointed to all or any substantial part of its property, (iii) is subject to any arrangement, assignment, moratorium, compromise or composition (other than in each case a solvent arrangement, assignment, moratorium, compromise or composition), protected from creditors under any statute for the reason of insolvency or otherwise dissolved or (iv) has an application or order made or resolution passed, in each case in connection with that Person, which is preparatory to or results in any of clauses (i), (ii), or (iii) above (and in the case of an involuntary application, it is not stayed, withdrawn or dismissed within 60 days).
(l)    Enforcement. A creditor or an encumbrance (other than a judgment or order of the type referred to in clause (m) of this Section 9.01) attaches or takes possession of, or a distress, execution, sequestration or other process is levied or enforced upon or sued out against, any of the undertakings and assets of any Borrower or any Subsidiary thereof having a value exceeding $100,000,000 and (if capable of discharge) such possession is not terminated or such attachment or process is not satisfied, removed or discharge within 30 days.
(m)    Judgment and Orders. A judgment or order for the payment of money which causes the aggregate amount of all such judgments or orders at any time undischarged and unstayed as provided for in this paragraph (exclusive of amounts covered by insurance provided by reputable insurers as to which the applicable insurer has not disputed coverage) to exceed $100,000,000 shall be entered against any Borrower or any Subsidiary thereof by any court and such judgment or order shall continue without discharge or stay for a period of sixty (60) days; provided that, in the case of a settlement that constitutes an order for the payment of money that specifically provides for a payment term of longer than sixty (60) days from the entry thereof, any amounts with respect thereto shall only be included to the extent undischarged and unstayed after the date that is sixty (60) days after the date that such amounts are due pursuant to the terms of such settlement.
(n)    Guaranty. At any time after the execution and delivery thereof, the guaranty given by the Company hereunder or any provision thereof shall cease to be in full force or effect as to the Company, or the Company or any Person acting by or on behalf of the Company shall deny or disaffirm the Company’s obligations under such guaranty.
(o)    ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Company under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC that results in a Material Adverse Effect, or (ii) the Company or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan that results in a Material Adverse Effect.
9.02    Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:
(a)    declare the commitment of each Lender to make Loans and any obligation of any L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;
(b)    declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers;
(c)    require that the Company Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and
(d)    exercise on behalf of itself, the Lenders and the L/C Issuers all rights and remedies available to it, the Lenders and the L/C Issuers under the Loan Documents, at applicable Law or otherwise;
provided that upon the occurrence of an Event of Default specified in Section 9.01(i), (j) or (k) with respect to any Borrower, the obligation of each Lender to make Loans and any obligation of each L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Company to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.
9.03    Rights and Remedies Cumulative; Non-Waiver; etc. The enumeration of the rights and remedies of the Administrative Agent and the Lenders set forth in this Agreement is not intended to be exhaustive and the exercise by the Administrative Agent and the Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the Loan Documents or that may now or hereafter exist in law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Administrative Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between the Borrowers, the Administrative Agent and the Lenders or their respective agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Loan Documents or to constitute a waiver of any Event of Default.
9.04    Application of Funds. After the exercise of remedies provided for in Section 9.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 9.02), any amounts received on account of the Obligations shall, subject to the provisions of Sections 2.19 and 2.20, be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;
Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuers (including fees, charges and disbursements of counsel to the respective Lenders and L/C Issuers and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;
Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Obligations, ratably among the Lenders and the L/C Issuers in proportion to the respective amounts described in this clause Third payable to them;
Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, ratably among the Lenders and the L/C Issuers in proportion to the respective amounts described in this clause Fourth held by them;
Fifth, to the Administrative Agent for the account of the L/C Issuers, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Company pursuant to Sections 2.04 and 2.19; and
Last, the balance, if any, after all of the Obligations have been paid in full, to the Company or as otherwise required by Law.
Subject to Sections 2.04(c) and 2.19, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.
ARTICLE X.
ADMINISTRATIVE AGENT
10.01    Appointment and Authority.
(a)    Each Lender irrevocably appoints JPMorgan Chase Bank as the Administrative Agent and authorizes it to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent under this Agreement and the other Loan Documents, together with all such actions and powers that are reasonably incidental thereto. The Administrative Agent may perform any of its duties hereunder or under the other Loan Documents by or through any one or more sub-agents or attorneys-in-fact appointed by the Administrative Agent. The Administrative Agent and any such sub-agent or attorney-in-fact may perform any and all of its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions set forth in this Article shall apply to any such sub-agent, attorney-in-fact or Related Party and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent.

(b)    Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith until such time and except for so long as the Administrative Agent may agree at the request of the Required Lenders to act for such L/C Issuer with respect thereto; provided that each L/C Issuer shall have all the benefits and immunities (i) provided to the Administrative Agent in this Article with respect to any acts taken or omissions suffered by any L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term “Administrative Agent” as used in this Article included such L/C Issuer with respect to such acts or omissions and (ii) as additionally provided in this Agreement with respect to any L/C Issuer.
10.02    Rights as a Lender. The bank serving as the Administrative Agent shall have the same rights and powers under this Agreement and any other Loan Document in its capacity as a Lender as any other Lender and may exercise or refrain from exercising the same as though it were not the Administrative Agent; and the terms “Lenders”, “Required Lenders” or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity. The bank acting as the Administrative Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Company or any Subsidiary or Affiliate of the Company as if it were not the Administrative Agent hereunder.
10.03    Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:
(a)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(b)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including, for the avoidance of doubt, any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and
(c)    shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any of the Borrowers or any of their respective Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
If the Administrative Agent shall request instructions from the Required Lenders with respect to any action or actions (including the failure to act) in connection with this Agreement, the Administrative Agent shall be entitled to refrain from such act or taking such act unless and until it shall have received instructions from such Lenders, and the Administrative Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders where required by the terms of this Agreement.
The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
10.04    Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, posting or other distribution) believed by it to be genuine and to have been signed, sent or made by the proper Person. The Administrative Agent may also rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (including counsel for the Company), independent public accountants and other experts selected by it and shall not be liable for any action taken or not taken by it in accordance with the advice of such counsel, accountants or experts.
10.05    Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non appealable judgment that the Administrative Agent acted with gross negligence, bad faith or willful misconduct in the selection of such sub-agents.
10.06    Replacement of Administrative Agent.
(a)    The Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Company. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent which shall be a commercial bank organized under the laws of the United States or any state thereof or a bank which maintains an office in the United States, subject to approval by the Company provided that no Event of Default under clauses (a), (b), (i), (j) or (k) of Section 9.01 shall exist at such time. If no successor Administrative Agent shall have been so appointed, and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a commercial bank organized under the laws of the United States or any state thereof or a bank which maintains an office in the United States.

(b)    Upon the acceptance of its appointment as the Administrative Agent hereunder by a successor, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. If, within 45 days after written notice is given of the retiring Administrative Agent’s resignation under this Section, no successor Administrative Agent shall have been appointed and shall have accepted such appointment, then on such 45th day (i) the retiring Administrative Agent’s resignation shall become effective, (ii) the retiring Administrative Agent shall thereupon be discharged from its duties and obligations under the Loan Documents and (iii) the Required Lenders shall thereafter perform all duties of the retiring Administrative Agent under the Loan Documents until such time as the Required Lenders appoint a successor Administrative Agent as provided above. After any retiring Administrative Agent’s resignation hereunder, the provisions of this Article shall continue in effect for the benefit of such retiring or removed Administrative Agent and its representatives and agents in respect of any actions taken or not taken by any of them while it was serving as the Administrative Agent.
(c)    In addition to the foregoing, if a Lender becomes, and during the period it remains, a Defaulting Lender, and if any Default has arisen from a failure of the Company to comply with Section 2.19(a), then the applicable L/C Issuer and the Swing Line Lender may, upon prior written notice to the Company and the Administrative Agent, resign as L/C Issuer or as Swing Line Lender, as the case may be, effective at the close of business Charlotte, North Carolina time on a date specified in such notice (which date may not be less than five (5) Business Days after the date of such notice).
(d)    If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Company and such Person remove such Person as Administrative Agent and, in consultation with the Company, and, so long as no Event of Default under clauses (a), (b), (i), (j) or (k) of Section 9.01 shall then exist, with the prior consent of the Company, appoint a successor which shall be a commercial bank organized under the laws of the United States or any state thereof or a bank which maintains an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders), then such removal shall nonetheless become effective in accordance with such notice on such date.
10.07    Non-Reliance on Administrative Agent and Other Lenders. Each of the Lenders, the Swing Line Lender and each L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent, any L/C Issuer or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each of the Lenders, the Swing Line Lender and each L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent, any L/C Issuer or any other Lender and based on such documents and information as it has deemed appropriate, continue to make its own decisions in taking or not taking any action under or based on this Agreement, any related agreement or any document furnished hereunder or thereunder.
10.08    No Other Duties, Etc. The Administrative Agent shall not have any duties or obligations except those expressly set forth in this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or an Event of

Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except those discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.01), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Subsidiaries that is communicated to or obtained by the Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it, its sub-agents or its attorneys-in-fact with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.01) or in the absence of its own gross negligence, bad faith or willful misconduct. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents or attorneys-in-fact selected by it with reasonable care. The Administrative Agent shall not be deemed to have knowledge of any Default or Event of Default unless and until written notice thereof (which notice shall include an express reference to such event being a “Default” or “Event of Default” hereunder) is given to the Administrative Agent by any Borrower or any Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements, or other terms and conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent. The Administrative Agent may consult with legal counsel (including counsel for the Company) concerning all matters pertaining to such duties.
10.09    Administrative Agent May File Proofs of Claim.
(a)    In case of the pendency of any receivership, insolvency, examinership, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Borrower or any guarantor of the Guaranteed Obligations, the Administrative Agent (irrespective of whether the principal of any Loan or any Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(i)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, any L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, any L/C Issuer and the Administrative Agent and its agents and counsel and all other amounts due the

Lenders, any L/C Issuer and the Administrative Agent under Sections 2.04(i) and (j), 2.11 and 12.04) allowed in such judicial proceeding; and
(ii)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same.
(b)    any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each L/C Issuer to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuers, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.11 and 12.04.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
10.10    Arrangers; Co-Syndication Agents. Each Lender hereby designates each of JPMorgan Chase Bank, BofA Securities, Mizuho Bank, Ltd., Truist Securities and WFS as Arrangers and each of JPMorgan Chase Bank, Bank of America, N.A., Mizuho Bank, Ltd., Truist Bank and Wells Fargo Bank, N.A. as Co-Syndication Agents and agrees that the Arrangers and Co-Syndication Agents shall have no duties or obligations under any Loan Documents to any Lender, any Borrower or any guarantor of the Guaranteed Obligations.
10.11    Acknowledgment of Lenders.
(a)    Each Lender and L/C Issuer hereby agrees that (x) if the Administrative Agent notifies such Lender or L/C Issuer, as applicable, that the Administrative Agent has determined in its sole discretion that any funds received by such Lender or L/C Issuer, as applicable, from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender or L/C Issuer, as applicable (whether or not known to such Lender or L/C Issuer, as applicable), and demands the return of such Payment (or a portion thereof), such Lender or L/C Issuer, as applicable, shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender or L/C Issuer, as applicable, to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender or L/C Issuer, as applicable, shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender or L/C Issuer, as applicable, under this Section 10.11 shall be conclusive, absent manifest error.

(b)    Each Lender and L/C Issuer hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment.  Each Lender and L/C Issuer agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender or L/C Issuer, as applicable, shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender or L/C Issuer, as applicable, to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.
(c)    Each Borrower hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender or L/C Issuer, as applicable, that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender or L/C Issuer, as applicable, with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by any Borrower.
Each party’s obligations under this Section 10.11 shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender or an L/C Issuer, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.

ARTICLE XI.
GUARANTY OF THE COMPANY
11.01    Guaranty of Payment. Subject to Section 11.07 below, the Company hereby unconditionally (a) guarantees to each Lender and the Administrative Agent the prompt payment of the Guaranteed Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) and (b) undertakes to each Lender and the Administrative Agent that if an Ipso Facto Event occurs and is continuing in relation to an Australian Borrower, then immediately on demand by the Administrative Agent the Company shall (i) pay an amount equal to the unpaid principal amount of all outstanding Loans made to that Australian Borrower, accrued interest on such Loans and other amounts referred to in Section 9.02 which would be payable by such Australian Borrower and/or (ii) Cash Collateralize the L/C Obligations of that Australian Borrower (in an amount equal to the then Outstanding Amount thereof). This guaranty is a guaranty of payment and not solely of collection and is a continuing guaranty and shall apply to all Guaranteed Obligations whenever arising.
11.02    Obligations Unconditional; Waivers. The obligations of the Company hereunder are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of this Agreement, or any other agreement or instrument referred to herein, to the fullest extent permitted by applicable Law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor. The Company agrees that this guaranty may be enforced by the Lenders without the necessity at any time of having recourse to the Notes, this Agreement or any other Loan Document or any collateral, if any, hereafter securing the Guaranteed Obligations or otherwise and the Company hereby waives the right to require the Lenders to proceed against a Designated Borrower or any other Person (including a co-guarantor) or to require the Lenders to pursue any other remedy or enforce any other right. In this connection, the Company hereby waives the right of the Company to require any holder of the Guaranteed Obligations to take action against a Designated Borrower as provided in Official Code of Georgia Annotated §10-7-24. The Company further agrees that it shall have no right of subrogation, indemnity, reimbursement or contribution against a Designated Borrower or any other guarantor of the Guaranteed Obligations for amounts paid under this guaranty until such time as the Lenders have been paid in full, all commitments under this Agreement have been terminated and no Person or Governmental Authority shall have any right to request any return or reimbursement of funds from the Lenders in connection with monies received under this Agreement. The Company further agrees that nothing contained herein shall prevent the Lenders from suing on the Notes, this Agreement or any other Loan Document or foreclosing its security interest in or Lien on any collateral, if any, securing the Guaranteed Obligations or from exercising any other rights available to it under this Agreement, the Notes, or any other instrument of security, if any, and the exercise of any of the aforesaid rights and the completion of any foreclosure proceedings shall not constitute a discharge of any of the Company’s obligations hereunder; it being the purpose and intent of the Company that its obligations hereunder shall be absolute, independent and unconditional under any and all circumstances. Neither the Company’s obligations under this guaranty nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release or limitation of the liability of a Designated Borrower or by reason of the bankruptcy or insolvency of such Designated Borrower. The Company waives any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance of by the Administrative Agent or any Lender upon this guaranty or acceptance of this guaranty. The Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this guaranty. All dealings between the Designated Borrowers and the Company, on the one hand, and the Administrative Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this guaranty.
11.03    Modifications. The Company agrees that (a) all or any part of the security which hereafter may be held for the Guaranteed Obligations, if any, may be exchanged, compromised or surrendered from time to time; (b) the Lenders shall not have any obligation to protect, perfect, secure or insure any such security interests, liens or encumbrances which hereafter may be held, if any, for the Guaranteed Obligations or the properties subject thereto; (c) the time or place of payment of the Guaranteed Obligations may be changed or extended, in whole or in part, to a time certain or otherwise, and may be renewed or accelerated, in whole or in part; (d) a Designated Borrower and any other party liable for payment under this Agreement may be granted indulgences generally; (e) any of the provisions of the Notes, this Agreement or any other Loan Document may be modified, amended or waived; (f) any party (including any co-guarantor) liable for the payment thereof may be granted indulgences or be released; and (g) any deposit balance for the credit of a Designated Borrower or any other party liable for the payment of the Guaranteed Obligations or liable upon any security therefor may be released, in whole or in part, at, before or after the stated, extended or accelerated maturity of the Guaranteed Obligations, all without notice to or further assent by the Company in its capacity as a guarantor under this Article XI, which shall remain bound thereon, notwithstanding any such exchange, compromise, surrender, extension, renewal, acceleration, modification, indulgence or release.

11.04    Additional Waiver of Rights. The Company expressly waives to the fullest extent permitted by applicable Law: (a) notice of acceptance of this guaranty by the Lenders and of all Extensions of Credit to a Designated Borrower by the Lenders; (b) presentment and demand for payment or performance of any of the Guaranteed Obligations; (c) protest and notice of dishonor or of default (except as specifically required in this Agreement) with respect to the Guaranteed Obligations or with respect to any security therefor; (d) notice of the Lenders obtaining, amending, substituting for, releasing, waiving or modifying any Lien, if any, hereafter securing the Guaranteed Obligations, or the Lenders’ subordinating, compromising, discharging or releasing such Liens, if any; (e) all other notices to which the Company might otherwise be entitled in connection with the guaranty evidenced by this Article XI; and (f) demand for payment under this guaranty. Furthermore, the Company, to the fullest extent permitted by law, hereby waives any other act or thing, or omission or delay to do any other act or thing, which in any manner or to any extent might vary the risk of the Company with respect to the Guaranteed Obligations or which otherwise might operate to discharge the Company from its obligations in respect of the Guaranteed Obligations.
11.05    Reinstatement. The obligations of the Company under this Article XI shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Company agrees that it will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.
11.06    Remedies. The Company agrees that, as between the Company, on the one hand, and the Administrative Agent and the Lenders, on the other hand, the Guaranteed Obligations may be declared to be forthwith due and payable as provided in Section 9.02 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 9.02 with respect to the occurrence of an Event of Default specified in Section 9.01(i), (j) or (k) with respect to any Borrower) notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing such Guaranteed Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or such Guaranteed Obligations being deemed to have become automatically due and payable), such Guaranteed Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Company.
11.07    Limitation of Guaranty. Notwithstanding any provision to the contrary contained herein, to the extent the obligations of the Company shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state, provincial, territorial or federal law relating to fraudulent conveyances or transfers) then the obligations of the Company hereunder shall be limited to the maximum amount that is permissible under Applicable Law (whether federal or state, provincial or territorial, and including, without limitation, the Federal Bankruptcy Code (as now or hereinafter in effect)).
ARTICLE XII.
MISCELLANEOUS
12.01    Amendments, Etc. Except as provided in Section 2.18 with respect to Incremental Amendments and unless expressly stated otherwise herein, no amendment or waiver of any provision of this Agreement or any other Loan Document (other than the Fee Letters), and no consent to any departure by any Borrower therefrom, shall be effective unless in writing signed by the Required Lenders and such Borrower, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no such amendment, waiver or consent shall:
(a)    extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 9.02) without the written consent of such Lender;
(b)    postpone any date fixed by this Agreement or any other Loan Document for any payment or mandatory prepayment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby (subject to an extension of the Maturity Date in accordance with Section 2.17);
(c)    reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of a Borrower to pay interest or Letter of Credit Fees at the Default Rate;
(d)    change Section 9.04 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;
(e)    amend Section 1.06 or the definition of “Alternative Currency” (subject to Section 1.06) without the written consent of each Revolving Lender;
(f)    change any provision of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender directly affected thereby; provided that, with the consent of the Required Lenders, the provisions of this paragraph and the definition of the term “Required Lenders” may be amended to include references to any new class of loans created under this Agreement (or to lenders extending such loans); or
(g)    release the Company from its guaranty hereunder without the written consent of each Lender;
and provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the applicable L/C Issuer in addition to the Lenders required above, affect the rights or duties of such L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; and (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended nor amounts owed to such Lender reduced or the final maturity thereof extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.
Notwithstanding anything to the contrary herein, the Administrative Agent may, with the consent of the Company only, amend, modify or supplement this Agreement or any of the other Loan Documents (1) to cure any ambiguity, omission, mistake, defect or inconsistency so long as, in each case, the Lenders shall have received at least five (5) Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five (5) Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment, (2) to add provisions reasonably deemed necessary or desirable by the Administrative Agent and the Borrower in connection with statutory or other applicable Law of any relevant jurisdiction in connection with the designation of any additional Designated Borrowers after the Closing Date, (3) modify or add provisions reasonably deemed necessary or desirable by the Administrative Agent in connection with Sections 2.17 and 2.18 and (4) any Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.
Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Company (i) to add one or more additional credit facilities to this Agreement, to permit the extensions of credit from time to time outstanding hereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Loans and the accrued interest and fees in respect thereof and to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and (ii) to change, modify or alter Section 2.15 or any other provision hereof relating to pro rata sharing of payments among the Lenders to the extent necessary to effectuate any of the amendments (or amendments and restatements) deemed necessary or desirable by the Administrative Agent and the Company in connection with Sections 2.17 and 2.18.

12.02    Notices; Effectiveness; Electronic Communication.
(a)    Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in clause (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)    if to a Borrower, the Administrative Agent, an L/C Issuer or the Swing Line Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 12.02; and
(ii)    if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its

Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to a Borrower).
Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All such notices and other communications shall be effective upon actual receipt by the relevant Person or, if delivered by overnight courier service, upon the first Business Day after the date deposited with such courier service for overnight (next-day) delivery or, if sent by telecopy, upon transmittal in legible form by facsimile machine or, if mailed, upon the third Business Day after the date deposited into the mail or, if delivered by hand, upon delivery; provided that notices delivered to the Administrative Agent, an L/C Issuer or the Swing Line Lender shall not be effective until actually received by such Person at its address specified in this Section.
(iii)    Any agreement of the Administrative Agent, any L/C Issuer or any Lender herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Company. The Administrative Agent, each L/C Issuer and each Lender shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Company to give such notice and the Administrative Agent, the L/C Issuers and the Lenders shall not have any liability to the Company or other Person on account of any action taken or not taken by the Administrative Agent, any L/C Issuer or any Lender in reliance upon such telephonic or facsimile notice. The obligation of the Borrowers to repay the Loans and all other Obligations hereunder shall not be affected in any way or to any extent by any failure of the Administrative Agent, any L/C Issuer or any Lender to receive written confirmation of any telephonic or facsimile notice or the receipt by the Administrative Agent, any L/C Issuer or any Lender of a confirmation which is at variance with the terms understood by the Administrative Agent, such L/C Issuer and such Lender to be contained in any such telephonic or facsimile notice.
(b)    Electronic Communications.
(i)    Notices and other communications to the Lenders and the L/C Issuers hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or any L/C Issuer pursuant to Article II unless such Lender, such L/C Issuer, as applicable, and the Administrative Agent have agreed to receive notices under any Section thereof by electronic communication and have agreed to the procedures governing such communications. The Administrative Agent or the Borrowers may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
(ii)    Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
12.03    No Waiver; Cumulative Remedies; Enforcement. No failure or delay by the Administrative Agent, any L/C Issuer or any Lender in exercising any right or power hereunder or under any other Loan Document, and no course of dealing between the Borrowers and the Administrative Agent or any Lender, shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power hereunder or thereunder. The rights and remedies of the Administrative Agent, the L/C Issuers and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies provided by law. No waiver of any provision of this Agreement or of any other Loan Document or consent to any departure by the Borrowers therefrom shall in any event be effective unless the same shall be permitted by Section 12.01, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or the issuance of a Letter of Credit shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent, any Lender or any L/C Issuer may have had notice or knowledge of such Default or Event of Default at the time.
Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against any Borrower shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 9.02 for the benefit of all the Lenders and the L/C Issuers; provided that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any L/C Issuer or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 12.08 (subject to the terms of Section 2.15), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Borrower under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.15, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.
12.04    Expenses; Indemnity; Damage Waiver and Limitation of Liability.
(a)    Costs and Expenses.     The Company shall pay (i) all reasonable and documented out-of-pocket expenses actually incurred by the Administrative Agent and Arrangers and their respective Affiliates (including the reasonable and documented fees, charges and disbursements of one external counsel for the Administrative Agent and the Lenders, as a whole), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated); provided that notwithstanding the foregoing set forth in this clause (i), with respect to the fees and disbursements of counsel for the

Administrative Agent and the Arrangers incurred prior to the Closing Date, the Borrowers shall only be obligated to pay the fees and disbursements of Simpson Thacher & Bartlett LLP, as counsel to the Administrative Agent, (ii) all reasonable and documented out-of-pocket expenses incurred by any L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all documented out-of-pocket expenses actually incurred by the Administrative Agent, any Lender or any L/C Issuer (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or any L/C Issuer) (but limited to a single U.S. counsel, if reasonably necessary, a single regulatory counsel in each relevant regulatory field, and, if reasonably necessary, a single local counsel in each other relevant jurisdiction (which may be a single local counsel acting in multiple jurisdictions), in each case, for the Administrative Agent or the Lenders, taken as a whole and, in the case of an actual or perceived conflict of interest, where the party affected by such conflict informs the Borrowers of such conflict and thereafter retains its own counsel, of another firm of U.S. counsel, if reasonably necessary, one regulatory counsel in each relevant regulatory field, and one local counsel in each other relevant jurisdiction (which may include a single local counsel acting in multiple jurisdictions) for each such affected Person), in connection with the enforcement or protection of its rights and remedies (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such reasonable and documented out-of-pocket expenses actually incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
(b)    Indemnification by the Company. The Company shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and each L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and reimburse each Indemnitee for, any and all actual losses, claims, damages, liabilities and related reasonable and documented expenses (including the reasonable, documented and actual fees, charges and disbursements of any counsel for any Indemnitee) (but limited to a single U.S. counsel, if reasonably necessary, a single regulatory counsel in each relevant regulatory field, and, if reasonably necessary, a single local counsel in each other relevant jurisdiction (which may be a single local counsel acting in multiple jurisdictions), in each case, for the Indemnitees, taken as a whole and, in the case of an actual or perceived conflict of interest, where the Indemnitee affected by such conflict informs the Borrowers of such conflict and thereafter retains its own counsel, of another firm of U.S. counsel, if reasonably necessary, one regulatory counsel in each relevant regulatory field and one local counsel in each other relevant jurisdiction (which may include a single local counsel acting in multiple jurisdictions) for each group of similarly affected Indemnitees) (“Losses”) incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Company or any other Borrower arising out of, in connection with, or as a result of (i) this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Borrower or any of its Subsidiaries, or any Environmental

Liability related in any way to any Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, and to reimburse each Indemnitee upon demand for any reasonable legal or other reasonable expenses incurred in connection with investigating or defending any of the foregoing, whether or not such Indemnitee is a party to any such proceeding; provided that the Company shall not be liable to an Indemnitee pursuant to this indemnity for any Losses to the extent that a court having competent jurisdiction shall have determined by a final judgment (not subject to further appeal) that such Loss resulted from (i) the gross negligence, bad faith or willful misconduct of such Indemnitee, (ii) material breach in bad faith of the obligations hereunder by such Indemnitee, as determined by a court of competent jurisdiction in final and non-appealable decision, (iii) suits solely amongst Indemnitees (other than (x) any claims against the Administrative Agent, any Arranger, joint lead arranger, joint bookrunner, co-syndication agent, or any similar role hereunder unless such claim would otherwise be excluded pursuant to clause (i) above and (y) claims arising out of any act or omission of any Borrower or any of their respective Subsidiaries) or (iv) any settlement entered into by such Indemnitee without the Borrowers’ written consent (not to be unreasonably withheld, conditioned or delayed). The Company shall not, without the prior written consent of any Indemnitee, effect any settlement of any pending or threatened proceeding in respect of which such Indemnitee is a party and indemnity has been sought hereunder by such Indemnitee, unless such settlement includes an unconditional release of such Indemnitee from all liability on claims that are the subject matter of such indemnity and does not require any admission of wrong doing on the part of such Indemnitee. No Indemnitee shall be responsible or liable for any damages arising from the use by others of the Borrower Materials or other materials obtained through electronic, telecommunications or other information transmission systems, in each case, except to the extent any such damages are found in a final non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence, bad faith or willful misconduct of, or material breach of this Agreement by, such Indemnitee. Without limiting the provisions of Section 3.01, this Section 12.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim. No Person shall be responsible or liable for any special, indirect, punitive, exemplary or consequential damages that may be alleged as a result of this Agreement, the use of proceeds or any related transaction provided that, nothing contained in this sentence shall limit the indemnification and reimbursement obligations to the extent expressly set forth herein.
(c)    Reimbursement by Lenders. To the extent that the Company for any reason fails to pay any amount required under clause (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), any L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such L/C Issuer or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Outstandings at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lenders’ Applicable Revolving Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or such L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or L/C Issuer in connection with such capacity. The obligations of the Lenders under this clause (c) are subject to the provisions of Section 2.13(d).
(d)    Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, no party hereto shall assert, and each party hereto hereby waives, and acknowledges that no other Person shall have, any claim against the Administrative Agent (and any sub-agent thereof) and each Lender or any Related Party of any of the foregoing (each such Person being called a “Lender Related Person”), on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Lender Related Person nor any other party hereto shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Lender Related Person through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence, bad faith or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction. Nothing is this clause (d) shall be deemed to limit in any way the Company’s obligations under Section 3.05.
(e)    Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.
(f)    Survival. The agreements in this Section and the indemnity provisions of Section 12.02(a)(iii) shall survive the resignation of the Administrative Agent, any L/C Issuer and the Swing Line Lender, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.
12.05    Payments Set Aside. To the extent that any payment by or on behalf of any Borrower is made to the Administrative Agent, any L/C Issuer or any Lender, or the Administrative Agent, any L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, such L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and each L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment. The obligations of the Lenders and the L/C Issuers under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

12.06    Successors and Assigns.
(a)    Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder except as permitted in Sections 8.04 and 8.05 without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of clause (b) of this Section, (ii) by way of participation in accordance with the provisions of clause (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of clause (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in clause (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuers and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this clause (b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i)    Minimum Amounts.
(A)    in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B)    in any case not described in clause (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $10,000,000 (or its equivalent in another currency) unless each of the Administrative Agent and, so long as no Event of Default specified in Section 9.01(a), (b), (i) or (j) has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed); provided that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.
(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that (x) this clause (ii) shall not apply to rights in respect of Bid Loans or the Swing Line Lender’s rights and obligations in respect of Swing Line Loans and (y) this subsection (b)(ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Commitments on a non-pro rata basis;
(iii)    Required Consents. No consent shall be required for any assignment except to the extent required by clause (b)(i)(B) of this Section and, in addition:
(A)    the consent of the Company (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default specified in Section 9.01(a), (b), (i) or (j) has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof;
(B)    the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender;
(C)    the consent of the applicable L/C Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding); and
(D)    the consent of the Swing Line Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment.
(iv)    Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
(v)    No Assignment to Certain Persons. No such assignment shall be made (A) to the Company or any Company’s Affiliates or Subsidiaries, or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural person.
(vi)    Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Company and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Revolving Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to clause (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 12.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, the applicable Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (d) of this Section.
(c)    Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrowers (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(d)    Participations. Any Lender may at any time, without the consent of, or notice to, any Borrower or the Administrative Agent, sell participations to any Person (other than a natural person, a Defaulting Lender or the Company or any of the Company’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Lenders and the L/C Issuers shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 12.04(c) without regard to the existence of any participation.
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 12.01 that affects such Participant. Subject to clause (e) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section (it being understood that the documentation required under Section 3.01(g) shall be delivered to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 3.06 and 12.13 as if it were an assignee under paragraph (b) of this Section and (B) shall not be entitled to receive any greater payment under Section 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Company’s request and expense, to use reasonable efforts to cooperate with the Company to effectuate the provisions of Section 3.06 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.14 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the applicable Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(e)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(f)    Resignation as L/C Issuer or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time JPMorgan Chase Bank assigns all of its Commitment and Loans pursuant to clause (b) above, JPMorgan Chase Bank may, (i) upon 30 days’ notice to the Company and the Lenders, resign as L/C Issuer and/or (ii) upon 30 days’ notice to the Company, resign as Swing

Line Lender. In the event of any such resignation as L/C Issuer or Swing Line Lender, the Company shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided that no failure by the Company to appoint any such successor shall affect the resignation of JPMorgan Chase Bank as L/C Issuer or Swing Line Lender, as the case may be. If JPMorgan Chase Bank resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make ABR Revolving Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.04(c)). If JPMorgan Chase Bank resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make ABR Revolving Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.05(c). Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements reasonably satisfactory to JPMorgan Chase Bank to effectively assume the obligations of JPMorgan Chase Bank with respect to such Letters of Credit.
12.07    Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Lenders and the L/C Issuers agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties who are engaged in evaluating, approving, structuring or administering this Agreement and the transactions contemplated hereby (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.18(c) or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to a Borrower and its obligations, this Agreement or payments hereunder, (g) on a confidential basis to (i) any rating agency in connection with rating the applicable Borrower or its Subsidiaries or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (h) with the consent of the Company or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, any L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Company. For purposes of this Section, “Information” means all information received from any Borrower or any Subsidiary relating to such Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or any L/C Issuer on a nonconfidential basis prior to disclosure by any Borrower or any Subsidiary thereof.

Each of the Administrative Agent, the Lenders and the L/C Issuers acknowledges that (a) the Information may include material non-public information concerning the Company or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.
12.08    Right of Setoff. In addition to any rights now or hereafter granted under applicable Law and not by way of limitation of any such rights, each Lender and each L/C Issuer shall have the right, at any time or from time to time upon the occurrence and during the continuance of an Event of Default, without prior notice to any Borrower, any such notice being expressly waived by the Borrowers to the extent permitted by applicable law, to set off and apply against all deposits (general or special, time or demand, provisional or final) of any Borrower at any time held or other obligations at any time owing by such Lender and such L/C Issuer to or for the credit or the account of any Borrower against any and all Obligations held by such Lender or such L/C Issuer, as the case may be, irrespective of whether such Lender or such L/C Issuer shall have made demand hereunder and although such Obligations may be unmatured; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.20 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C Issuers, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. Each Lender and each L/C Issuer agrees promptly to notify the Administrative Agent and the Company after any such set-off and any application made by such Lender or such L/C Issuer, as the case may be; provided that the failure to give such notice shall not affect the validity of such set-off and application. Each Lender and each L/C Issuer agrees to apply all amounts collected from any such set-off to the Obligations before applying such amounts to any other Debt or other obligations owed by the Borrowers to such Lender or such L/C Issuer.
12.09    Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which may be treated as interest on such Loan under applicable law (collectively, the “Charges”), shall exceed the maximum lawful rate of interest (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by a Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate to the date of repayment (to the extent permitted by applicable law), shall have been received by such Lender.
12.10    Counterparts; Integration; Effectiveness. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Agreement, the Fee Letters, the other Loan Documents, and any separate letter agreements relating to any fees payable to the Administrative Agent and its Affiliates constitute the entire agreement among the parties hereto and thereto and their affiliates regarding the subject matters hereof and thereof and supersede all prior agreements and understandings, oral or written, regarding such subject matters. Delivery of an executed counterpart to this Agreement or any other Loan Document by facsimile transmission or by electronic mail in pdf format shall be as effective as delivery of a manually executed counterpart hereof.
12.11    Survival of Representations and Warranties. All covenants, agreements, representations and warranties made by the Borrowers herein and in the certificates, reports, notices or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any L/C Issuer or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 3.01, 3.04, 3.05, and 12.04 and Article X shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.
12.12    Severability. Any provision of this Agreement or any other Loan Document held to be illegal, invalid or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without affecting the legality, validity or enforceability of the remaining provisions hereof or thereof; and the illegality, invalidity or unenforceability of a particular provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
12.13    Replacement of Lenders. If any Lender requests compensation under Section 3.04, requests additional interest under Section 3.08, does not consent to a proposed amendment, modification, termination or waiver of any provision of this Agreement or any other Loan Document (a “Loan Modification”) requested by the Company, which Loan Modification is approved by at least the Required Lenders or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender is a Defaulting Lender, or if any Lender delivers a notice under Section 2.16(c), or if any other circumstance exists hereunder that gives the Company the right to replace a Lender as a party hereto, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 12.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:
(a)    the Company shall have paid (or caused a Designated Borrower to pay) to the Administrative Agent the assignment fee specified in Section 12.06(b);
(b)    such Lender shall have received payment of an amount equal to 100% of the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company or applicable Designated Borrower (in the case of all other amounts);

(c)    in the case of any such assignment resulting from a claim for compensation under Section 3.04, a claim for additional interest under Section 3.08 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and
(d)    such assignment does not conflict with applicable Laws.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.
12.14    Governing Law; Jurisdiction; Etc.
(a)    This Agreement, the Notes and the other Loan Documents, unless otherwise expressly set forth therein, shall be governed by, construed and enforced in accordance with the laws of the State of New York, without giving effect to the conflict of law principles thereof.
(b)    (b)    Each of the parties hereto hereby irrevocably consents to the exclusive jurisdiction of the United States District Court for the Southern District of New York sitting in New York County, Borough of Manhattan (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in New York County, Borough of Manhattan), and of any appellate court from any thereof, in any action, claim or other proceeding arising out of any dispute in connection with this Agreement, the Notes and the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may (and any such claims, cross-claims or third party claims brought against the Administrative Agent or any of its Related Parties may only) be heard and determined in such Federal (to the extent permitted by law) or New York State court. Each of the parties hereto hereby irrevocably consents to the service of a summons and complaint and other process in any action, claim or proceeding brought by any other party hereto in connection with this Agreement, the Notes or the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations, on behalf of itself or its property, in the manner specified in Section 12.02. Each Designated Borrower hereby appoints the Company as its agent in the United States for service of process. Nothing in this Section 12.14 shall affect the right of any of the parties hereto to serve legal process in any other manner permitted by Applicable Law or affect the right of the Administrative Agent, any L/C Issuer or any Lender to bring any action or proceeding against any Borrower or its properties in the courts of any other jurisdictions.
12.15    Waiver of Jury Trial. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND

THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
12.16    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of the Borrowers acknowledges and agrees and acknowledges its Affiliates’ understanding that (i) (A) the services regarding this Agreement provided by the Administrative Agent and/or the Lenders are arm’s-length commercial transactions between the Borrowers and their respective Affiliates, on the one hand, and the Administrative Agent and the Lenders, on the other hand, (B) each of the Borrowers have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate, and (C) each of the Borrowers is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Administrative Agent and the Lenders is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for any of the Borrowers or any of their respective Affiliates, or any other Person, and (B) neither the Administrative Agent nor any Lender has any obligation to any Borrower or any of their Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrowers and their respective Affiliates, and each of the Administrative Agent and the Lenders has no obligation to disclose any of such interests to the Borrowers or any of their respective Affiliates. To the fullest extent permitted by law, each of the Borrowers hereby waives, releases and agrees not to assert any claims that it may have against the Administrative Agent or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
12.17    Electronic Execution of Assignments and Certain Other Documents. Delivery of an executed counterpart of a signature page of (a) this Agreement, (b) any other Loan Document and/or (c) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 12.02), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrower without further verification thereof and without any obligation to review the appearance or form of any such Electronic signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Borrower hereby (a) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders and the Borrower, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (B) the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (C) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (D) waives any claim against any Lender-Related Person for any Losses arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any Losses arising as a result of the failure of the Borrower to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.
12.18    USA PATRIOT Act. The Administrative Agent and each Lender hereby notifies the Borrowers that, pursuant to the requirements of the Patriot Act and Canadian Anti-Terrorism Laws, it is required to obtain, verify and record information that identifies each Borrower, which information includes the name and address of such Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Borrower in accordance with the Patriot Act and Canadian Anti-Terrorism Laws.
12.19    Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from any Borrower in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to such Borrower (or to any other Person who may be entitled thereto under applicable law).

12.20    Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)     the application of any Write-Down and Conversion Powers by an the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)    the effects of any Bail-in Action on any such liability, including, if applicable (i) a reduction in full or in part or cancellation of any such liability, (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document or (iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
12.21    Certain ERISA Matters.
(a)    Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, each Arranger and their respective Affiliates and not, for the avoidance of doubt, to or for the benefit of any Borrower, that at least one of the following is and will be true:
(i)    such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,
(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,
(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of

PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or
(iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)    In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, each Arranger and their respective Affiliates and not, for the avoidance of doubt, to or for the benefit of any Borrower, that none of the Administrative Agent or any Arranger is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent or any Arranger under this Agreement, and Loan Document or any documents related hereto or thereto).
12.22    Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(a)     In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)    As used in this Section 12.22, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following:
(i)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b);
(ii)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b); or
(iii)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

12.23    Canadian Anti-Terrorism Laws.
(a)    The Borrowers acknowledge that, pursuant to Canadian Anti-Terrorism Laws, the Lenders and the Administrative Agent may be required to obtain, verify and record information regarding the Borrowers, their directors, authorized signing officers, direct or indirect shareholders or other Persons in control of the Borrowers, and the transactions contemplated hereby. The Borrowers shall promptly provide all such information, including supporting documentation and other evidence, as may be reasonably requested by any Lender or the Administrative Agent, or any prospective assignee or participant of a Lender or the Administrative Agent, in order to comply with any applicable Canadian Anti-Terrorism Laws, whether now or hereafter in existence.
(b)    Each of the Lenders agrees that the Administrative Agent has no obligation to ascertain the identity of the Borrowers or any authorized signatories of the Borrowers on behalf of any Lender, or to confirm the completeness or accuracy of any information it obtains from the Borrowers or any such authorized signatory in doing so.
12.24    Code of Banking Practice. The parties agree that the Banking Code of Practice (Australia) does not apply to the Loan Documents and the transactions in connection with them.